Exhibit 10.4

[Execution]

REVOLVING CREDIT, SECURITY

AND GUARANTY AGREEMENT

FGI WORLDWIDE LLC

(AS LENDER AND AS AGENT)

WITH

ZIRCON CORPORATION

(AS BORROWER)

ZRCN INC.,

ZIRCON DE MEXICO, S.A. DE C.V.,

AND

ZIRCON CORPORATION LIMITED

(AS GUARANTORS)

May 31, 2024

i

V.	REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.		56
	5.1.	Existence and Power	56
	5.2.	Authority	56
	5.3.	Binding Effect	56
	5.4.	Equity Interests.	56
	5.5.	Business Operations and Other Information; Financial Condition	57
	5.6.	Litigation; No Violation of Governmental Orders or Laws	57
	5.7.	No Conflicts with Agreements, Compliance, Etc	58
	5.8.	Consents, Etc	58
	5.9.	Outstanding Indebtedness; Existing Investments	58
	5.10.	Title to Properties; Equipment and Other Property	59
	5.11.	Taxes	60
	5.12.	Disclosure	60
	5.13.	[Reserved].	60
	5.14.	Labor Matters	60
	5.15.	Environmental Matters	61
	5.16.	Margin Regulations	61
	5.17.	Pension and Benefit Plans	62
	5.18.	Security Interest in Collateral	63
	5.19.	Insurance	63
	5.20.	Possession of Franchises, Licenses, Etc	63
	5.21.	Intellectual Property	64
	5.22.	Use of Proceeds	65
	5.23.	Foreign Assets Control Regulations	65
	5.24.	Anti-Corruption Laws	65
	5.25.	Status under Certain Laws	65
	5.26.	Ranking of Obligations	65
	5.27.	Solvency	65
	5.28.	RICO	66
	5.29.	No Burdensome Restrictions	66
	5.30.	Broker’s or Finder’s Commissions; Financial Advisory Fees	66
	5.31.	Material Contracts and Other Agreements	66
VI.	AFFIRMATIVE COVENANTS WITH RESPECT TO OBLIGATIONS.		67
	6.1.	Payment of Principal and Interest	67
	6.2.	Payment of Obligations and Taxes	67
	6.3.	Maintenance of Existence; Compliance	67
	6.4.	Maintenance of Property; Insurance.	68
	6.5.	Books and Records	69
	6.6.	Environmental Laws.	69
	6.7.	Further Assurances	70
	6.8.	Future Guarantors; Additional Collateral; Further Assurances	70
	6.9.	Government Receivables	71
	6.10.	Sanctions and other Anti-Terrorism Laws; Anti-Corruption; Additional Information.	71

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VII.	NEGATIVE AND MAINTENANCE COVENANTS WITH RESPECT TO OBLIGATIONS.		72
	7.1.	Financial Covenants	72
	7.2.	Indebtedness	72
	7.3.	Liens	73
	7.4.	Mergers; Consolidations; Asset Sales	75
	7.5.	Dividends	76
	7.6.	Investments, Loans and Advances	76
	7.7.	Limitation on Modifications of Indebtedness; Modifications of Organizational Documents, etc	77
	7.8.	Transactions with Affiliates	78
	7.9.	Sale and Leasebacks	78
	7.10.	Fiscal Year	78
	7.11.	Negative Pledge Clauses	78
	7.12.	Limitation on Certain Restrictions on Subsidiaries	78
	7.13.	Payments in Respect of Certain Indebtedness	78
	7.14.	Business	79
	7.15.	Limitation on Accounting Changes	79
	7.16.	Limitation on Issuance of Equity Interests	79
	7.17.	Limitation on Subsidiaries	79
	7.18.	Inconsistent Agreements	79
	7.19.	Limitation on Collateral Location.	79
	7.20.	Sanctions and other Anti-Terrorism Laws; and Anti-Corruption Laws.	80
	7.21.	Permitted Activities of Parent	80
VIII.	CONDITIONS PRECEDENT.		80
	8.1.	Conditions to Initial Advances	80
	8.2.	Conditions to Each Advance	83
IX.	INFORMATION AS TO LOAN PARTIES.		84
	9.1.	Disclosure of Material Matters	84
	9.2.	Schedules	84
	9.3.	Environmental Reports	84
	9.4.	Litigation	85
	9.5.	Material Occurrences	85
	9.6.	Government Receivables	86
	9.7.	Annual Financial Statements	86
	9.8.	[Reserved]	86
	9.9.	Monthly Financial Statements	86
	9.10.	Other Reports	87
	9.11.	Additional Information	87
	9.12.	Projected Operating Budget	87
	9.13.	Variances From Operating Budget	87
	9.14.	Notice of Suits, Adverse Events	87
	9.15.	ERISA Notices	88
	9.16.	Additional Documents	88
	9.17.	Updates to Certain Schedules	88
	9.18.	Financial Disclosure	89

iii

X.	EVENTS OF DEFAULT.		89
	10.1.	Nonpayment	89
	10.2.	Breach of Representation	89
	10.3.	Financial Information; Inspections	89
	10.4.	Judicial Actions	89
	10.5.	Covenants	89
	10.6.	Judgments	90
	10.7.	Bankruptcy	90
	10.8.	Material Adverse Effect.	90
	10.9.	Lien Priority	90
	10.10.	Certain Actions	90
	10.11.	Cross Default	90
	10.12.	Change of Control	91
	10.13.	Invalidity	91
	10.14.	ERISA	91
XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		91
	11.1.	Rights and Remedies	91
	11.2.	Agent’s Discretion	92
	11.3.	Setoff	93
	11.4.	Rights and Remedies not Exclusive	93
	11.5.	Allocation of Payments After Event of Default	93
XII.	WAIVERS AND JUDICIAL PROCEEDINGS.		93
	12.1.	Waiver of Notice	93
	12.2.	Delay	94
	12.3.	Jury Waiver	94
XIII.	CLOSING DATE AND TERMINATION.		94
	13.1.	Term	94
	13.2.	Termination	95

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XIV.	REGARDING AGENT.		95
	14.1.	Appointment	95
	14.2.	Nature of Duties	96
	14.3.	Lack of Reliance on Agent	96
	14.4.	Resignation of Agent; Successor Agent	97
	14.5.	Certain Rights of Agent	97
	14.6.	Reliance	97
	14.7.	Notice of Default	97
	14.8.	Indemnification	98
	14.9.	Agent in its Individual Capacity	98
	14.10.	Delivery of Documents	98
	14.11.	Borrowers’ Undertaking to Agent	98
	14.12.	No Reliance on Agent’s Customer Identification Program	98
	14.13.	Other Agreements	99
XV.	CO-LOAN PARTY AGENCY.		99
	15.1.	Co-Loan Party Agency Provisions	99
	15.2.	Waiver of Subrogation	100
XVI.	MISCELLANEOUS.		100
	16.1.	Governing Law	100
	16.2.	Entire Understanding	101
	16.3.	Successors and Assigns; Participations; New Lenders	104
	16.4.	Application of Payments	107
	16.5.	Indemnity	107
	16.6.	Notice.	108
	16.7.	Survival	109
	16.8.	Severability	109
	16.9.	Expenses	110
	16.10.	Injunctive Relief	110
	16.11.	Consequential Damages	110
	16.12.	Captions	110
	16.13.	Counterparts; Facsimile Signatures	110
	16.14.	Construction	110
	16.15.	Confidentiality; Sharing Information	111
	16.16.	Currency Indemnity	112
	16.17.	Certifications From Banks and Participants; USA PATRIOT Act	112
	16.18.	Anti-Terrorism Laws	112
XVII.	GUARANTY.		113
	17.1.	Guaranty	113
	17.2.	Separate Obligation	113
	17.3.	Limitation of Guaranty	114
	17.4.	Liability of Guarantors	114
	17.5.	Consents of Guarantors	115
	17.6.	Guarantor’s Waivers. Each Guarantor waives and agrees not to assert	116
	17.7.	Financial Condition of Borrowers	116
	17.8.	Subrogation	117
	17.9.	Subordination	117
	17.10.	Continuing Guaranty	117
	17.11.	Reinstatement	118
	17.12.	Substantial Benefits	118

v

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(c)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1	Eligible Inventory Locations
Schedule 4.4	Ownership and Location of Collateral
Schedule 5.4	Equity Interests
Schedule 5.5	Material Disposition
Schedule 5.6(a)	Material Litigation
Schedule 5.6(c)	Commercial Tort Claims
Schedule 5.8	Consents
Schedule 5.9(a)	Existing Indebtedness
Schedule 5.9(b)	Existing Investments
Schedule 5.10	Title to Properties; Equipment and Other Property
Schedule 5.14	Labor Matters
Schedule 5.15	Environmental Matters
Schedule 5.19	Insurance
Schedule 5.21	Intellectual Property
Schedule 5.21(f)	Termination of License Agreements
Schedule 5.22	Use of Proceeds
Schedule 5.30	Fees
Schedule 5.31	Material Contracts
Schedule 6.12	Deposit, Securities and Investment Accounts
Schedule 7.1	Financing Statements
Schedule 7.2	Indebtedness
Schedule 7.3	Liens
Schedule 7.6	Investments
Schedule 7.8	Affiliate Transactions
Schedule 7.9	Sale Leaseback
Schedule 7.14	Description of Business

vi

REVOLVING CREDIT, SECURITY

AND

GUARANTY AGREEMENT

This REVOLVING Credit, Security AND GUARANTY Agreement, dated as of May 31, 2024, by and among (1) ZIRCON CORPORATION, a California corporation (“Zircon”; and together with any other Person who joins this agreement from time to time as a borrower, each a “Borrower” and collectively, the “Borrowers”), (2) ZRCN INC., a Delaware corporation (“Parent”), ZIRCON DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable (“Zircon MX”), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom (“Zircon UK”; and together with Parent, Zircon MX and each other Person joined hereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”); (3) the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”); and (4) FGI WORLDWIDE LLC, a Delaware limited liability company (“FGI”), as agent for Lenders (FGI, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Loan Parties, Lenders and Agent hereby agree as follows:

I. DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to the Loan Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. All leases of the Loan Parties that would be treated as operating leases for purposes of GAAP as in effect on December 31, 2018 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases for purposes of GAAP, notwithstanding any modifications or interpretive changes thereto that may occur thereafter (and, for the avoidance of doubt, GAAP for all purposes hereunder shall not give effect to ASU No. 2016-02 Leases (Topic 842) (or any other applicable financial accounting standard having a similar result or effect)).

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquisition” has the meaning assigned in Permitted Acquisition.

“Additional Tranche” means an additional amount of Revolving Commitment equal to $5,000,000.

“Advance” or “Advances” shall mean and include the Revolving Advances.

“Advance Rates” means, collectively, the Receivables Advance Rate, the Insured Receivables Advance Rate, the Inventory Advance Rate, and the Inventory NOLV Advance Rate, each as set forth in Section 2.1(a) hereof.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Affiliate Debt” means the Indebtedness of the Loan Parties owing to any Affiliate that is not a Loan Party, existing as of the date of this Agreement and listed on Schedule 5.9(a) hereto.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit, Security and Guaranty Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, Mexico’s General Law of Administrative Responsibilities (Ley General de Responsabilidades Administrativas), Mexico’s Federal Criminal Code (Código Penal Federal), and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which a Loan Party or any of its Subsidiaries conduct business.

2

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, province, territorial, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Asset Sale” means (a) any conveyance, sale, assignment, transfer, gift or other disposition (including by way of merger, amalgamation or consolidation and including any sale and leaseback transaction) of any Property (including Equity Interests of any Loan Party or any Subsidiary of a Loan Party) of a Loan Party to any Person other than another Domestic Loan Party, and (b) any issuance or sale by any Loan Party of its Equity Interests to any Person other than (1) to another Domestic Loan Party, or (2) to the extent permitted by Section 7.16. For the avoidance of doubt, with respect to the asset transfers described in Section 7.4(b), only clause (b)(ii) thereof shall be considered an “Asset Sale.”

“Bankruptcy Code” means (a) the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute, (b) Mexico’s Insolvency Law (Ley de Concursos Mercantiles) and (c) such other applicable rules, laws or statutes of any Governmental Body or court of a jurisdiction outside of the United States of America relating to bankruptcy, insolvency, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, as amended and in effect from time to time, and any successor rule, law or statute.

3

“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor-relief Laws of the United States, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt.

“Base Rate” shall mean Term SOFR for the Interest Period as of such day.

“Benefited Lender” shall have the meaning set forth in Section 2.6(d) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Books and Records” means, as to any Person, all of such Person’s books and records including ledgers, Tax Returns, records regarding such Person’s assets or liabilities, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrower Agent” shall mean Zircon.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by a Responsible Officer of the Borrower Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Revolver Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close; provided that, when used in connection with an Advance bearing interest based on Term SOFR or any other calculation or determination involving Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day. When used with respect to any Mexican Loan Party, Business Day shall also mean any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in Mexico City, Mexico and on which day Agent is open for business in New York, New York.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

4

“Cash Equivalents” means, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business, in each case (for clauses (a) through (f)) with a financial institution in the United States that has delivered a springing Control Agreement satisfactory to Agent.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) the occurrence of any event (whether in one or a series of transactions) which results in Permitted Holders ceasing to own and control, directly, at least 51% of the outstanding voting Equity Interests of Parent, (b) the occurrence of any event (whether in one or a series of transactions) which results in Parent failing to own all of the Equity Interests of Zircon (on a fully diluted basis), (c) the occurrence of any event (whether in one or a series of transactions) which results in Permitted Holders failing to own all of the Equity Interests of Zircon MX (on a fully diluted basis), (d) the occurrence of any event (whether in one or a series of transactions) which results in Permitted Holders failing to own all of the Equity Interests of Zircon UK (on a fully diluted basis), (e) all or substantially all of the assets of any Loan Party are sold in any single transaction or in a series of related transactions to a Person other than Zircon.

5

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” means, collectively, all right, title and interest of each Loan Party, whether now owned or hereafter acquired or arising (or in which such Loan Party has rights or the power to transfer rights to a secured party), in, to or upon all Receivables, chattel paper (including electronic chattel paper and tangible chattel paper, documents (including all warehouse receipts and bills of lading), deposit accounts, securities accounts or investment accounts, commercial tort claims (including, without limitation, the commercial tort claims listed on Schedule 5.6(c)), Documents, Equipment, general intangibles (including, without limitation, Intellectual Property), goods, instruments, Inventory, securities, investment property, financial assets, Permits, Books and Records, Real Property, fixtures, all contract rights, rights of payment which have been earned under a contract rights, letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations, and all other assets, tangible and intangible, real and personal, of such Loan Party, and all products and proceeds (in whatever form or nature) of the foregoing. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against a Loan Party, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest or Lien as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of a transferor Lender to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(c) hereto to be signed by a Responsible Officer of Borrower Agent.

6

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated EBITDA” shall have the meaning given to such term in the “EBITDA Worksheet” annexed to the form of Compliance Certificate.

“Consolidated Interest Expense” means, with respect to any period, the total interest expense paid or accrued for such period, including, without limitation, the interest portion of Capital Lease Obligations, all as determined for the Borrower and its Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any equity interest of the Borrowers and its Subsidiaries in the unremitted earnings of any Person that is not a Subsidiary, and (b) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or the date that such Person’s assets are acquired by a Borrower.

“Contingent Labor Liability” liabilities for compensation and benefits payable to employees of a Mexican Loan Party as specified and required under Section NIF D-3 of GAAP, in connection with the amounts equal to the accrued and unpaid employee salaries, fringe benefits and/or other claims under Mexican laws that would be expected to have priority over Agent’s Liens granted over the Collateral.

“Contingent Labor Liability Reserve” means a Reserve established by Agent, in its reasonable discretion, in respect of Contingent Labor Liability up to 100% of the most recently determined Contingent Labor Liability.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Contract Year” means the twelve (12) month period immediately following the Closing Date and each successive twelve (12) month period thereafter.

“Control Agreement” as defined in Section 4.8(h).

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“Covered Entity” shall mean (a) each Loan Party and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

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“Credit Insurance Conditions” shall mean, with respect to any Receivable, (a) such Receivable meets the criteria of an Eligible Receivable and is also credit insured to Agent’s satisfaction, for which the insurance carrier, amount and terms of such insurance shall be acceptable to Agent, (b) the Agent shall be named as beneficiary or loss payee pursuant to a satisfactory lender’s loss payable endorsement for the applicable policy covering such Receivable, (c) no event has occurred that would cause such Receivable to be ineligible for coverage, nor has any event occurred that would allow a beneficiary to assert a claim under the applicable credit insurance policy, and (d) the Loan Parties, and the underlying policy, otherwise comply with Section 6.4(c).

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Debt Settlement Agreements” shall have the meaning set forth in the Post-Closing Letter.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, or (ii) pay over to Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from a Responsible Officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(d) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

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“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Disqualified Equity Interest” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the date on which the Obligations have been paid in full in cash and the Agreement has been terminated, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the first anniversary of the date on which the Obligations have been paid in full in cash and the Agreement has been terminated, (c) contains any repurchase obligation which may come into effect prior to payment in full in cash of all Obligations and the termination of this Agreement, (d) requires the payment of any Dividends by any Loan Party or any of their Subsidiaries (other than the payment of Dividends solely in the form of Equity Interests) prior to the first anniversary of the date on which the Obligations have been paid in full in cash and the Agreement has been terminated, (e) does not provide that any claims any holder of such Equity Interests may have against a Loan Party or any of their respective Subsidiaries (including any claims as a judgment creditor or other creditor in respect of any claims for the breach of any covenants contained therein), shall be fully subordinated (including a full remedy bar) to the Obligations in a manner satisfactory to the Agent, or (f) provides the holders of such Equity Interests thereof with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary of the date on which the Obligations have been paid in full in cash and the Agreement has terminated, unless the rights to receive such cash are contingent upon the prior payment in full in cash of the Obligations.

“Dividend” means, with respect to any Person that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than dividends, returns of equity capital, distributions, payments or deliveries consisting solely of Equity Interests of such Person (other than Disqualified Equity Interests)) or cash to the holders of its Equity Interests in their capacities as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any of the Equity Interests of such Person outstanding (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

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“Dollar” or “U.S. Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Loan Party” means Parent, Zircon and any other Loan Party that is organized under the laws of, and has its principal place of business in, the United States or any of its constituent states or the District of Columbia.

“Eligible Assignee” means any of the following: (a) a Lender; (b) an Affiliate of a Lender; and (c) with respect to FGI Worldwide LLC, any financing sources of FGI Worldwide LLC; or (d) any fund or account managed or administered solely by Agent or any of its Affiliates; provided that “Eligible Assignee” shall not include any Defaulting Lender.

“Eligible Insured Receivables” means an Eligible Receivable that also satisfies the Credit Insurance Conditions.

“Eligible Inventory” shall mean and include Inventory of any Borrower, but excluding any returned goods, supplies, packaging or work-in-process, which shall be valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent’s opinion, damaged, obsolete, slow moving, unmerchantable, of unsuitable quality for sale or not fit for purpose, and which Agent, in its good faith and credit judgement, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Lien). In addition, Inventory shall not be Eligible Inventory if it:

(a) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof;

(b) it is in-transit;

(c) is not located at an address listed on Schedule 1 (which must be in an Eligible Inventory Jurisdiction) or at a location that is not otherwise in compliance with this Agreement;

(d) constitutes Consigned Inventory, tooling, or any other tools or other Property which are to be used exclusively for the production of a particular Customer’s Inventory;

(e) consists of goods returned or rejected by a Borrower’s customers;

(f) is the subject of an Intellectual Property Claim;

(g) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement;

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(h) is situated at a location not owned by a Borrower or Zircon MX unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement;

(i) is located outside of an Eligible Inventory Jurisdiction;

(j) exceeds applicable insurance limits or is otherwise not adequately insured;

(k) if the sale of such Inventory would result in an ineligible Receivable;

(l) is subject to any Liens (other than Permitted Liens); or

(m) such Inventory is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its good faith and credit judgement in a reasonable manner.

“Eligible Inventory Jurisdiction” shall mean (1) the United States of America, and (2) Mexico.

“Eligible Receivables” shall mean and include each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its good faith and credit judgement, shall deem to be an Eligible Receivable, based on such considerations as Agent in its good faith and credit judgement may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due or unpaid more than sixty (60) days after the original due date;

(c) twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent’s reasonable discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e) an Insolvency Event shall have occurred with respect to such Customer;

(f) the sale is to a Customer outside the continental United States of America or Canada, unless the Receivable constitutes an Eligible Insured Receivable;

(g) the sale to the Customer represents pre-billing or is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

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(h) Agent believes, in its reasonable discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America or any other Governmental Body, any state or any department, agency or instrumentality of any of them, unless otherwise agreed to by Agent in its discretion and the applicable Borrower assigns its right to payment of such Receivable to Agent in compliance with Applicable Law;

(j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

(l) such Receivables due from a Customer are in excess of thirty percent (30%) of all Eligible Receivables owing by all Customers; provided, that, with respect to Receivables due from (i) Home Depot (and its Affiliates), such receivables are in excess of fifty percent (50%) of all Eligible Receivables owing by all Customers, (ii) Lowes (and its Affiliates), such receivables are in excess of forty percent (40%) of all Eligible Receivables owing by all Customers, and (iii) with respect to the combined total of receivables owing from Home Depot and Lowes (and their respective Affiliates), the aggregate total of such receivables are in excess of (a) eighty percent (80%) of all Eligible Receivables owing by all Customers from the Closing Date through August 31, 2024, and (b) seventy percent (70%) of all Eligible Receivables owing by all Customers after August 31, 2024; provided, further that, the higher concentration limits established for Home Depot and Lowes under the preceding proviso is subject to Home Depot and Lowes qualifying as Investment Grade Account Debtors;

(m) the Receivable is subject to any contract (i) containing warranties deemed by Agent, in its reasonable discretion, to be excessive, or (ii) which permits reciprocal trading or creates any contra, offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), or (iii) with a Customer that is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason; provided, however, if the related Customer with respect to any such Receivable has entered into a no-offset agreement that Agent has approved in writing, such Receivable may be included as an Eligible Receivable solely to the extent such Customer has no right of setoff after giving effect to such no off-set agreement;

(n) the applicable Borrower has made an agreement with a Customer for any deduction therefrom (including the existence of credit balances, Customer deposits, rebates, commissions, accrued incentives, royalties or discounts), except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

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(o) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(p) such Receivable is not payable to a Borrower or constitutes an unbilled account;

(q) such Receivable (i) allows for payment in stages or tooling (unless disclosed and agreed to by Agent, in its sole discretion) or (ii) is for installation invoices that are progress billed (provided, that, installation invoices billed for completed work, including completed work after satisfaction of certain milestones, shall be eligible if all other eligibility criteria herein is satisfied and Agent is otherwise satisfied that such work is completed or milestones achieved);

(r) the Receivable is payable in a currency other than Dollars; or

(s) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its good faith and credit judgement in a reasonable manner.

“Environmental Claim” means any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any location or (ii) any violation of or liability under Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any and all Applicable Laws, statutes, ordinances, regulations, rules, judgments, consent orders, consent decrees or other legally binding requirements of Governmental Bodies, and the common law, relating to the protection of human health, natural resources or the environment, or to the use, manufacture, transportation, storage, disposal, Release or threatened Release of Hazardous Material or the arrangement for any such activities.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon: (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual and legally binding arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, consent or other authorization required by or from a Governmental Body under any Environmental Law.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s equipment (as defined in Article 9 of the Uniform Commercial Code).

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“Equity Interests” shall mean, with respect to any Person, any and all shares, partes sociales, acciones, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the Applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited and unlimited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive Dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated, and rulings issued, thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with any Loan Party or any of their Subsidiaries would be deemed to be a “single employer” or otherwise aggregated with any Loan Party or any of their Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

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“ERISA Event” means (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which the PBGC has not waived the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (e) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan, or that such filing may be made; (f) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Pension Plan; (h) the complete or partial withdrawal of any Loan Party or any of their Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, or insolvency under Title IV of ERISA of any Multiemployer Plan; (i) the receipt by any Loan Party or any of their Subsidiaries or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any of their Subsidiaries or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or (j) a Loan Party or any of their Subsidiaries or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” shall have the meaning set forth in Article X hereof.

“Event of Loss” means, with respect to any property of any Loan Party, any of the following: (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excess Availability” means, as of any date, an amount equal to (a) the lesser of (i) the Revolver Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the outstanding amount of Revolving Advances as of such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any Other Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the United States, or by the jurisdiction under the laws of which such Lender is organized, doing business, or in which its principal office is located, or in which its applicable lending office is located (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax (whether or not imposed at a reduced rate) that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from any Loan Party with respect to such Tax pursuant to Section 3.10, (c) any Taxes attributable to the failure of any such Lender or other recipient to comply with Section 3.10, and (d) any withholding Taxes imposed under FATCA.

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“Fair Market Value” means, with respect to any assets, the amount that a willing buyer would pay to a willing seller in respect of such assets in an arm’s-length transaction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Code.

“Fee Letter” shall mean that certain fee letter dated the Closing Date by and among the Loan Parties and Agent.

“Filing Person” has the meaning specified in Section 5.11.

“Financial Statements” has the meaning specified in Section 5.5(a).

“Fiscal Year” means, as of any date of determination with respect to Loan Parties, the Fiscal Year of Loan Parties, which begins on April 1 and ends on March 31 in each following calendar year.

“Fixed Charge Coverage Ratio” shall have the meaning assigned to such term in the “FCCR Worksheet” annexed to the form of Compliance Certificate.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Guaranty” means a guaranty or similar agreement or instrument in favor of the Agent, for the benefit of the Lenders, in each case, in form, content and scope satisfactory to the Agent, pursuant to which a Foreign Loan Party shall guarantee, and become jointly and severally liable for all of the Obligations, in a manner substantially equivalent to the guarantees of Loan Parties pursuant to Article XVII of this Agreement.

“Foreign Security Agreement” means a security agreement or other similar agreement, in each case, in form, content and scope satisfactory to the Agent, pursuant to which a Foreign Loan Party shall create, under the Laws of the appropriate jurisdiction, in favor of the Agent, for the benefit of the Lenders, a perfected first priority Lien on substantially all of the assets of such Foreign Loan Party, including, without limitation, all of the Equity Interests of any Person held by such Foreign Loan Party, in a manner substantially equivalent to the Liens granted by the Loan Parties pursuant to Article IV of this Agreement (as may be applicable), which Liens shall be prior and superior in right to any other Person

“Foreign Loan Party” means collectively, (a) Zircon MX, (b) Zircon UK and (c) any Person that (i) has delivered a Foreign Guaranty and Foreign Security Agreement, and (ii) is organized under the laws of, or has its principal place of business outside of, a jurisdiction other than the United States or any of its constituent states or of the District of Columbia.

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“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or any of their respective Subsidiaries that is not subject to the laws of the United States or (b) mandated by a government other than the United States for employees of any Loan Party or any of their respective Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time; provided, that, in the case of references made exclusively to a Mexican Loan Party, GAAP means the Financial Information Norms (Normas de Informacion Financiera), applied in a manner consistent with the most recent audited financial statements of such entities.

“Governmental Body” shall mean any nation or government, any state, province, territory or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean (a) Parent, Zircon MX and Zircon UK, and (b) any Person who now, or hereafter, guarantees, as surety, payment or performance of the Obligations (whether in whole or in part) and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guarantor Subordinated Debt” shall have the meaning set forth in Section 17.9 hereof.

“Guarantor Subordinated Debt Payments” shall have the meaning set forth in Section 17.9 hereof.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, including the guaranty set forth in this Agreement. The term “Guarantees” as a verb, has a corresponding meaning.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

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“Hazardous Material” means any substance, or any constituent or mixture thereof, defined as hazardous or toxic or as a pollutant or contaminant, or which is subject to regulation or can give rise to liability under any Environmental Law, including the following: polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials; and petroleum, crude oil or any fraction thereof; and Toxic Substances.

“Increased Tax Burden” means an amount equal to the product of (a) the amount of aggregate net taxable income attributable to Parent and its Subsidiaries allocated by Parent to its equity holders (without duplication) for such taxable period; provided that such net taxable income shall be reduced by any net losses of Parent and its Subsidiaries in any prior taxable period to the extent such losses (x) have not previously been deducted in determining the Increased Tax Burden for any prior taxable period, and (y) may be used by such equity holders against their net income, multiplied by (b) the highest effective marginal combined federal, state and local tax rate for the relevant taxable period prescribed for any individual or corporation resident in Campbell, California (taking into account the character of the income and the deductibility of state and local taxes for United States federal income tax purposes).

“Indebtedness” shall mean, as to any Person at any time and without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capital Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) all obligations of such Person in respect of any hedge agreements or swap agreements; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (g) all Disqualified Equity Interests; (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party hereunder or under any Other Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitees” means, collectively, Agent, each Lender and each officer, director, Affiliate, attorney, employee and agent of each the foregoing.

“Information Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agent.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under any Bankruptcy Law), or regulatory restrictions, (b) has had a receiver, receiver and manager, interim receiver, monitor, liquidator, conservator, trustee, administrator, custodian, assignee for the benefit of creditor or similar Person charged with the reorganization, arrangement, or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the Acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Insured Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a) hereof.

“Intellectual Property” means all intellectual property recognized by applicable Requirements of Law, including all of the following, whether domestic or foreign: (a) patents and patent applications as well as any reissues, continuations, continuations in part, divisions, revisions, extensions or reexaminations thereof; (b) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (c) registered and unregistered copyrights and mask works, and applications for registration of either; (d) Internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet websites (including any content and other materials accessible and/or displayed thereon); (e) trade secrets; and (f) intellectual property and proprietary information not otherwise listed in (a) through (e) above, including unpatented inventions, invention disclosures, industrial designs and applications therefor, works of authorship, rights of publicity, rights of privacy, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, certification marks, trade dress, brand names, slogans, logos, advertising material, know-how, show-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source code, object code, computer software programs, documentation, specifications, databases, database rights, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (g) any goodwill associated with any of the foregoing.

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“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Borrower’s or other Loan Party’s ownership, use, marketing, sale or distribution of any Intellectual Property or other asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Period” shall mean a period commencing on the first day of a calendar month and ending on the last day of such calendar month.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code, as applicable) and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a) hereof.

“Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a) hereof.

“Investment” means collectively any of the following: directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interest, stock, obligations, securities or other interest in any Person (including, without limitation, any Acquisition (including Permitted Acquisitions) of all or any substantial portion of a Person, a Person’s assets or business), or make any capital contribution to any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract.

“Investment Grade Account Debtor” a Customer with a rating on such Customer’s senior, long-term unsecured debt of: (i) Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or (iii) the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Agent.

“Law(s)” means, collectively, all international, foreign, federal, state, provincial, territorial and local laws, statutes, treaties, rules, authorities, guidelines, regulations, ordinances, codes and administrative or judicial precedents or judgments, Orders, decrees, Permits and other governmental restrictions, including the interpretation or administration thereof by any Governmental Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, concessions, grants, franchises and permits of, and agreements with, any Governmental Body, in each case whether or not having the force of law.

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“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, “Lender” shall include any Affiliate of a Lender to which such Obligation is owed.

“License Agreement” means, with respect to any Person, any agreement now or hereafter in effect entered into by such Person, whether as licensor or licensee, providing for the license or use of any Intellectual Property or related or similar rights, and all rights of such Person in connection with any of the foregoing and in connection with any agreement related thereto.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, fixed or floating charge, collateral assignment, hypothec or hypothecation, security interest, restriction, prior claim, regulatory right, adverse right or claim, trust, prenda, deemed trust or other encumbrance of any kind whatsoever, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the Uniform Commercial Code as in effect in any state, province, territory or any similar notice of lien under any similar notice or recording statute of any Governmental Body, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect of any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call option or similar right of a third party with respect to such securities or any contractual transfer restriction in respect of such securities.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.

“Limited Recourse Guarantors” shall mean (a) Stauss 2014 Revocable Trust, (b) Eric Stauss, (c) Kurt Stauss, (d) Robert Wyler, and (e) John Stuass.

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“Liquidity” means, as of any date, (a) the sum of (i) all unrestricted cash and Cash Equivalents of Borrowers held in deposit accounts in the United States that are subject to a Control Agreement in favor of Agent and subject to Agent’s first priority perfected Lien, and (ii) Excess Availability on such date, minus (b) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their original due date.

“LLC Division” shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.

“Loan Party” means Parent, each Borrower and each Guarantor (other than a Validity Guarantor and the Limited Recourse Guarantors).

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Loan Party, (b) any Loan Party’s ability to duly and punctually pay or perform the Obligations in accordance with the terms hereof or the Other Documents, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contracts” shall mean any (a) contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which (i) requires the payment to or by any Loan Party or any of their respective Subsidiaries of more than $250,000 in any year or (ii) is material to any Loan Party’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect, or (b) any agreement, instrument or arrangement to which any Loan Party is a party that is, or would be (if the Loan Party were a public company), deemed to be a material contract under the Securities Act.

“Material Indebtedness” means any Indebtedness of any Loan Party or any of their Subsidiaries in an aggregate outstanding principal amount exceeding $250,000.

“Maturity Date” means May 31, 2027, or such earlier date on which the Revolving Commitments terminate hereunder and the Revolving Advances are accelerated.

“Maximum Revolving Advance Amount” shall mean $15,000,000.

“Mexican Loan Party” means Zircon MX and any other Loan Party organized under the laws of, or with its principal place of business in, Mexico.

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“Mexican Security Documents” shall mean (i) a non-possessory pledge agreement over assets, by Zircon MX, as pledgor, and Agent, as pledgee, (ii) a non-possessory pledge agreement over assets by Zircon, as pledgor, Agent, as pledgee, and Zircon MX as depositary, (iii) a share pledge agreement by the shareholders of Zircon MX, as pledgors, and Agent, as pledgee, with the appearance of Zircon MX, and (iv) any additional security agreement governed by Mexican law that Agent may require from time to time.

“Mexico” means the United Mexican States.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(e) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) a Loan Party or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which a Loan Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Proceeds” means

(a) with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to retained liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities, such cash proceeds shall constitute Net Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than in respect of this Agreement) which is secured by a Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the Lender of such asset); and

(b) with respect to any Event of Loss, the cash insurance proceeds, condemnation awards and other compensation (other than proceeds received in respect of key man life or business interruption insurance) received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Event of Loss.

“Note” shall mean collectively, the Revolving Credit Note and any other promissory note delivered in connection with Advances provided to Borrowers under this Agreement.

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“Obligations” shall mean and include any and all Advances, loans, debts, liabilities, obligations, covenants and duties owing by any Loan Party or any Subsidiary of any Loan Party under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to a Lender or Agent (or to any other direct or indirect subsidiary or affiliate of any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization. Arrangement, liquidation, wind-up, receivership or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agent or Lender to perform acts or refrain from taking any action.

“OFAC” has the meaning specified in Section 6.3(c).

“Order” means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Closing Date and reasonable extensions thereof.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, notes of articles, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” means, with respect to any Recipient, income, branch or franchise Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Other Document, or sold or assigned an interest in the Advances or Other Document).

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“Other Documents” shall mean the Note, the Information Certificates, the Security Documents, each other Pledge Agreement, instruments and documents, the Post-Closing Letter, the Fee Letter, the Validity Guaranty Agreement, any Subordination Agreement, any and all other agreements, instruments and documents, including, subordination agreements, guaranties, pledges, powers of attorney, certificates, acknowledgements, promissory notes, consents, interest or currency swap agreements in writing or other similar agreements and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Advances” shall have the meaning set forth in Section 16.2(e) hereof.

“Overadvance” has the meaning ascribed in Section 2.1(c).

“Participant” has the meaning ascribed in Section 16.3(b).

“Party” means each Person who becomes a party to this Agreement and “Parties” means collectively all such Persons.

“Payment Account” shall mean:

Beneficiary: FGI Worldwide LLC

Credit Account #: 4001212330

SWIFT: CTZIUS33

ABA: 021313103

Bank: Citizens Bank

Bank Address: 1 Citizens Drive

Riverside RI, 02915

or, such other account as Agent may designate from time to time by notice to Borrower Agent.

“Payment Conditions” means, with respect to any payment that is subject to Payment Conditions: (a) immediately before and after giving pro forma effect to such payment, no Event of Default has occurred and is continuing or would arise as a result of such payment; (b) immediately before and after giving pro forma effect to such payment, recomputed for the most recently ended twelve-month period for which financial statements have been delivered pursuant to Section 9.9, the Fixed Charge Coverage Ratio is not less than 1.20 to 1.00 (which shall be calculated as if such payment occurred during such twelve-month period); (c) immediately before and after giving pro forma effect to such payment, Liquidity is not less than $1,000,000; and (d) Agent has received a certificate from a Responsible Officer of the Borrower Agent certifying compliance with the foregoing requirements and providing supporting calculations to Agent’s reasonable satisfaction not less than five (5) Business Days prior to the proposed date of such payment.

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“Payment Office” shall mean initially 410 Park Avenue, Suite 920, New York, NY 10022; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” means an “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate or to which any Loan Party or any of their Subsidiaries or an ERISA Affiliate has or may have an obligation to contribute to in the last five (5) years.

“Permit” means any permit, approval, authorization, license, or permission required from a Governmental Body under an Applicable Law.

“Permitted Acquisition” means any acquisition by the Parent or Borrowers of: (i) all or substantially all Property of a Person or line of business of such Person, or (ii) all of the outstanding Equity Interests of a Person (such selling or acquired Person is herein referred to as the “Target”) (any such transaction, an “Acquisition”), in each case to the extent that:

(a) on a pro forma basis after giving effect to such Acquisition, the Payment Conditions are satisfied;

(b) (i) the Target must be organized under, and have its principal place of business in, the United States of America, (ii) the assets or business line of the Target shall be similar to the Loan Parties and shall comprise a business of the type generally engaged in by the Loan Parties as of the Closing Date (or reasonably related, ancillary or complementary thereto), and (iii) for the most recent twelve (12) month period prior to the anticipated closing date of the Acquisition for which financial statements are available, the Target shall have Consolidated EBITDA greater than zero;

(c) if such Acquisition is structured as a merger or amalgamation, the Parent and/or Borrower (as applicable) shall be the surviving entity, and if such Acquisition involves the purchase and/or acquisition of Equity Interest of the Target, the Parent and/or Borrower shall acquire 100% of the Equity Interest of Target;

(d) the Borrower shall have furnished the Agent with at least twenty (20) Business Days’ prior written notice of such intended Acquisition, which notice shall include, (i) a reasonably detailed description of the proposed terms of such Acquisition along with an anticipated closing date thereof, (ii) a draft purchase and/or Acquisition agreement and evidence that such Acquisition received the approval (to the extent required) of the governing body of the Target, (iii) and a business and legal due diligence package as the Agent may reasonably request, which package shall include, without limitation, existing appraisals, historical financial statements of the Target, lien searches, sources and uses of financing, locations of the Target’s property and jurisdiction of organization, projections and quality of earnings reports (it being understood that all items delivered under this clause (d) shall be in form and substance reasonably satisfactory to Agent);

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(e) after giving pro forma effect to the Acquisition, all Property of the Target and all other Loan Parties shall be free and clear of any Liens (other than Permitted Liens) and the Loan Parties shall not have assumed any Indebtedness other than Indebtedness expressly permitted under Section 7.2;

(f) the aggregate amount of all consideration (which shall be in the form of cash or Cash Equivalents and no other Property) paid or payable (including all earnouts and deferred purchase obligations) in respect of such Acquisition (such amounts, collectively, the “Acquisition Consideration”), together with the aggregate Acquisition Consideration in respect of all other Permitted Acquisitions consummated after the Closing Date, shall not exceed $5,000,000;

(g) Agent has received a certificate from a Responsible Officer of the Borrower Agent certifying compliance with the foregoing requirements and providing supporting calculations to Agent’s reasonable satisfaction not less than five (5) Business Days prior to the proposed closing date of such Acquisition;

(h) following the consummation of the Acquisition, the Loan Parties shall comply and, as applicable, shall cause the Target to comply with all provisions of this Agreement and the Other Documents, including, without limitation, the provisions of Sections 6.7, 6.8, and 7.17; and

(i) as soon as practicable after the closing of such Acquisition, and in any event within two (2) days after such closing, the Loan Parties shall deliver copies of all documents executed and delivered in connection with such Acquisition to Agent.

Agent’s prior consent must be obtained if the Target will become a Borrower hereunder. The Loan Parties acknowledge and agree that, to the extent the Target will become a Borrower hereunder with Agent’s consent, no Receivables or Inventory of the Target shall be included in the Revolver Formula Amount until Agent has completed a satisfactory Examination and appraisal of the Target’s Property.

“Permitted Holders” means collectively, (a) Stauss 2014 Revocable Trust (but so long as John Stauss remains the trustee), (b) Kurt Stauss, (c) Eric Stauss, (d) Robert Wyler, and (e) John Stauss.

“Permitted Liens” has the meaning ascribed thereto in Section 7.3.

“Permitted Tax Distribution” means a Dividend by a Borrower to holders of its Equity Interests solely to the extent necessary to permit such holders to discharge their actual current federal, state and local tax liabilities arising directly as holders of such Equity Interests, so long as (a) at the time of such Dividend, and after giving pro forma effect thereto, no Default or Event of Default exists, and (b) such Dividend does not exceed the then applicable Increased Tax Burden.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, unlimited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, province, territory, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

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“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Loan Parties or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” shall mean (a) the Collateral Pledge Agreement executed by Parent in favor of the Agent, dated as of the Closing Date, (ii) the Limited Recourse Collateral Pledge Agreement by the Limited Recourse Guarantors in favor of Agent, dated as of the Closing Date, and (c) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.

“Post-Closing Letter” means the post-closing letter agreement, dated as of the Closing Date, among the Loan Parties and Agent.

“Proceeding” means any suit, action, case, arbitration, mediation, audit, investigation, or other proceeding before or by any Governmental Body, recognized industry trade or professional association or organization, or other Person by whose Order the parties thereto have agreed or consented to be bound.

“Projections” has the meaning set forth in Section 5.5(b).

“Property” means, with respect to any Person, any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including, without limitation, all Real Property.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of indebtedness or other obligations incurred for the purpose of financing all or any part of the purchase price of any Equipment (but not Inventory) or the cost of installation, construction or improvement of any Equipment (but not Inventory) and any refinancing thereof; provided, that such Indebtedness is incurred within 30 days after such acquisition of such Property by such Person.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(e) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights and rights incidental to the ownership, lease or operation thereof.

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“Real Property Leases” means all leases, subleases, licenses, concessions and other agreements, whether written or oral, pursuant to which any Loan Party holds a leasehold or subleasehold estate in, or is granted the right to use or occupy as lessee, any land, buildings, improvements, fixtures or other interest in Real Property.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, and all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a) hereof.

“Recipient” means (a) the Agent, (b) any Lender or (c) any other Person entitled to payments under this Agreement or under any Other Document.

“RUG” means the Sole Registry of Movable Assets (Registro Unico de Garantías Mobiliarias) maintained by the Mexican Ministry of Economy of Mexico.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Reportable Compliance Event” shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Country or Sanctioned Person; (3) any Collateral becomes embargoed Property; or (4) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations in Section 5.23, or any covenant in Section 6.10 or Section 7.20.

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“Required Lender” shall mean Lenders holding at least fifty-one percent (51%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of all commitments of Lenders hereunder, the outstanding Advances.

“Requirement of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Body, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” shall mean reserves against the Maximum Revolving Advance Amount or the Revolver Formula Amount as Agent may reasonably deem proper and necessary from time to time in its good faith and credit judgement, including without limitations, the Contingent Labor Liability Reserve, rent reserves, freight forwarder reserves, and reserves for accounts payable that are outstanding sixty (60) days or more past their original due date.

“Responsible Officer” means: (a) (i) with respect to any Loan Party in connection with any request for any Advance, any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivered by any Loan Party hereunder or under any Other Document, the chief financial officer, treasurer or controller of such Person or of the managing member or manager of such Person; and (ii) otherwise, with respect to any Loan Party that is not a natural person, the chief executive officer, president, chief financial officer, treasurer or controller of such Person or of the managing member or manager of such Person; and (b) with respect to any Loan Party who is a natural person, such natural person.

“Revolver Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Revolving Advance” or “Revolving Advances” shall mean any monies advanced and/or credit extended to Borrowers by a Lender pursuant to Section 2.1(a) of this Agreement.

“Revolving Advance Limit” means, at any time, the lesser of (a) Maximum Revolving Advance Amount, less Reserves established hereunder and (b) the Revolver Formula Amount.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement) in each case, as the same may be adjusted upon (x) any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof and (b) any Additional Tranches activated by Borrowers. For the avoidance of doubt, the aggregate Revolving Commitment Amount of all Lenders on the Closing Date shall be $15,000,000 and if the Additional Tranche is fully activated by Borrowers pursuant to the terms of the Agreement such amount shall increase to $20,000,000.

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“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date, the Revolving Commitment Percentage (if any) of such Lender set forth in the applicable Commitment Transfer Supplement), in each case, as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean an interest rate per annum equal to, the greater of (a) the Base Rate plus three percent (3.00%), and (b) five and one quarter percent (5.25%).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.

“Secured Parties” shall mean, collectively, Agent, each Lender, and each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

“Security Documents” means, collectively, any Guaranty, Guarantor Security Agreement, Foreign Guaranty, any Foreign Security Agreement, the Pledge Agreements, and any collateral access agreement, landlord waiver, Control Agreements or other agreement or instrument pursuant to or in connection with which any Loan Party or any other Person grants or perfects a security interest to the Agent for the benefit of the Lender.

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“Solvent” means, with respect to any of the Loan Parties on a particular date, that on such date (a) the sum of the present debt and liabilities (including subordinated and contingent liabilities) of any of the Loan Parties does not exceed the fair value of the present assets of any of the Loan Parties, (b) the present fair saleable value of the assets of any of the Loan Parties is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of any of the Loan Parties as they become absolute and matured, (c) the capital of any of the Loan Parties is not unreasonably small in relation to their business as contemplated on the Closing Date and as proposed to be conducted following the Closing Date, (d) any of the Loan Parties have not incurred and do not intend to incur, or believe that they will incur debts or other liabilities, including current obligations beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise), and (e) with respect to any of the Mexican Loan Parties on a particular date, that on such date such Mexican Loan Party is not in the case provided in article 2166 of Mexico’s Federal Civil Code (Codigo Civil Federal) or in the causes to be declared insolvent set forth in articles 9, 10 and 11 of Mexico’s Insolvency Law (Ley de Concursos Mercantiles). For purposes of this definition, the amount of any contingent liability is computed as the amount that, in light of all of the facts and circumstances existing as of the date of determination, represents the amount that would reasonably be expected to become an actual or matured liability.

“Subordination Agreement” means (a) that certain Subordination Agreement, dated the date hereof, by and between the Stauss Family Revocable Trust, as the junior creditor, and Agent, on behalf of the Lenders, as the senior creditor (as amended or modified from time to time), and (b) each other subordination agreement, which shall, in each case, be in form and substance satisfactory to the Agent.

“Subordinated Debt” means any Indebtedness of any Person that (i) is unsecured, (ii) is fully and completely subordinated to the prior payment in full of all Obligations in respect of this Agreement and the Other Documents for the benefit of, and to, the Agent and the Lenders pursuant to a Subordination Agreement, (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal or mandatory redemption obligations prior to, the date that is 181 days after the Maturity Date, (iv) provides for payments of interest solely in-kind (and not in cash) until not earlier than the date that is 181 days after the Maturity Date, (v) does not contain any financial covenants, (vi) is not cross-defaulted (but may be cross-accelerated) to this Agreement any Other Document, (vii) is subject to permanent standstill provisions, and (viii) is otherwise on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to the Agent in its sole discretion.

“Subsidiary” shall mean, with respect to any Person, an entity whose Equity Interests is owned, directly or indirectly, by such Person, so long as such Equity Interest gives such Person the Voting Power to elect, directly or indirectly, a majority of the directors (or similar governing body) of such entity or of any other Person controlling such entity. As used herein, “Voting Power” means Equity Interest with ordinary voting power and does not include Equity Interests having such power only by reason of the happening of a contingency.

“Supporting Materials” shall have the meaning set forth in Section 2.2(a) hereof.

“Tax Returns” means all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes or any amendments thereof or thereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

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“Term SOFR” shall mean a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day that is two Business Days prior to the first day of such Interest Period, plus (ii) the Term SOFR Adjustment, and (b) the Floor.

“Term SOFR Adjustment” shall mean 0.10% (10 basis points).

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on the secured overnight financing rate published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by FGI from time to time).

“Test Period” means, as of any date, the trailing twelve (12) month period ending on or prior to such date.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., the General Law for the Prevention and Integral Management of Wastes of Mexico (Ley General para la Prevención y Gestión Integral de los Residuos), or any other Applicable Laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” means, collectively, the requesting and receipt of the Advances pursuant to this Agreement, and the other transactions contemplated by this Agreement and Other Documents.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Validity Guarantor” means John Stauss.

“Validity Guaranty Agreement” means that certain Validity Guaranty, dated as of the Closing Date, between the Validity Guarantor and the Agent (on behalf of the Lenders).

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“Value” means, with respect to Inventory, its value determined on the basis of the lower of cost or market value, calculated on a first-in, first-out basis and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of such Inventory, as determined by Agent in its good faith and credit judgement.

1.3. Uniform Commercial Code Terms. Unless otherwise defined in the Foreign Security Agreement, all terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code or in the Foreign Security Agreement. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent or any Lender is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on the basis of the lower of cost or market, and on a first in, first out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lender. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrower’s knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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1.5. Successor Interest Rate. If Agent determines that a Change in Law has made it unlawful or a Governmental Body has asserted it is unlawful for a Lender to make or maintain loans or to determine or charge interest rates based on any interest rate convention hereunder, that adequate and fair means do not exist for ascertaining any interest rate or an interest rate cannot otherwise be determined at such time, or that a Governmental Body has imposed material restrictions on a Lender’s authority to use, purchase, sell, hedge, take deposits of or otherwise match fund any interest rate, then, on notice by Agent to Borrower Agent, any obligation of the Lenders to make or continue Advances based on such interest rate shall be suspended until Agent notifies Borrower Agent that such circumstances no longer exist, and the Agent may replace such interest rate with an alternate successor interest rate, in its good faith credit judgment and discretion, giving due consideration to any evolving or then existing industry conventions for such successor rate.

II. ADVANCES, PAYMENTS.

2.1. Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender with a Revolving Commitment, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of, as of any date of determination, (x) the Maximum Revolving Advance Amount, less Reserves established hereunder or (y) an amount equal to the sum of:

(i) up to (A) eighty-five percent (85%) (the “Receivables Advance Rate”) of outstanding Eligible Receivables, and (B) ninety percent (90%) (the “Insured Receivables Advance Rate”) of outstanding Eligible Insured Receivables (the sum of clause (A) and clause (B) shall be the “Eligible Receivables Amount”), plus

(ii) the lesser of: (A) up to sixty-five percent (65%) of the Value of Eligible Inventory (the “Inventory Advance Rate”); (B) 100% of the aggregate outstanding Eligible Receivables Amount net of Reserves; and (C) up to eighty-five percent (85%) of the appraised net orderly liquidation value of Eligible Inventory (the “Inventory NOLV Advance Rate”), as evidenced by the most recent Inventory appraisal satisfactory to Agent; minus

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(iii) Reserves established hereunder.

The amount derived from the sum of Sections 2.1(a)(y)(i) and 2.1(a)(y)(ii) minus Section 2.1(a)(y)(iii), at any time and from time to time, shall be referred to as the “Revolver Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Upon activation of an Additional Tranche in accordance with Section 2.1(d) hereof, Borrowers shall deliver to each Lender to whom Borrowers previously delivered a Revolving Credit Note, a restated Revolving Credit Note evidencing such Lender’s modified Revolving Commitment Amount.

(b) Discretionary Rights. The Advance Rates and Reserves may be increased or decreased by Agent at any time and from time to time in the exercise of its good faith and credit judgement. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrower Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(c) Overadvances. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the aggregate balance of outstanding Advances at any one time shall not exceed an amount equal to the lesser of (A) the Maximum Revolving Advance Amount, less Reserves established hereunder, or (B) the Revolver Formula Amount. If at any time the aggregate balance of outstanding Advances exceeds the maximum amount of Advances permitted hereunder (such excess being an “Overadvance”), such Overadvance shall be considered a Default and be immediately due and payable without the necessity of any demand, and regardless of whether any other Default or an Event of Default has occurred. Such Overadvance shall constitute an Obligation secured by the Collateral and the Secured Parties shall be entitled to all benefits provided under this Agreement and the Other Documents with respect to such Overadvance and such Overadvance shall be subject to any Reserves established by Agent from time to time in its discretion.

(d) Additional Tranches. After the Closing Date, so long as no Default or Event of Default exists and subject to the terms of this Agreement, with the prior written consent of Agent and all Lenders with Revolving Commitments in their sole discretion, the Revolving Commitment may be increased upon the written request of Borrower Agent (which such request shall state the aggregate amount of the Additional Tranche requested and shall be made at least thirty (30) days prior to the proposed effective date of such Additional Tranche) to Agent to activate an Additional Tranche; provided, however, that (i) Borrower shall not be entitled to request the Additional Tranche if any Default or Event of Default as occurred and is continuing, (ii) any Additional Tranche shall be subject to documentation, including amendments to this Agreement, in form and substance satisfactory to Agent and Required Lenders in their sole discretion, (iii) any Additional Tranche shall be subject to the fees required to be paid in the Fee Letter with respect to such Additional Tranche, (iv) the representations and warranties contained in this Agreement and the other Documents shall be true and correct in all material respects on the date any such Additional Tranche is activated, and (v) notwithstanding the foregoing, Agent and Lenders with Revolving Commitments shall have no obligation whatsoever to consent to any requested activation of an Additional Tranche and the written consent of Agent and all Lenders with Revolving Commitments shall be required in order to activate an Additional Tranche. Upon activating an Additional Tranche, each Lender’s Revolving Commitment shall increase by a proportionate amount so as to maintain the same Revolving Commitment Percentage as such Lender held immediately prior to such activation.

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2.2. Procedures for Requesting Advances.

(a) With respect to a Revolving Advance, Borrower Agent on behalf of any Borrower (as applicable) may notify Agent prior to 10:00 a.m. Pacific Standard Time on a Business Day of a Borrower’s request to incur, on the next Business Day, a Revolving Advance hereunder. Borrower Agent may request Revolving Advances one (1) time per week (or more frequently if approved by Agent in its discretion). Such notice shall include a Borrowing Base Certificate in form and substance satisfactory to Agent. Without limiting the foregoing, each Borrower shall also deliver to Agent one copy of the sales contract, purchase order, or invoice (the “Supporting Materials”) as requested in writing by Agent for each Eligible Receivable listed in the Revolver Formula Amount together with evidence of shipment, furnishing and/or delivery of the applicable goods or the applicable rendition of service(s). The Revolver Formula Amount and Supporting Materials shall be updated and delivered by Borrower Agent to Agent on a mutually agreed upon schedule.

(b) Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(c) Agent will remit the proceeds of Advances to the applicable Borrower in accordance with Section 2.5.

2.3. [Reserved].

2.4. [Reserved].

2.5. Disbursement of Advance Proceeds. All Advances to Borrowers shall be disbursed by Agent from time to time and, together with any and all other Obligations of Borrowers owing to Agent or Lenders, shall be charged to Borrower’s Account on Agent’s books. The proceeds of each Advance requested by Borrower Agent on behalf of any Borrower under 2.2(a) shall be disbursed to the applicable Borrower in accordance with the next sentence by way of credit to such Borrower’s operating account designated by Borrower Agent (but solely to the extent the Lenders make such Advance in accordance with Section 2.6(b)). With respect to Advances made in respect of any Borrower’s Inventory and Receivables, Agent will remit the proceeds of such Advances to such Borrower. All operating accounts of Borrowers shall be subject to a springing Control Agreement reasonably satisfactory to Agent that provide Agent with the ability to obtain “control” (for purposes of Article 8 and 9 of the Uniform Commercial Code or an equivalent concept under any other Applicable Law) over such operating account upon the issuance of a notice from Agent; provided, that, prior to the issuance of any such notice by Agent, the Loan Parties shall retain the right to direct the disposition of funds in such operating accounts. The proceeds of Revolving Advances deemed to have been requested by any Borrower under 2.2(b) shall be disbursed by the Lenders to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances by borrowing such funds, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.

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2.6. Making and Settlement of Advances.

(a) Each Revolving Advance shall be advanced by a Lender according to its Revolving Commitment Percentage (subject to any contrary terms of Section 2.13).

(b) Promptly after receipt by Agent of a request for an Advance under Section 2.2(a) or a deemed request under 2.2(b), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrower Agent and the apportionment among Lenders of the requested or deemed Advance, as determined by Agent in accordance with the terms hereof. Each Lender shall remit, in U.S. Dollars and immediately available funds, the principal amount of each Advance to Agent at the Payment Office, such that Agent is able to, and Agent shall, to the extent Lenders have made such funds available to it for such purpose and subject to Section 8.2, fund such Advance to the applicable Borrower in accordance with Section 2.5 prior to the close of business on the applicable funding date or, in the case of a deemed Advance, apply such proceeds to the Obligations in accordance with Section 2.5; provided, that, if any Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund the Advance with its own funds on such funding date or deemed request, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers (as applicable) a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at the Revolving Interest Rate. If such Lender pays its share of the applicable Advance to Agent, then the amount so paid shall constitute such Lender’s Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower Agent with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

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(d) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lender a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7. [Reserved].

2.8. Manner and Repayment of Advances.

(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Revolving Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances shall be applied, pro rata according to the applicable Revolving Commitment Percentages of the Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.13).

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit the applicable Borrower’s Account for each item of payment received on the next Business Day after the Business Day on which such item of payment is received by Agent in the Payment Account (or, in the case of payment items made to a Blocked Account of a Borrower, on the next Business Day after the Business Day on which such proceeds are swept to Agent’s Payment Account in accordance with Section 4.8(h)) (the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit a Borrower’s Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge a Borrower’s Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent as unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate for three (3) Business Days. All proceeds of Collateral received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

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(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. Eastern Standard Time on the due date therefor in U.S. Dollars and in immediately available funds. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m. Eastern Standard Time, in U.S. Dollars and in immediately available funds.

2.9. [Reserved].

2.10. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers (the “Borrowers’ Account”), in which shall be recorded the date and amount of each Advance made by Agent or Lenders to Borrowers and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any such Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders, and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders, and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrower Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11. Mandatory Prepayments.

(a) Subject to Section 7.4 of this Agreement, Borrowers shall repay the Advances in an amount equal to the Net Proceeds of any Asset Sale of any Collateral other than Inventory in the Ordinary Course of Business, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such Asset Sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the remaining Advances in such order as Agent may determine, subject to Borrowers’ ability to re-request Advances in accordance with the terms hereof. Notwithstanding the foregoing, repayments made by Borrowers pursuant to this Section 2.11(a) shall not trigger a corresponding reduction in the Revolving Commitment Amount.

(b) All proceeds received by a Loan Party or Agent under any insurance policy on account of an Event of Loss of any Collateral of any Loan Party, shall be applied in accordance with Section 7.4(c) hereof.

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(c) If at any time an Overadvance exists, Borrowers shall immediately repay the Revolving Advances in accordance with the provisions of Section 2.1(c).

2.12. Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) refinance certain existing Indebtedness of the Loan Parties, (ii) pay fees and expenses relating to this Transaction, and (iii) provide for its working capital needs and other general corporate purposes.

(b) Without limiting the generality of Section 2.12(a) above, the Loan Parties and any other Person which may in the future become a Loan Party, do not intend, nor shall they use, any portion of the proceeds of Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.13. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 so long as such Lender is a Defaulting Lender.

(b) (i) except as otherwise expressly provided for in this Section 2.13, Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Advances shall be applied to reduce such type of Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

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(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lender”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lenders may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

2.14. Payment of Obligations. Agent may charge to a Borrower’s Account as an Advance, (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or depository accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.1 and 6.4 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Advances.

III. INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable in arrears on the last day of each month provided that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to with respect to Revolving Advances, the Revolving Interest Rate (the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at the applicable Contract Rate, plus three percent (3%) per annum (the “Default Rate”).

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3.2. Early Termination Fee. If Lenders’ funding obligations in respect of the Revolving Commitments terminate prior to the Maturity Date for any reason (whether by voluntary termination by Borrowers, termination (automatically or by Agent and Lenders) following the occurrence of an Event of Default or otherwise), Borrowers shall pay to Agent, for the benefit of all Lenders, a fee as compensation for the costs of such Lenders, equal to an amount determined by multiplying the Maximum Revolving Advance Amount by the following applicable percentage: (i) 2.50% if such termination occurs during the first Contract Year, (ii) 1.50% if such termination occurs during the second Contract Year, or (iii) 0.50% if such termination occurs during the first six (6) months of the third Contract Year. The foregoing fee shall be the “Early Termination Fee.” No Early Termination Fee shall be payable if each of the following conditions is satisfied: (a) no Default or Event of Default exists and is continuing, (b) Agent has requested in writing that the Revolving Commitment be terminated prior to the Maturity Date, and (c) Borrower Agent has agreed (in writing) to accommodate such request and terminate the Revolving Commitment prior to the Maturity Date.

3.3. Fee Letter. Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

3.4. Collateral Evaluation Fee .

(a) Borrowers agree Agent, through its employees and agents including any third party retained by Agent for such purpose, may visit any of its locations and/or conduct certain audits, inspections, valuations and/or receivables audit at all reasonable times and from time to time during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice. Borrowers shall pay to Agent promptly at the conclusion of any collateral evaluation, field analysis, appraisal or other business analysis performed by or for the benefit of Agent, in each case as provided in Sections 4.6 and 4.7 of this Agreement (whether such examination is performed by Agent’s employees or by a third party retained by Agent), a collateral evaluation fee, a per examination receivables audit management fee for new facilities and for recurring examinations, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations then, without duplication, such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrowers and shall not be subject to the foregoing limits.

(b) All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.

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3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Cost. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent or any Lender to any Tax with respect to this Agreement, or change the basis of taxation of payments to Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent or such Lender);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent or any Lender any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender or participation therein; and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or maintaining its Advances hereunder by an amount that Agent or a Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or a Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower Agent, and such certification shall be conclusive absent manifest error.

3.8. [Reserved].

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3.9. Capital Adequacy.

(a) In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower Agent shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrowers shall not be required to compensate any Agent or Lender, as the case may be, pursuant to this Section 3.9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Agent or Lender, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.10. Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if Loan Parties shall be required by Applicable Law to deduct any Taxes from such payments, then (i) in the case of Indemnified Taxes, the sum payable by Loan Parties shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section) Agent, Lender or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) Borrowers shall make such deductions or withholdings for Taxes, and (iii) Borrowers shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law.

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(b) Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify Agent, each Lender, and any Participant, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender or Participant (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agent reasonably satisfactory evidence of such payment or a copy of the return reporting such payment.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (as applicable) (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers (as applicable) or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any Tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowers, or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers, or Agent as will enable Borrowers, or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(i) two (2) duly completed valid originals of IRS Form W-8ECI,

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(ii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iii) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(iv) to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(v) With respect to any payment made by any Mexican Loan Party, any documentation required under Mexican laws to reduce any withholding taxes, as the case may be, including, if applicable, (x) a valid certificate of tax residence duly issued by the competent tax authorities of its jurisdiction of residence evidencing such Lender or Agent is a resident for tax purposes for the relevant fiscal year where the payment is being made; and/or (y) the information described in rules 3.18.18. and/or 3.18.19. of the Mexican Administrative Tax Regulations for 2024 (Resolución Miscelánea Fiscal para 2024) (or any successor provisions thereof).

(f) If a payment made to a Lender, Participant, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Participant, or Agent shall deliver to the Agent (in the case of a Lender or Participant) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that such Lender, Participant, or Agent has complied with such applicable reporting requirements.

(g) If Agent, a Lender or a Participant determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Indemnified Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, such Lender or Participant, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of Agent, such Lender or Participant, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, such Lender, or Participant in the event Agent, such Lender or Participant is required to repay such refund to such Governmental Body. This Section shall not be construed to require Agent, any Lender or Participant to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

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(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Other Document, in accordance with Applicable Law.

(i) With respect to any payment made by a Mexican Loan Party, the relevant Lender or Agent, as the case may be, shall issue to such Mexican Loan Party and deliver to the Borrower and the Agent, an invoice or other document that is applicable or required pursuant to Applicable Laws.

3.11. Replacement of Lender. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is a Defaulting Lender, or (c) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, at its sole expense and effort, by notice in writing to the Agent and such Affected Lender, require such Affected Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.3 hereof), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.7 or 3.9) and obligations under this Agreement and the related Other Documents to a replacement Lender that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Other Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 3.7 or 3.9, such assignment will result in a reduction in such compensation or payments thereafter;

(iii) such assignment does not conflict with Applicable Law; and

(iv) in the case of any assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

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IV. COLLATERAL: GENERAL TERMS

4.1. Security Interest in the Collateral. Each Loan Party that is a party hereto hereby grants, pledges and assigns a security interest in the Collateral to Agent, on behalf of itself and each other Lender, to secure the prompt payment in full and performance when due of all Obligations. Each Loan Party that is a party hereto represents, warrants and covenants to the Lender that: (a) the security interest granted by it herein is and shall at all times continue to be a perfected, first priority Lien on and security interest in the Collateral (subject only to Permitted Liens); (b) it has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Other Documents, free and clear of any and all Liens or claims of others, other than Permitted Liens; and (c) no effective security agreement, mortgage, deed of trust, financing statement (as that term is defined in the Uniform Commercial Code), or other security or Lien instrument covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. If any Loan Party that is a party hereto shall acquire a commercial tort claim (as that term is defined in the Uniform Commercial Code), such Loan Party shall promptly notify Agent in a writing signed by such Loan Party of the details thereof by providing an updated Schedule 5.6(c) and shall grant to Agent, on behalf of itself and Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. Notwithstanding any termination of this Agreement, Agent’s Lien on the Collateral shall continue until all Obligations are repaid in full. At such time as the Obligations have been paid in full and the Lender shall have received a release of all claims from the Loan Parties, Agent shall, at Borrowers’ sole cost and expense, release its Liens on the Collateral. Without limiting the foregoing, the Mexican Loan Parties and Zircon shall also grant a security interest in the Collateral to Agent pursuant to the Mexican Security Documents.

4.2. Perfection of Security Interest.

(a) Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining Lien Waiver Agreements, lockbox, customs and freight agreements, and other custodial arrangements satisfactory to Agent, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral as expressly provided under the corresponding Foreign Security Agreement, and (iv) executing and delivering financing statements, Control Agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code or other Applicable Law in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Borrower’s Account as an Advance and added to the Obligations, or, at Agent’s option, shall be paid by Loan Parties to Agent for its benefit and for the ratable benefit of Lender immediately upon demand.

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(b) Notwithstanding the foregoing or anything to the contrary in this Agreement or any Other Document, until otherwise required by Agent (which requirement shall be in Agent’s sole discretion), Zircon UK shall not have an obligation to perfect Agent’s security interest in the Property of Zircon UK under the laws of the United Kingdom. The Loan Parties expressly acknowledge that Agent’s decision not to perfect its security interest in Zircon UK’s Property under the laws of the United Kingdom is, and shall remain, subject to Agent’s sole discretion and Agent may, at any time, take such action or require the Loan Parties to take such action, as may be necessary or desirable to create or maintain the validity, perfection, enforceability and first priority status of Agent’s security interest in and Lien on the Property of Zircon UK under the laws of the United Kingdom or any other Applicable Law. Notwithstanding anything to the contrary contained in this Agreement or any Other Document, in no event shall the Loan Parties transfer any Property (including, without limitation, accounts, inventory and Intellectual Property) to Zircon UK other than cash payments and cash Investments expressly permitted under Section 7.8(iii).

4.3. Preservation of Collateral. Following the occurrence of a Default or an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to a Borrower’s Account as an Advance and added to the Obligations.

4.4. Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Liens, the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Borrower’s equipment and Inventory shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and equipment to the extent permitted in Section 7.4 hereof.

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(b) (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit) or other Collateral (except for Equipment in transit or out for repair) other than those locations listed on Schedule 4.4(b); (ii) Schedule 4.4(b) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.4(b) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party, and (B) the chief executive office and Collateral locations of each Loan Party; and (iv) Schedule 4.4(b) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5. Defense of Agent’s and Lender’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.4 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6. Inspection of Premises and Receivables Audits. From time to time and upon reasonable notice to Borrowers, the Agent and each Lender shall have full access to and the right to conduct receivables audits and audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business; provided, that, Agent agrees to make a good faith effort to limit such examinations, collateral analysis or business analysis (“Examinations”) to no more than two (2) times per Fiscal Year (it being understood that Agent reserves the right to conduct additional Examinations during a Fiscal Year if Agent determines, in its good faith credit judgment and discretion, such Examination is necessary or desirable to protect its or the Lenders’ interest). There shall be no limits on the number of Examinations conducted while an Event of Default exists and such Examinations may be conducted in Agent’s sole and absolute discretion during the continuance of an Event of Default. The Loan Parties shall be responsible for reimbursing Agent for the costs and expenses of any such Examinations conducted hereunder.

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4.7. Appraisals. Following the Closing Date, Agent may engage the services of an independent appraisal firm satisfactory to Agent, for the purpose of appraising the then current values of the Borrowers’ assets. Agent agrees to make a good faith effort to limit such appraisals to no more than two (2) times per Fiscal Year with respect to Inventory (it being understood that Agent reserves the right to conduct additional appraisals during a fiscal year if Agent determines, in its good faith credit judgment and discretion, such appraisal is necessary or desirable to protect its or the Lenders’ interest). There shall be no limits on the number of appraisals conducted while an Event of Default exists and such appraisals may be conducted in Agent’s sole and absolute discretion during the continuance of an Event of Default. The Loan Parties shall be responsible for reimbursing Agent for the costs and expenses of any such appraisal conducted hereunder. In the event the value of the Borrowers’ Inventory, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders and subject to Section 16.2(e) hereof, such that an Overadvance has occurred, then, promptly upon Agent’s demand for same, Borrowers shall repay the then outstanding Advances so as to eliminate the Overadvance.

4.8. Receivables; Deposit Accounts and Securities Accounts.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim.

(b) In respect of Eligible Receivables in the Revolver Formula Amount only, each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is Solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not Solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Each Loan Party’s chief executive office and collateral locations are located as set forth on Schedule 4.4(b). Until written notice is given to Agent by Borrower Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) (and any associated lockboxes) contemplated by Section 4.8(h). Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables in violation of the foregoing, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, to the deposit account designated by Agent. Each Loan Party shall deposit in the deposit accounts designated by Agent or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

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(e) Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, Collateral to any third party holding or otherwise concerned with such Collateral. Agent shall have the right to take possession of any other Collateral following the occurrence of an Event of Default. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to a Borrower’s Account and added to the Obligations.

(f) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power at any time: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent; (F) to demand payment of the Receivables; (G) to enforce payment of the Receivables by legal proceedings or otherwise; (H) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (I) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (J) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (K) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (L) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (M) to accept the return of goods represented by any of the Receivables; (N) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; (O) intentionally omitted; and (P) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

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(g) Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h) All proceeds of Collateral shall be deposited by Loan Parties into (i) the Payment Account designated by Agent from time to time or (ii) a lockbox account, dominion account or such other “blocked” deposit account (“Blocked Accounts”) at banks designated by Agent (each such bank, a “Blocked Account Bank”) that are subject to Control Agreements (defined below). On the Closing Date, each applicable Loan Party, Agent and each Blocked Account Bank shall enter into deposit account control agreements (or the equivalent thereof) for each Blocked Account and such agreement shall be sufficient to give Agent “control” (for purposes of Article 8 and 9 of the Uniform Commercial Code or an equivalent concept under any other Applicable Law) and shall direct such Blocked Account Bank to transfer all deposits on a daily basis to Agent, either to an account maintained by Agent at said Blocked Account Bank or by wire transfer to the Payment Account (such agreement, which shall be in form and substance satisfactory to Agent, along with any other deposit, securities or investment account control agreements (or the equivalent thereof), including, without limitation, any “springing” control agreement, each a “Control Agreement”). All funds deposited in such Blocked Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Lenders and all other holders of the Obligations, and such Control Agreement shall cause each Blocked Account Bank to waive any offset rights against the funds so deposited therein (other than customary indemnity obligations in favor of the Blocked Account Bank). Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts to the satisfaction of the Obligations in such order as Agent shall determine in its discretion (provided, that, Receivable collections will be applied and administered in accordance with Section 2.8(b)). Without limiting the foregoing, Borrower shall notify all Customers and take other necessary or appropriate means to ensure that all of its Receivables are paid in U.S. Dollars to a Blocked Account in accordance with this Section 4.8(h) (or such other account as otherwise directed by Agent), which shall then be swept daily to an account designated by Agent to be applied to the Obligations in accordance with Section 2.8(b). Following the occurrence and during the continuation of an Event of Default, Agent shall have the right without notice to any Borrower, to notify any or all Customers of the assignment to Agent and to direct such Customers to make payment of all amounts due or to become due to a Borrower directly to Agent.

(i) At any time following the occurrence and during the continuance of an Event of Default, no Loan Party will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

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(j) All deposit accounts (including all Blocked Accounts), securities accounts and investment accounts of each Loan Party and their respective Subsidiaries as of the Closing Date are set forth on Schedule 6.12. No Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least thirty (30) days prior written notice to Agent and Agent has consented in writing, and (ii) if such Loan Party’s account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall first have entered into a Control Agreement, as applicable, in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code), if applicable, over such account.

(k) The Loan Parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements contemplated herein is a contractual right provided to the Agent and the Lenders hereunder in order for the Agent to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any of the Security Documents or remedies whatsoever, the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, the Agent and the Lenders are relying on the Loan Parties’ acknowledgement, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to them and in particular that any accommodations of credit are being provided by the Lenders are strictly on the basis of a formula amount calculation to fully support and collateralize any such accommodations of credit hereunder.

4.9. Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and, in the case of a Mexican Loan Party, in accordance with Applicable Laws in Mexico.

4.10. Maintenance of Equipment. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.11. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12. Financing Statements. Except with respect to the financing statements filed by Agent, financing statements described on Schedule 7.1, and financing statements filed in connection with Permitted Liens, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

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V. REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.

The Loan Parties, jointly and severally, represent and warrant to each of the Lenders as of the Closing Date, after giving effect to the Transactions, that:

5.1. Existence and Power. Each of the Loan Parties and each of their respective Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of its jurisdiction of organization and is duly qualified to do business in each additional jurisdiction necessary or advisable for the conduct of its business, except for such failures to so qualify in such additional jurisdictions as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries have all requisite organizational power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted.

5.2. Authority. The execution, delivery and performance by each Loan Party of this Agreement, and the Other Documents to which it is a party, and, the borrowing and receipt of Advances in accordance with the terms hereof and thereof, are within its organizational powers and have been duly authorized by all necessary organizational action on the part of its board of directors, board of managers or similar governing body, if required, and its stockholders, members or partners, if required, as the case may be.

5.3. Binding Effect. Each of this Agreement and the Other Documents has been duly executed and delivered by each Loan Party which is a party thereto, and the Note has been validly issued to the Agent in accordance with the terms hereof and thereof. Each of this Agreement and the Other Documents is the legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of Lenders’ rights generally in effect from time to time and by general principles of equity (regardless of whether considered in a proceeding at law or equity).

5.4. Equity Interests.

(a) As of the Closing Date, the authorized and issued amount of each class of Equity Interests of each Loan Party will be as set forth on Schedule 5.4. Except as set forth on Schedule 5.4, as of the Closing Date, all of the issued and outstanding Equity Interests of each Loan Party will be validly issued, fully paid and non assessable and not subject to any pre-emptive rights (other than pre-emptive rights pursuant to Applicable Law, as the case may be) and owned of record and beneficially by the Persons listed on Schedule 5.4 free and clear of all Liens other than Liens arising under this Agreement or the Other Documents. Except as set forth on Schedule 5.4, as of the Closing Date, none of the Loan Parties has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.

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(b) As of the Closing Date, except as set forth on Schedule 5.4, none of the Loan Parties owns any Equity Interests of, or have any direct or indirect equity interest in, any other Person.

(c) Except as set forth on Schedule 5.4, on the Closing Date, none of the Loan Parties nor any of their Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (i) any of its Equity Interests, (ii) any securities convertible into or exchangeable for any of its Equity Interests, or (iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Equity Interests.

5.5. Business Operations and Other Information; Financial Condition.

(a) The pro forma balance sheet of Loan Parties on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the Transactions contemplated under this Agreement and is accurate, complete and correct and fairly reflects the financial condition of Loan Parties on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The twelve-month cash flow and balance sheet projections of Loan Parties on a consolidated basis (the “Projections”), receipt of which is acknowledged by Agent, were prepared by a Responsible Officer of Borrower Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements.”

(c) Other than as disclosed in Schedule 5.5, during the period from December 31, 2022, to and including the date hereof, none of the Loan Parties has, in one or more transactions (whether or not related), disposed of any material part of their business or Property and since December 31, 2022, no event has had, or would reasonably be expected to have, a Material Adverse Effect, and no event which would have constituted a Default or Event of Default has occurred and is continuing.

5.6. Litigation; No Violation of Governmental Orders or Laws.

(a) Except as disclosed on Schedule 5.6(a), there are no actions, suits or proceedings pending, or, to the knowledge of the Loan Parties, threatened in writing against or affecting the Loan Parties or any of their respective Properties or rights (i) which seeks to enjoin or restrain any of the Transactions contemplated herein, (ii) that purport to affect or pertain to this Agreement or any Other Document or any of the transactions contemplated hereby or thereby, or (iii) which, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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(b) None of Loan Parties is, nor will be as a result of the execution, delivery and performance of this Agreement and the Other Documents and the consummation of the Transactions, in default under or in violation of any statute or Order, which default or violation, individually or in the aggregate together with all other such defaults and violations, has had or reasonably would be expected to have a Material Adverse Effect.

(c) Except as disclosed on Schedule 5.6(c), no Loan Party has any commercial tort claims.

5.7. No Conflicts with Agreements, Compliance, Etc. Neither the execution and delivery by any Loan Party of this Agreement or the Other Documents, nor the requesting and receipt of the Advances nor the fulfillment of or compliance by any Loan Party with the respective terms, conditions and provisions hereof or thereof, nor the consummation of the Transactions, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (except pursuant to the Other Documents) on any Properties or assets of Loan Parties pursuant to, (i) its Organizational Documents, (ii) any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or (iii) any statute or Order to which any of them or any of their respective assets are subject.

5.8. Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, is required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any of the Other Documents, or the performance by any Loan Party of its obligations hereunder or thereunder, or as a condition to the legality, validity, enforceability or performance of this Agreement or any Other Documents, or the consummation of the Transactions, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed on Schedule 5.8, all of which have been or will on or prior to the Closing Date (or in the case of (i) registrations and filings with the SEC or the securities regulators of any state of the United States, such later date as the same are required to be obtained and (ii) registrations before the RUG of the Mexican Security Documents, as may be applicable, which will be obtained or made as provided therein).

5.9. Outstanding Indebtedness; Existing Investments.

(a) Schedule 5.9(a) sets forth a correct and complete list of (i) all Material Indebtedness of Loan Parties on the Closing Date, (ii) the Affiliate Debt, and (iii) all intercompany Indebtedness among the Loan Parties, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the respective Loan Party and any other entity which directly or indirectly guarantees such debt and all Liens securing such Indebtedness. As of the Closing Date, after giving effect to the Transactions, there exists or will exist no breach or default under the terms and provisions of any instrument, agreement or contract pertaining to any such Indebtedness of Loan Parties or their respective Subsidiaries and no event or condition which, with due notice or lapse of time or both, would constitute such a breach or default.

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(b) Schedule 5.9(b) sets forth a correct and complete list of all Investments held by the Loan Parties and their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.

5.10. Title to Properties; Equipment and Other Property.

(a) Schedule 5.10 sets forth as of the Closing Date a true and complete list of all Real Property owned, leased, operated or possessed by Loan Parties or any of their respective Subsidiaries (which list (i) specifies whether such Real Property is owned or leased, (ii) accurately identifies the relevant Loan Party or Subsidiary that is the owner or lessee thereof, and (iii) constitutes all of the Real Property used by Loan Parties or any of their respective Subsidiaries in the conduct of their business as of the Closing Date), together with a true and complete list of all Real Property Leases to which Loan Parties or any of their respective Subsidiaries is a party, identifying the parties to each such lease and the Real Property to which it relates. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Loan Parties or any of their respective Subsidiaries has good title and a valid possessory interest in and to all of its Real Property and assets located thereon and good and valid leasehold title and a valid possessory interest in and to all Real Property and assets located thereon leased or licensed from others, free and clear of any Liens except Permitted Liens.

(b) All Real Property Leases set forth on (or required to be set forth on) Section 5.10 are legal, valid and binding obligations of the applicable Loan Party or Subsidiary thereto, enforceable against such Loan Party or Subsidiary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or all other laws relative to or affecting the enforcement of creditor’s rights generally in effect from time to time and by general principles of equity (regardless of whether considered in a proceeding at law or in equity). To the knowledge of each Loan Party, each Real Property Lease set forth on (or required to be set forth on) Section 5.10 is the legal, valid and binding obligation of each other Person which is a party thereto. Each Real Property Lease set forth on (or required to be set forth on) Section 5.10 is validly subsisting and in full force and effect. No Loan Party nor any of their respective Subsidiaries is in material breach or violation of the terms of any such Real Property Lease, and no Loan Party knows of any material breach or violation of any of such Real Property Leases by any other party thereto.

(c) The material fixtures, material equipment and other material tangible personal Property of each Loan Party and each of its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of the Loan Parties and their respective Subsidiaries; and such fixtures, equipment and other tangible personal Property of each Loan Party and each of its Subsidiaries is free and clear of any Liens except Permitted Liens.

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5.11. Taxes. Each Loan Party, each of its Subsidiaries and each Person which was responsible for filing returns on behalf of any consolidated group of which such Loan Party or Subsidiary is a member for federal income tax purposes immediately before giving effect to the Transactions (“Filing Person”), has filed all federal Tax Returns, all state, provincial, territorial, local and foreign income Tax Returns and all other material state, provincial, territorial, local and foreign Tax Returns required to have been filed by or on behalf of any such Persons, all such Tax Returns are true, correct and complete in all material respects and all material taxes (whether or not shown on any Tax Return) have been duly and timely paid or caused to be duly and timely paid except for Taxes the liability for which is being diligently contested in good faith and the Loan Party or Subsidiary, as applicable, has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No tax liens have been filed against a Loan Party or any of its Subsidiaries, other than Permitted Liens, and no material claims are being asserted in writing with respect to any such Taxes as of the date hereof. All of the tax liabilities of each Loan Party and each of its Subsidiaries are adequately provided for on its books and financial statements in accordance with GAAP. No Loan Party nor any of their respective Subsidiaries is a party to any tax sharing or similar agreement or obligation.

5.12. Disclosure. All factual information (taken as a whole) furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to the Agent or any Lender (including, without limitation, all information contained in the Other Documents) for purposes of or in connection with this Agreement, the Other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Except as set forth in the Financial Statements, there are no liabilities of the Loan Parties or any of their respective Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability.

5.13. [Reserved].

5.14. Labor Matters. Except as set forth on Schedule 5.14, during the five years prior to the Closing Date, there has been no material strikes, work stoppages, slowdowns or other labor disputes or grievances involving a Loan Party or any of its Subsidiaries or any of their respective employees, nor is any such action, dispute or grievance currently pending or, to the knowledge of any Loan Party, threatened against a Loan Party or any of its Subsidiaries. Except as set forth on Schedule 5.14, no Loan Party nor any of their respective Subsidiaries is a party (or negotiating) to any collective bargaining agreement and no Loan Party has any knowledge of any pending or threatened effort to organize any of their employees. There are currently no material pending retaliatory or wrongful discharge claims or federal, state, provincial, territorial or local employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against a Loan Party or any of its Subsidiaries or any of their respective employees, nor to the knowledge of any Loan Party are any such charges or complaints threatened against a Loan Party or any of its Subsidiaries or any of their respective employees. Each Loan Party and each of its Subsidiaries is in material compliance with all applicable federal, state, provincial, territorial, local and foreign statutes and Orders relating to labor or employment, including, without limitation, any provisions thereof relating to wages, hours worked, workers compensation, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity, unemployment insurance, and wrongful or retaliatory termination of employment.

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5.15. Environmental Matters. Except as set forth on Schedule 5.15:

(a) each Loan Party and each of its Subsidiaries and their respective businesses, operations and Real Property are and in the last five years have been in material compliance with, and no Loan Party nor any of their respective Subsidiaries has received written notice of any material liability under, Environmental Law;

(b) each Loan Party and each of its Subsidiaries have obtained all material Environmental Permits required for the conduct of their businesses and operations as currently conducted, and the ownership, operation and use of their assets, under Environmental Law and all such Environmental Permits are valid and in full force and effect;

(c) there has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property presently or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries or any predecessors in interest that is reasonably expected to result in a Material Adverse Effect;

(d) there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against a Loan Party or any of its Subsidiaries, which, if adversely determined, is reasonably expected to result in a Material Adverse Effect; and

(e) no Lien has been recorded or, to the knowledge of the Loan Parties, threatened under any Environmental Law with respect to any Real Property or assets of a Loan Party or any of its Subsidiaries.

5.16. Margin Regulations. No Loan Party owns or intends to acquire any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207). No part of the proceeds from Advances will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Loan Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Loan Party or any agent acting on its behalf has taken or will take any action which would reasonably be expected to cause this Agreement or the Other Documents to violate Regulation U, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now. As used in this Section 5.16, the term “purpose of buying or carrying” has the meaning assigned thereto in the aforesaid Regulation U.

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5.17. Pension and Benefit Plans.

(a) Each Pension Plan has been established, maintained, operated, administered and funded in material compliance with, and otherwise complies in all material respects with, its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other Applicable Laws and regulations, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

(c) There are no actions, suits or claims pending against or involving a Pension Plan or Foreign Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, threatened, which would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no Loan Party nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Pension Plan subject to Section 4064(a) of ERISA to which it made contributions or (ii) no Loan Party nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates has any liability under Section 4069 of ERISA.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

Notwithstanding the foregoing, the representations and warranties in this Section 5.17 do not apply to, and are not made by, a Mexican Loan Party.

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5.18. Security Interest in Collateral.

(a) The provisions of this Agreement and the Other Documents create legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and upon the making of the filings, recordings and other similar actions specified in the Other Documents, such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Obligations, enforceable against the applicable Loan Party, and having priority over all other Liens on the Collateral except for (i) Permitted Liens to the extent any such Liens would have priority over the Liens in favor of the Agent pursuant to any Applicable Law or agreement, and (ii) Liens perfected only by possession (including but not limited to possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

(b) Each Other Document delivered pursuant to Sections 6.7, 6.8 and 8.1, will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Agent and the Lenders, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required by any Other Document), such Liens will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.

5.19. Insurance. Schedule 5.19 sets forth a true and complete list and brief description of all policies of workers compensation, general liability, product liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Loan Parties or any of their respective Subsidiaries on the Closing Date after giving effect to the Transactions, true and complete copies of which policies have been previously delivered or made available to the Lenders. The Loan Parties and their respective Subsidiaries maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies engaged in the same or similar businesses, operating in the same or similar locations, including cyber insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Properties owned, occupied or controlled by them. Such policies are in full force and effect on the Closing Date, and no Loan Party nor any of their respective Subsidiaries has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been paid through the Closing Date.

5.20. Possession of Franchises, Licenses, Etc. Each Loan Party and each of its Subsidiaries possess all franchises, certificates, licenses, permits, registrations, security clearances, designations, approvals and other authorizations from Governmental Bodies, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its Properties and assets, and for the conduct of its business as now conducted and none of Loan Parties or any of their respective Subsidiaries is in material violation of any thereof.

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5.21. Intellectual Property.

(a) Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted and presently contemplated to be conducted in the future. All Intellectual Property owned by a Loan Party is described on Schedule 5.21. No Loan Party nor any of their respective Subsidiaries uses any Intellectual Property owned by any of their respective Affiliates (other than a Loan Party) except pursuant to a written agreement as set forth on Schedule 5.21.

(b) The use by a Loan Party or any of its Subsidiaries of Intellectual Property, including the operation, marketing, licensing, sale or distribution of products and services, and the general conduct and operations of the business of the Loan Parties and their Subsidiaries, does not violate, infringe, misappropriate or misuse any Intellectual Property rights of any Person, including any right of privacy or publicity, and is not libelous, slanderous or defamatory.

(c) There are no interferences, cancellation proceedings, oppositions, or other contested proceedings pending or threatened in writing, in the United States Patent and Trademark Office, the United States Copyright Office, or any Governmental Body relating to any Intellectual Property owned by a Loan Party or any of its Subsidiaries. No Loan Party nor any of their respective Subsidiaries has received any written notice of any claim, or a written threat of any claim, or offer to license, from any third party, and no third party claims are pending, (i) challenging the right of a Loan Party or any of its Subsidiaries to use any Intellectual Property or indicating that the failure to take a license would result in such a claim, (ii) alleging any violation, infringement, misuse or misappropriation by a Loan Party or any Subsidiary of Intellectual Property owned by any third party, or (iii) asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, cancellation or other infirmity of any Intellectual Property owned by a Loan Party or any Subsidiary. To the knowledge of the Loan Parties, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, would reasonably be expected to provide valid basis for any such claims.

(d) Except as disclosed on Schedule 5.6(c), no Loan Party nor any their respective Subsidiaries have made or intend to make any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of a Loan Party or any of their respective Subsidiaries) of their rights to, or in connection with, any Intellectual Property which they own. To the knowledge of the Loan Parties, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, would reasonably be expected to provide valid basis for any such claims and no Person is currently violating, infringing, misusing or misappropriating any Intellectual Property of a Loan Party or any of its Subsidiaries.

(e) No Loan Party nor any of their respective Subsidiaries nor, to the knowledge of the Loan Parties, any other Person is in material breach or has otherwise materially violated the provisions of any material License Agreement or other agreements concerning Intellectual Property to which a Loan Party or any of its Subsidiaries is a party or a beneficiary under.

(f) The consummation of the Transactions will not alter, encumber, impair or extinguish any Intellectual Property right of a Loan Party or any of its Subsidiaries or impair the right of a Loan Party or any of its Subsidiaries to develop, use, sell, license or dispose of, or to bring any action for the infringement or misappropriation of, any Intellectual Property right of any Loan Party or any of its Subsidiaries. Other than as set forth on Schedule 5.21(f), the consummation of the Transactions will not result in the termination of, or otherwise require the consent, approval or other authorization of any party to, any License Agreement or other agreement under which a Loan Party or any of its Subsidiaries has received or granted a license to use Intellectual Property.

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5.22. Use of Proceeds. The proceeds from the Advances on the Closing Date will be used by the Borrowers solely for the purposes set forth on Schedule 5.22.

5.23. Foreign Assets Control Regulations.

(a) No Loan Party nor any of their respective Subsidiaries nor, to the knowledge of the Loan Parties, any of their respective Affiliates is, or will be after consummation of the Transactions and application of the proceeds of the Advances, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof.

(b) No (i) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (A) is a Sanctioned Person; or (B) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Country, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (ii) Collateral is embargoed Property.

5.24. Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.

5.25. Status under Certain Laws. No Loan Party nor any of their respective Subsidiaries is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.26. Ranking of Obligations. The Indebtedness represented by this Agreement and the Other Documents and the other Obligations under the applicable Other Documents of each Loan Party is intended to constitute senior secured Indebtedness, and accordingly is, and shall be, at all times while the Obligations remain outstanding, (i) senior in right of payment to, or pari passu with, all Indebtedness of such Loan Party, and (ii) senior in right of payment to all other Indebtedness of such Loan Party, which, under the terms of the documents pursuant to or in connection with which such Indebtedness was created or incurred, is subordinated in right of payment to some or all of the other Indebtedness of such Loan Party, as the case may be.

5.27. Solvency. Immediately after giving effect to the Transactions to occur on the Closing Date and immediately following the borrowing of the Advances and after giving effect to the application of the proceeds thereof, the Loan Parties, taken as a whole, are Solvent.

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5.28. RICO. No Loan Party nor any of their respective Subsidiaries is engaged in or has engaged in any course of conduct that would reasonably be expected to subject any of their respective Properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

5.29. No Burdensome Restrictions.

(a) No Loan Party nor any of its Subsidiaries is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien.

(b) Except for such restrictions existing by reason of this Agreement and the Other Documents, there does not exist any encumbrance or restriction on the ability of any Subsidiary of a Loan Party to (i) pay Dividends or other distributions to such Loan Party or pay any Indebtedness owed to such Loan Party, (ii) transfer or assign any of its Properties or grant a Lien on any of its Properties, or (iii) make loans or advances to a Loan Party or any Subsidiary of a Loan Party.

5.30. Broker’s or Finder’s Commissions; Financial Advisory Fees. Except for the fees identified on Schedule 5.30, no broker’s or finder’s fee or commission or financial advisory, investment banking or similar fee or commission will be payable by a Loan Party or any of their respective Subsidiaries with respect to its receipt of the Advances or the consummation of any of the other Transactions. Each Loan Party agrees to indemnify the Lenders and hold each of them harmless against any loss, cost, claim or liability actually incurred by the Lenders (including, without limitation, reasonable attorneys’ fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

5.31. Material Contracts and Other Agreements.

(a) Schedule 5.31(a) sets forth all Material Contracts of the Loan Parties and their respective Subsidiaries (including, without limitation, all Material Contracts arising from (i) customer agreements and (ii) distribution, marketing and supply agreements). All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

(b) As of the Closing Date, except as set forth in Schedule 5.31(b), the Loan Parties and their respective Subsidiaries are not a party to, or bound by, any agreement that (x) requires the payment of $300,000 or more in any year, and (y) which falls into one of the following categories: (i) employment agreements covering any officers or employees of a Loan Party or its respective Subsidiaries (provided, that, collective bargaining agreements and labor agreements shall be set forth on Schedule 5.14), (ii) agreements for managerial, consulting or similar services, (iii) agreements with any of its equity holders, and (iv) License Agreements or other lease or license agreements to which any Loan Party or any of its Subsidiaries is a party, either as lessor or lessee, or as licensor or licensee (including, without limitation, leases for Real Property).

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(c) Other than the Organizational Documents of each Loan Party and each of its respective Subsidiaries, as of the Closing Date, except as set forth in Schedule 5.31(c), no Loan Party nor any of its Subsidiaries is a party to any partnership agreement, joint venture agreement, or limited liability company agreement for which the Loan Party is a member or manager.

VI. AFFIRMATIVE COVENANTS WITH RESPECT TO OBLIGATIONS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Payment of Principal and Interest. The Loan Parties will duly and punctually pay the principal of and interest on the Obligations and will timely pay all other Obligations in accordance with the terms hereunder and the applicable Other Documents.

6.2. Payment of Obligations and Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge promptly when due all material Taxes, assessments and other governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such Properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim that is being contested in good faith by appropriate proceedings and the applicable Loan Party or applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

6.3. Maintenance of Existence; Compliance.

(a) Each Loan Party shall, and shall cause each of its Subsidiaries to, do or shall cause to be done all things (i) necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise expressly permitted under Section 7.4(a) and (ii) necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, License Agreements and other licenses, permits, franchises, authorizations, and Intellectual Property material to the conduct of its business. Each Loan Party shall, and shall cause each of its Subsidiaries to, (A) maintain and operate such business in substantially the manner in which it is presently conducted, (B) comply in all material respects with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and legally enforceable decrees and orders of any Governmental Body, whether now in effect or hereafter enacted, (C) pay and perform its obligations under all Other Documents, and (D) pay and perform its obligations under all agreements, contracts or instruments to which it is a party except, in the case of this clause (D), where the failure to pay or perform, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section 6.3(a) shall prevent (x) sales of assets, consolidations, amalgamations or mergers by or involving any Loan Party or any of its Subsidiaries in accordance with this Agreement; or (y) the withdrawal by any Loan Party or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (z) the abandonment by any Loan Party or any of its Subsidiaries of any rights (including Intellectual Property rights), franchises, licenses (including the License Agreements), or immaterial leases that such Person reasonably determines are no longer economically practicable to maintain or are not useful to its business.

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(b) Each Loan Party shall maintain its current corporate form and shall not convert to any other form of organization (or may make any tax election) without the prior written consent of the Agent.

(c) Without limiting clause (a) above, each Loan Party shall ensure, and cause each of its Subsidiaries to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party or any of its Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) or Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders. Without limiting clause (a) above, each Loan Party shall comply, and cause each of its Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

6.4. Maintenance of Property; Insurance.

(a) Each Loan Party shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to at all times maintain and preserve all Property material to the conduct of its business and keep all such Property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 6.4(a) shall prevent (i) sales of assets, consolidations, amalgamations or mergers by or involving any Loan Party or any of their Subsidiaries in accordance with this Agreement; (ii) the withdrawal by any Loan Party or any of their respective Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Loan Party or any of their Subsidiaries of any rights (including Intellectual Property rights), franchises, licenses (including License Agreements), or immaterial leases that such Person reasonably determines are no longer economically practicable to maintain or are not useful to its business.

(b) Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) keep its insurable Property adequately insured at all times by financially sound and reputable insurers, (ii) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including cyber insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it, and (iii) maintain such other insurance as may be required by law, in each case of clauses (i) through (iii), such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. Agent shall have received in form and substance satisfactory to Agent, (a) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (b) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lender loss payee and/or mortgagee, as applicable.

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(c) Any credit insurance obtained or maintained by the Loan Parties shall be with insurance companies satisfactory to Agent, contain coverage in such amounts satisfactory to Agent, and otherwise be on terms and conditions as Agent may reasonably require. Payments on such credit insurance received by Agent with respect to an Eligible Receivable shall be applied to the Obligations in order and manner as determined by Agent. In the event that an Eligible Receivable would be subject to a claim under such credit insurance, Borrowers agree to fully cooperate with Agent in connection with each such claim (including, without limitation, providing to Agent and the insurance company documentation and supporting information with respect to the applicable Eligible Receivable). Borrowers agree and acknowledge that (w) Agent has the sole discretion in determining whether to file claims under such credit insurance, (x) Agent is entitled to file claims under such credit insurance without notice to or the consent of Borrowers, (y) Borrowers remain fully liable to Agent pursuant to the terms of this Agreement with respect to any Eligible Receivable notwithstanding the existence of such credit insurance or any claim filed with respect thereto, and (z) Agent shall have no liability to Borrowers under any circumstances in the event that an insurance company rejects any claim filed under such credit insurance. Without limiting the foregoing, with respect to filing claims with respect to credit insurance, Agent shall be entitled to (i) sell or assign Receivables of any Borrower upon such terms, for such amounts and at such times as Agent deems advisable, (ii) make and adjust any and all claims on behalf of any Borrower under the credit insurance policies, and (iii) sell, assign or otherwise convey all right, title and interest in and to any such Receivable to Agent or the insurance company as may be required by such insurance company in connection with the filing of a credit insurance claim therefor.

6.5. Books and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

6.6. Environmental Laws.

(a) Promptly after any officer of any Loan Party or any of its Subsidiaries obtains actual knowledge of any of the following, the Loan Party or its Subsidiaries will furnish, or will cause to be furnished, to the Lender written notice of (i) any pending or threatened in writing material Environmental Claim against any Loan Party or any of its Subsidiaries or any Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries; (ii) any condition or occurrence on any Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries that (x) results in material noncompliance by any Loan Party or any of its Subsidiaries with any applicable Environmental Law and (y) is reasonably anticipated to form the basis of a material Environmental Claim against any Loan Party or any of its Subsidiaries or any such Real Property; or (iii) the requirement under Environmental Law to undertake any material remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by a Loan Party or any of its Subsidiaries except as would not reasonably be expected to result in a Material Adverse Effect.

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(b) Each Loan Party shall, shall cause each of its Subsidiaries to, and shall use commercially reasonable efforts to cause all lessees and other Persons occupying Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries to, (i) comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property, (ii) obtain and renew all material Environmental Permits applicable to its operations and Real Property, and (iii) conduct any removal, remedial or corrective actions required under Environmental Laws; provided that no Loan Party shall be required to undertake any such removal, remedial or corrective actions to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.7. Further Assurances. From time to time, each Loan Party shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent and Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the Other Documents.

6.8. Future Guarantors; Additional Collateral; Further Assurances.

(a) Subject to Applicable Law, each Loan Party shall cause each of its Subsidiaries formed or acquired after the date of this Agreement (and in accordance with the terms of this Agreement), within ten (10) Business Days following such formation or Acquisition, to become a Guarantor hereunder by executing a joinder to this Agreement and each of the Other Documents (and, if such Subsidiary is a Foreign Subsidiary, a Foreign Guaranty and Foreign Security Agreement) in form and substance reasonably satisfactory to the Agent. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Other Documents, and (ii) will grant first priority, perfected Liens to the Agent, for the benefit of the Agent and the Lenders, in the Collateral of such Loan Party pursuant to the Other Documents by executing a joinder thereto in accordance with the terms thereof.

(b) Each Loan Party will cause 100% of the issued and outstanding Equity Interests of the Borrowers and each other direct and indirect Subsidiary of a Borrower to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Other Documents to the extent provided therein.

(c) Each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to Agent and the Lenders such documents, agreements, legal opinions and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, and other documents and such other actions or deliveries of the type required by Article VIII), which may be required by Applicable Law or which the Agent or the Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Other Documents and to ensure perfection and priority of the Liens created or intended to be created by the Other Documents, all at the expense of the Borrowers. Notwithstanding anything to the contrary herein, the Agent may, in its reasonable discretion, determine that the provisions of this Section 6.8 shall not be applicable to the extent that with respect to any particular asset, the costs of obtaining a security interest therein is excessive in relation to the value afforded thereby.

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(d) Notwithstanding anything to the contrary set forth herein, no assets of any Person joined hereto as a Borrower shall be included in the Revolver Formula Amount until Agent has conducted a receivables audit or appraisal, as applicable, of such assets and the results of such receivables audit or appraisal are satisfactory to Agent.

6.9. Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.10. Sanctions and other Anti-Terrorism Laws; Anti-Corruption; Additional Information.

(a) The Loan Parties covenant and agree that: (A) they shall immediately notify the Agent and each of the Lender in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes embargoed Property, then, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Agent that is not embargoed Property

(b) Each Covered Entity shall conduct their business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.

(c) The Loan Parties agree to provide to Agent and the Lenders information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with Applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

6.11. Post-Closing Letter. The Loan Parties shall fulfill all obligations set forth in the Post-Closing Letter by the time periods set forth therein.

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VII. NEGATIVE AND MAINTENANCE COVENANTS WITH RESPECT TO OBLIGATIONS.

No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement and shall not permit any of their respective Subsidiaries to, directly or indirectly:

7.1. Financial Covenants.

(a) Fixed Charge Coverage Ratio. At all times, permit the Fixed Charge Coverage Ratio for any Test Period to be less than 1.10 to 1.00, which shall be measured as of the last day of each month on a trailing twelve (12) month basis. Compliance with the foregoing shall be demonstrated in the monthly Compliance Certificate delivered to Agent and shall be supported by calculation details satisfactory to Agent.

7.2. Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) The Obligations;

(b) any guaranty of Indebtedness of a type described in this Section 7.2; provided, that, in no event shall a Domestic Loan Party guaranty the Indebtedness of a Foreign Loan Party without Agent’s prior consent;

(c) Indebtedness outstanding on the Closing Date and listed on Schedule 7.2 (provided, that, the amount of any such Indebtedness shall not be permitted to be increased on or following the Closing Date other than as a result of any interest thereon accruing in kind);

(d) Accounts payable and accrued liabilities of the Loan Parties incurred in the Ordinary Course of Business, including, without limitation, operating leases;

(e) intercompany Indebtedness among the Loan Parties to the extent permitted by Section 7.6(d);

(f) Indebtedness in respect of (i) workers’ compensation claims or obligations in respect of health, disability or other employee benefits, (ii) property, casualty or liability insurance or self-insurance obligations, (iii) completion, bid, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Loan Party, (iv) taxes, assessments or other government charges not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (v) bankers’ acceptances and other similar obligations not constituting Indebtedness for borrowed money, or (vi) customary cash management services or in connection with any automated clearinghouse transfer of funds, in each of the foregoing cases to the extent incurred in the Ordinary Course of Business;

(g) Indebtedness of the Loan Parties in respect of Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

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(h) Intentionally Omitted;

(i) Subordinated Debt to the extent expressly consented to in writing by Agent and the Required Lenders;

(j) Indebtedness consisting of letters of credit in an aggregate principal amount outstanding at any time not in excess of $100,000, which Indebtedness may be secured by cash collateral of the Loan Parties delivered to the issuer of such letters of credit (and by no other assets of a Loan Party); and

(k) other unsecured Indebtedness of the Borrowers in an aggregate principal amount outstanding at any time not in excess of $100,000; provided, that, in no event shall any Indebtedness of the Loan Parties to any vendor or accounts payable (due to vendors) financing exist at any time.

7.3. Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the “Permitted Liens”):

(a) Liens arising under this Agreement and the Other Documents;

(b) [Reserved];

(c) inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien;

(d) Liens in respect of Property of any Loan Party imposed by law, which were incurred in the Ordinary Course of Business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, provided that should any of the foregoing Liens not otherwise constitute inchoate Liens incurred in the Ordinary Course of Business, such Liens shall be permitted only to the extent that such Liens (i) secure obligations which are not yet due or delinquent, (ii) do not in the aggregate materially detract from the value of the Property of the Loan Parties and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Loan Parties and their Subsidiaries, taken as a whole, and (iii) if applicable, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien;

(e) Liens in existence on the Closing Date and set forth on Schedule 7.3; provided that (x) the aggregate principal amount of the Indebtedness or other obligations, if any, secured by such Liens shall not increase other than as a result of any interest thereon accruing in kind; and (y) such Liens do not encumber any Property other than the Property subject thereto on the Closing Date;

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(f) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Loan Parties and their Subsidiaries at such Real Property;

(g) Liens arising out of judgments or awards not resulting in an Event of Default, or in respect of which such Loan Party shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings, or other surety bond related to any such judgment;

(h) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the Ordinary Course of Business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the Ordinary Course of Business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall not encumber any Property other than cash and Cash Equivalents, and (z) the aggregate principal amount of all performance or similar bonds outstanding at any time pursuant to clause (ii) shall not exceed $100,000 in the aggregate;

(i) Intentionally Omitted;

(j) Liens on assets of the Loan Parties or their Subsidiaries arising pursuant to Purchase Money Obligations or Capital Lease Obligations permitted under Section 7.2(g); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the Property being acquired or leased at the time of the incurrence of such Indebtedness, (ii) any such Liens attach only to the Property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other Property of any Loan Party or any of their Subsidiaries, and (iii) such Liens secure amounts not greater than the amount of Indebtedness permitted under Section 7.2(g);

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(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party or any of their Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(l) the filing of financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(m) Liens against cash collateral of the Loan Parties securing Indebtedness arising under letters of credit to the extent permitted pursuant to Section 7.2(j), provided, such Lien shall only attach to the cash collateral posted in respect of such letters of credit; and

(n) other Liens incurred (other than on Receivables or Inventory) in the Ordinary Course of Business by the Loan Parties with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $100,000 at any time outstanding.

7.4. Mergers; Consolidations; Asset Sales.

(a) Wind up, liquidate or dissolve its affairs, be a party to any merger, amalgamation or consolidation, or sell or otherwise transfer all or substantially all of its Property or assets in any single or series of transactions (or agree to do any of the foregoing at any future time), except for, (i) a merger, amalgamation or consolidation of (w) any Subsidiary of a Borrower into a Borrower; provided that such Borrower is the surviving entity, and (x) any Guarantor (other than Parent) and a Borrower so long as the Borrower is the surviving entity, and (ii) any winding up, liquidation or dissolution of a Subsidiary of a Borrower so long as, all assets and Property of such Subsidiary are distributed to such Borrower; provided, that, Borrower Agent shall provide Agent with not less than thirty (30) days’ prior written notice of any events contemplated under (i) and (ii);

(b) Sell, transfer, dispose of, convey or lease any of its Property, assets or equity interests, or sell or assign with or without recourse any Receivables, except for (i) sales of Inventory in the Ordinary Course of Business and not pursuant to any bulk sales; (ii) sales, transfers and dispositions of Property (excluding any Receivables, Inventory, Intellectual Property, or Equity Interests of a Loan Party) in the Ordinary Course of Business to third parties (A) for a purchase price of at least Fair Market Value so long as (x) at least 75% of such purchase price is paid in cash, and (y) the Fair Market Value of all assets sold or otherwise disposed of in any Fiscal Year of the Borrowers does not exceed $250,000 or (B) that have become damaged, obsolete or no longer useful in the Loan Parties’ business; (iii) the use of cash or Cash Equivalents in a manner not prohibited by this Agreement and Other Documents; (iv) the making of Investments permitted pursuant to Section 7.6; (v) the collection or compromise of past due Receivables or the settlement of delinquent Receivables or in connection with the bankruptcy or reorganization of Customers, not to exceed $100,000 in aggregate per calendar year; (vi) non-exclusive licenses, sublicenees, operating leases or subleases granted by a Loan Party to any third party so long as such arrangement is on an arm’s length basis and in the Ordinary Course of Business; (vii) dispositions resulting directly from any Event of Loss; (viii) the lapse or abandonment of Intellectual Property that is, in the reasonable good faith judgment of a Loan Party, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries, and (ix) a merger, amalgamation or consolidation permitted by Section 7.4(a). Without limiting the foregoing and for the avoidance doubt, the Loan Parties are not permitted to (X) sell, transfer, dispose of, convey or lease any Inventory except pursuant to 7.4(b)(i), (Y) sell or assign with or without recourse any Receivables except pursuant to 7.4(b)(x), or (Z) compromise any Receivable except pursuant to 7.4(b)(v), in each case, without Agent’s prior written consent.

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(c) In the event any Loan Party or any of their respective Subsidiaries shall receive Net Proceeds from any Event of Loss of any Collateral, the Loan Parties shall apply an amount equal to 100% of such Net Proceeds to prepay the Obligations; provided, that, (i) the Loan Parties shall only be required to apply Net Proceeds from Events of Loss towards repayment of the Obligations to the extent Net Proceeds for all Events of Loss during a given Fiscal Year exceed $100,000, and (ii) repayments made by Borrowers pursuant to this Section 7.4(c) shall not trigger a corresponding reduction in the Revolving Commitment Amount.

7.5. Dividends. Declare, pay or make any Dividend or distribution on any Equity Interests of any Loan Party (other than Dividends or distributions payable in its stock, or split-ups or reclassifications of its stock so long as no Change of Control results therefrom) or apply any of its funds, Property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party, except, that:

(a) Borrowers may declare and pay to Parent, and Parent may declare and pay to its shareholders, Dividends, so long as (i) the Payment Conditions are satisfied, and (ii) such Dividends do not exceed $500,000 in the aggregate during any trailing twelve (12) month period;

(b) a Loan Party may declare and pay Dividends or make distributions to Zircon; and

(c) the Borrowers may pay Permitted Tax Distributions.

7.6. Investments, Loans and Advances. Make any Investments other than the following:

(a) the Loan Parties may consummate the Transactions in accordance with the provisions of this Agreement and the Other Documents;

(b) Investments outstanding on the Closing Date and identified on Schedule 7.6 (provided, that, the amount of any such Investments shall not be permitted to be increased on or following the Closing Date other than as a result of any interest thereon accruing in kind);

(c) the Borrowers and the other Loan Parties may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents with financial institutions in the United States that have delivered springing Control Agreements satisfactory to Agent (including, without limitation, for the purpose of investing raised capital in Cash Equivalents in connection with an anticipated Permitted Acquisition), (iii) endorse negotiable instruments for collection in the Ordinary Course of Business (to the extent permitted under this Agreement), or (iv) make lease, utility and other similar deposits in the Ordinary Course of Business;

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(d) the Borrowers may make intercompany loans to one another, in the Ordinary Course of Business and consistent with past practices. Any such intercompany loans shall include terms that subordinate payment of the indebtedness to the prior payment in full of all Obligations and, if requested by Agent, be evidenced by a promissory note on terms and conditions acceptable to Agent in its sole discretion, and which has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower that is the obligee on such note.

(e) the Loan Parties may make loans and advances (including payroll, travel and entertainment related advances) in the Ordinary Course of Business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

(f) Investments by the Loan Parties in securities of trade creditors or customers in the Ordinary Course of Business and consistent with such Loan Party’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(g) The Borrowers may establish Subsidiaries subject to compliance with Sections 6.7, 6.8 and 7.17; and

(h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (A) Permitted Acquisitions and (B) any other Investments (but excluded Acquisitions) made with cash or Cash Equivalents by the Borrowers not to exceed $250,000 in the aggregate after the Closing Date.

7.7. Limitation on Modifications of Indebtedness; Modifications of Organizational Documents, etc. Unless otherwise consented to by Agent in its good faith discretion, the Loan Party’s shall not:

(a) amend or modify, or permit the amendment or modification of, any provision of Material Indebtedness or Subordinated Debt or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto;

(b) amend, modify or change its Organizational Documents; and

(c) amend or modify, or permit the amendment or modification of, any provision of any documents evidencing, governing or otherwise related to Subordinated Debt except to the extent expressly permitted pursuant to the applicable Subordination Agreement.

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7.8. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties permitted by Section 7.4(b), (ii) transactions between Zircon and Zircon MX concerning the production and distribution of Zircon’s Inventory, so long as (A) such transaction is in the Ordinary Course of Business, consistent with past practice, on an arm’s-length basis, and on terms and conditions satisfactory to Agent and no less favorable to Zircon than terms and conditions which would have been obtainable from a Person other than Zircon MX or any other Affiliate, (B) Zircon shall not transfer any Property (including, without limitation, accounts, inventory or Intellectual Property) as part of such transaction other than the payment of cash or the making of cash Investments, and (C) the amount of cash paid to, and retained by, Zircon MX shall not exceed an amount necessary for Zircon MX to satisfy its working capital needs in the Ordinary Course of Business and consistent with past practices, and (iii) any other transactions with Affiliates disclosed to Agent on Schedule 7.8, which are in the Ordinary Course of Business, on an arm’s-length basis, and on terms and conditions satisfactory to Agent and no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, so long as such transaction does not (A) exceed $100,000 per Fiscal Year, and (B) involve the transfer of any Property of Zircon (including, without limitation, accounts, inventory and Intellectual Property) other than cash payments and/or Investments made in cash.

7.9. Sale and Leasebacks. Except as listed on Schedule 7.9 as of the Closing Date, enter, into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred without the written consent of Agent.

7.10. Fiscal Year. Change its fiscal year-end to a date other than the last day of March.

7.11. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the Other Documents, and (b) any agreements governing any Purchase Money Obligations or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

7.12. Limitation on Certain Restrictions on Subsidiaries. Except for such restrictions existing by reason of this Agreement and the Other Documents, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of any Loan Party to (a) pay Dividends or other distributions to such Loan Party or pay any Indebtedness owed to such Loan Party, (b) transfer or assign any of its Properties or grant a Lien on any of its Properties, or (c) make loans or advances to a Loan Party or any Subsidiary of a Loan Party.

7.13. Payments in Respect of Certain Indebtedness. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance, purchase or acquisition, and whether of interest, principal or any other amounts) with respect to any Indebtedness (other than to Agent), except that the Loan Parties may make payments in respect of (i) Subordinated Debt so long as such payments are expressly permitted pursuant to the terms of the applicable Subordination Agreement and (ii) the Debt Settlement Agreements in accordance with the Post-Closing Letter.

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7.14. Business. Engage in any line of business other than the same type conducted by the Loan Parties as of the Closing Date and described on Schedule 7.14.

7.15. Limitation on Accounting Changes. Make or permit, any change in accounting policies or reporting practices, without the consent of the Agent.

7.16. Limitation on Issuance of Equity Interests. With respect to the Loan Parties, issue any Equity Interests that (a) would cause a Change of Control or (b) that constitutes Disqualified Equity Interests. For the avoidance of doubt, the Loan Parties may raise capital by issuing Equity Interests so long as such issuance does not cause a Change of Control or constitute the issuance of Disqualified Equity Interests.

7.17. Limitation on Subsidiaries. The Loan Parties shall not:

(a) have any Subsidiaries as of the Closing Date unless such Subsidiary has become a Loan Party under this Agreement or the Other Documents;

(b) create or acquire any additional Subsidiaries after the Closing Date without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed; provided, that, clause (b) shall not apply to a Subsidiary of a Borrower established or created after the Closing Date, in each case, so long as such Subsidiary immediately becomes a Loan Party and grants Agent a first priority, perfected Lien on all of such Loan Party’s Property pursuant to this Agreement or Other Documents);

(c) directly or indirectly, permit create or otherwise cause or suffer to exist or become effective any Lien on the Property of a Subsidiary (other than Permitted Liens); and

(d) unless otherwise consented to by Agent, designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or (b) certificate their limited liability membership interests or partnership interests, as applicable.

7.18. Inconsistent Agreements. Enter into any agreement, contract or instrument containing any provision which would be violated or breached by the receipt of the Advances, the granting of Liens hereunder, or by the performance by the Borrowers or any other Loan Party of any of its Obligations hereunder or under any Other Document.

7.19. Limitation on Collateral Location. Store Collateral in excess of $100,000 in the aggregate at any location not owned by Loan Party unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement.

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7.20. Sanctions and other Anti-Terrorism Laws; and Anti-Corruption Laws.

(a) Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Parties and their Subsidiaries will not: (a) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanction Person or Sanctioned Country, including any use of the proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctions Person or Sanctioned Country; (c) repay the Advances with embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become embargoed Property; or (e) cause any Lender or Agent to violate any Anti-Terrorism Law.

(b) Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

7.21. Intentionally Omitted.

7.22. Payments to Permitted Holders. Make any payment to the Permitted Holders except for (a) the payment of Dividends and Permitted Tax Distributions in accordance with Section 7.5 and (b) the payment of reasonable salary and compensation in the Ordinary Course of Business and consistent with past practices pursuant to a Permitted Holder’s employment contract as in effect on the Closing Date (or as amended with Agent’s prior consent).

VIII. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Notes. Agent shall have received the Notes duly executed and delivered by a Responsible Officer of each Borrower;

(b) Other Documents. Agent shall have received each of the executed Other Documents, as applicable, including, without limitation, (i) the Validity Guaranty Agreement, (ii) the Pledge Agreements, and (iii) Lien Waiver Agreements for locations required under Section 7.19 and for any locations containing books and records;

(c) Capital Structure and Projections. Agent shall be satisfied with the management and capital structure of Borrowers and shall have received its financial statements and management projections, in form and substance satisfactory to Agent;

(d) Outstanding Indebtedness. On the Closing Date and after giving effect to the consummation of the Transactions, the Loan Parties shall not have any outstanding Indebtedness other than Indebtedness permitted under Section 7.2;

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(e) Closing and Solvency Certificate. Agent shall have received a certificate signed by a Responsible Officer of Borrowers dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) on such date no Default or Event of Default has occurred or is continuing or would result from the consummation of the Transactions; and (iii) after giving effect to the Transactions contemplated hereunder, Borrowers and the other Loan Parties, on a consolidated basis, are Solvent;

(f) Borrowing Base Certificate. Agent shall have received evidence from Borrowers a duly executed and delivered Borrowing Base Certificate, in form and substance reasonably satisfactory to Agent;

(g) Liquidity. After giving effect to the initial Advances and the payment of all fees and expenses owing in connection with the Transactions hereunder, Borrowers shall have Liquidity of at least $1,000,000;

(h) AR Audit and Inventory Appraisal. Agent shall have received an audit of Receivables and an inventory appraisal, in each case, conducted by third parties and with results acceptable to Agent;

(i) Control Agreements and Blocked Accounts. Loan Parties shall have established Blocked Accounts and Agent shall have received duly executed Control Agreements for such Blocked Accounts with financial institutions acceptable to Agent. Agent shall have received springing Control Agreements reasonably satisfactory to Agent in respect of all of the Loan Parties’ deposit accounts that are not Blocked Accounts (i.e., operating and disbursement accounts), as well as Control Agreements in respect of any investment and/or securities accounts;

(j) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body

(k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement or Other Document, or any related agreement or under Applicable Law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a first priority perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

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(l) Authorizing Documents of Loan Parties. Agent shall have received a certificate of the secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the members (or other equivalent governing body, director or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement or each Other Document to which such Loan Party is a party (including authorization of the incurrence of Indebtedness hereunder on a joint and several basis), and (y) the granting by such Loan Party of the security interests in and Liens upon the Collateral to secure all of the joint and several Obligations of Loan Parities (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing certificate, certificate of status, certificate of compliance or other analogous certificate (to the extent such concept is applicable in the applicable jurisdiction) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification, as evidenced by such certificate(s) (to the extent such concept is applicable in the applicable jurisdiction) and which is dated not more than 30 days prior to the Closing Date and issued by the appropriate official of each such jurisdiction;

(m) Intentionally Omitted.

(n) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to the Fee Letter;

(o) Consents. Agent shall have received any and all consents, approvals or authorizations of or declarations, registrations or filings with any Governmental Body or any nongovernmental Person necessary to permit the effectuation of the Transactions; and, Agent shall have received such consents, approvals or authorizations of or declarations, registrations or filings with any Governmental Body or any nongovernmental Person and waivers from third parties as might assert claims with respect to the Collateral, as Agent, deems necessary. Agent shall have received satisfactory confirmation from all account debtors with respect to the collateral assignment of Receivables.

(p) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (ii) insurance certificates issued by Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lender loss payee and/or mortgagee, as applicable;

(q) Credit Insurance for Receivables. Agent shall have received and reviewed Borrowers’ credit insurance policies, which shall be on terms and conditions satisfactory to Agent, and Agent shall have received satisfactory lender loss payee endorsements in respect of such policies, in each case, in form and substance satisfactory to Agent.

(r) Payment Instructions. Agent shall have received written instructions from Borrower Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

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(s) No Material Adverse Effect. Since December 31, 2022, there shall not have occurred any Material Adverse Effect;

(t) Material Contracts. To the extent deemed necessary by Agent, Agent shall have received and reviewed all Material Contracts which shall be satisfactory to Agent in its discretion.

(u) Compliance with Laws. Agent shall be reasonably satisfied that each Loan Party is in compliance with all Applicable Laws, including, without, limitation, those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA (to the extent applicable), and the Anti-Terrorism Laws.

(v) Contingent Labor Liability. Agent’s counsel shall have completed a review of the Loan Parties’ Contingent Labor Liability in Mexico with satisfactory results.

(w) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent in its discretion.

8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement; and

Each request for an Advance hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

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IX. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrower Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2. Schedules. Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable Schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent, which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement, (ii) on or before Wednesday of each week, credit balance and collections reporting with respect to each Borrower’s Receivable, which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement; and (iii) on or before Wednesday of each week, each Borrower’s sales report/roll forward for the immediately prior week. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment Schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3. Environmental Reports.

(a) Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.9, with a certificate signed by a Responsible Officer of the Borrower Agent stating, to the best of his or her knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

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(b) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or obtains, gives or receives notice of any Environmental Claim affecting the Real Property or any Borrowers’ interest therein or the operations or the business from any Person, including any Governmental Body, then Borrower Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Claim. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c) Borrower Agent shall promptly forward to Agent copies of any notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled. Borrower Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Claim at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4. Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5. Material Occurrences. Immediately notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) [Reserved]; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under a Material Contract; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any event that would allow Borrowers (or Agent as lender’s loss payee) to assert a claim under any credit insurance policy; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Material Indebtedness, including the names and addresses of the holders of such Material Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Material Indebtedness; and (g) any other development in the business or affairs of any Loan Party or their Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

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9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and a Governmental Body or the United States, any state, or any department, agency or instrumentality of any of them.

9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each Fiscal Year, audited financial statements of the Parent and its Subsidiaries on a consolidated and consolidating basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and reported upon without qualification by an independent certified public accounting firm selected by Parent and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 7.1, 7.2, 7.5 and 7.6. The foregoing report shall be accompanied by a Compliance Certificate.

9.8. Quarterly Financial Statements. Furnish Agent as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Parent, Zircon UK and their respective Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Parent, Zircon UK and their respective Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the Fiscal Year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Parent’s or Zircon UK’s business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous Fiscal Year. The reports shall be accompanied by a Compliance Certificate.

9.9. Monthly Financial Statements. Furnish Agent as soon as available and in any event within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower, Zircon MX and their respective Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower, Zircon MX and their respective Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Borrower’s or Zircon MX’s business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous Fiscal Year. The reports shall be accompanied by a Compliance Certificate.

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9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns that each Borrower sends to its stockholders.

9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12. Projected Operating Budget. Furnish Agent no sooner than sixty (60) days prior to and no later than thirty (30) days after the end of each Fiscal Year of Borrower Agent, a month by month projected operating budget and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year (including an income statement and a balance sheet for each month), such projections to be accompanied by a certificate signed by a Responsible Officer of Borrower Agent to the effect that such projections have been prepared in good faith consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13. Variances From Operating Budget. Furnish Agent on a quarterly basis, within 30 days of the end of each fiscal quarter, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events. Furnish Agent with immediate written notice of (i) any lapse or other termination of any consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of a Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lenders, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

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9.15. ERISA Notices. Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that an ERISA Event has occurred, together with a written statement describing such ERISA Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Pension Plan or Multiemployer Plan or the establishment of any new Pension Plan or Multiemployer Plan or the commencement of contributions to any Pension Plan or Multiemployer Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Plan or Multiemployer Plan or to have a trustee appointed to administer a Pension Plan or Multiemployer Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16. Additional Documents. Execute and deliver to Agent, upon Agent’s reasonable request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17. Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedule 4.4 (Ownership and Location of Collateral), Schedule 5.4 (Equity Interests), Schedule 5.21 (Intellectual Property), Schedule 5.31 (Material Contracts), Schedule 6.12 (Deposit, Securities and Investment Accounts) and; provided, that, absent the occurrence and continuance of any Event of Default, Loan Parties shall only be required to provide such updated schedules on a quarterly basis in connection with delivery of a Compliance Certificate with respect to the applicable quarter; provided, further that, the foregoing proviso shall not diminish or affect a Borrower’s notice obligations arising under this Agreement or the Other Documents with respect to any event that may have given rise to such schedule update and, at all times, Borrower’s shall deliver notice to Agent of any event requiring such notice in the manner and time frame prescribed by this Agreement. Any such updated Schedules delivered by Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

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9.18. Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations; provided, that, prior to an Event of Default, Agent and the Lenders agree to request such information in consultation with the applicable Loan Party. Each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise. Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Borrowers or any other Loan Party fails to pay any Obligation within three (3) Business Days after the same becomes due; provided, that, on the Maturity Date, all Obligations shall become immediately due and payable without giving effect to such three (3) day cure period.

10.2. Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made.

10.3. Financial Information; Inspections. Failure by any Loan Party to (a) furnish financial information required pursuant to this Agreement when no deadline for delivery thereof is specified within fifteen (15) days of the date requested, or (b) permit the inspection of its books or records or provide access to its premises for audits and appraisals in accordance with the terms hereof.

10.4. Judicial Actions. The (a) issuance of a notice of Lien, levy, assessment, injunction or attachment (i) against Inventory or Receivables of Borrowers; or (ii) against any other Property of any Loan Party having a Fair Market Value in excess of $250,000; or (b) the seizure, garnishment or taking by a Governmental Body of any Loan Party or any Property with a Fair Market Value in excess of $250,000, or (c) the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of Agent’s and Lenders’ security provided by this Agreement or the Other Document.

10.5. Covenants. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, or covenant contained in Section 4.2, 4.4, 4.8, 6.3, 6.4, 6.8, 6.10, 6.11, and Article VII, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party, and Agent or any Lender and the same shall remain unremedied for ten (10) days.

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10.6. Judgments. There is entered against any Loan Party or any Subsidiary thereof: (i) a final judgment or Order for the payment of money in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

10.7. Bankruptcy. Any Loan Party or any Subsidiary thereof shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its Property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of Lenders, (iv) commence a voluntary case under any state or federal Bankruptcy Laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such Bankruptcy Laws, or (viii) take any action for the purpose of effecting any of the foregoing.

10.8. Material Adverse Effect. The occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect.

10.9. Lien Priority. Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except as otherwise expressly provided in this Agreement and subject to Permitted Liens), other than in respect of assets that, individually or in the aggregate, do not exceed $100,000; or

10.10. Certain Actions. Any Loan Party or any of its senior officers is criminally indicted or convicted for (A) a felony, or (B) violating any state, provincial, territorial or federal Law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that has resulted in, or could reasonably be expected to lead to, a forfeiture of any material property or any assets (including the Collateral) upon which such Loan Party has granted a Lien to Agent or the right to conduct a material part of its business; or

10.11. Cross Default. The occurrence of any (a) event of default under any Material Indebtedness (other than the Obligations) of any Loan Party, or any other event or circumstance which would permit the holder of any such Material Indebtedness to accelerate such Material Indebtedness prior to the scheduled maturity or termination thereof (it being understood that an Event of Default under this Section 10.11 shall occur regardless of whether the holder of such Material Indebtedness actually accelerates, terminates or otherwise exercises any remedies with respect to such Material Indebtedness), or (b) a default of the obligations of any Loan Party under any other agreement to which it is a party which has or is reasonably likely to have a Material Adverse Effect.

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10.12. Change of Control. Any Change of Control shall occur.

10.13. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall claim such unenforceability or invalidity in writing to Agent or any Lender, or any Loan Party otherwise challenges the validity of or its liability under this Agreement or any Other Document.

10.14. ERISA. (x) one or more ERISA Events shall have occurred, and (y) any such event or events described in clause (x) could, in the opinion of the Agent, reasonably be expected to result in a liability to a Loan Party or any of their respective ERISA Affiliates in an aggregate amount exceeding $250,000 or the imposition of a Lien on any assets or property of Loan Party or any of their respective ERISA Affiliates.

10.15. Validity Guarantor. (x) the failure or neglect of by the Validity Guarantor to perform, keep or observe any term, provision, condition, or covenant contained in the Validity Guaranty Agreement or any other agreement or arrangement, now or hereafter entered into between the Validity Guarantor and Agent or any Lender; or (y) any representation or warranty made or deemed made by the Validity Guarantor in the Validity Guaranty Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made.

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at Applicable Law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process, as permitted by Applicable Law. Upon the occurrence and during the continuance of any Event of Default and as permitted by Applicable Law, Agent may enter any of Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. Upon the occurrence and during the continuance of any Event of Default and as permitted by Applicable Law, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, and as permitted by Applicable Law, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party, as permitted by Applicable Law. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory in any channel of distribution deemed reasonable by Agent, and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations as determined by Agent under Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

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(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner (but subject to applicable Mexican Law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and Borrowers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2. Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against any Loan Party, or each other.

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11.3. Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations, or in respect of the Collateral may, at Agent’s discretion, be applied to the Obligations in such order and manner as determined by Agent in its sole discretion:

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, notice of intent to accelerate, notice of acceleration, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

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12.2. Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.4. Judicial Reference. If any action or proceeding relating to the Obligations, Other Documents or related transaction is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be a single active or retired judge) to hear and determine all issues in the case (whether fact or law) and to report a statement of decision; provided, that, (a) at the option of any party to such action or proceeding, any issues pertaining to a “provisional remedy” as defined in Cal. Civ. Proc. Code §1281.8 shall be heard and determined by the court, and (b) the Loan Parties shall be solely responsible to pay all fees and expenses of the referee. Nothing in this Section shall limit any right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to require judicial reference. In Agent’s discretion, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

XIII. CLOSING DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until the Maturity Date (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term, the Borrowers shall pay to Agent, for the benefit of the Lenders, the applicable Early Termination Fee.

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13.2. Termination. The termination of this Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been paid in full (other than inchoate indemnity obligations), disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been indefeasibly paid and performed in full (other than inchoate indemnity obligations) after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to a Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full (other than inchoate indemnity obligations) in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full (other than inchoate indemnity obligations).

XIV. REGARDING AGENT.

14.1. Appointment. Each Lender hereby designates FGI WORLDWIDE LLC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees, charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders). Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

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14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3. Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

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14.4. Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrower Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including Pledge Agreement and all Control Agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received written notice of such Default or Event of Default from a Lender or Borrower Agent. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

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14.8. Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.9, 9.12 and 9.13 or a Borrowing Base Certificate from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders upon request.

14.11. Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12. No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Party, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

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14.13. Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lenders to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV. CO-LOAN PARTY AGENCY.

15.1. Co-Loan Party Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrower Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) draw on Advances, (ii) request Advances, (iii) [reserved], (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) [reserved], and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or other Loan Party, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Agent.

(b) The handling of this credit facility as a co-Loan Party facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and other Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to Borrowers or any other Loan Party as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower and each other Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrower Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

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(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of a Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower any notice hereunder, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrower or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

(d) Each Borrower expects to derive benefit (and the boards of directors or other governing body of each such Borrower have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to Borrowers hereunder, both in their separate capacities and as members of a company group. Each Borrower has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Borrowers is within its corporate purpose, will be of direct and indirect benefit to such Borrowers, and is in its best interest.

15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the any other Loan Party or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Party’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. MISCELLANEOUS.

16.1. Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any party with respect to any of the Obligations, this Agreement, the Other Documents (unless and except to the extent expressly provided otherwise in any such Other Document) or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each party irrevocably accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement (unless and except to the extent expressly provided otherwise in any of the Other Documents). Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrower Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrower Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York.

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Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

Each Mexican Loan Party hereby irrevocably designates, appoints, authorizes and empowers the Borrower Agent as its agent for service of process at its address specified in Section 16.6 hereunder, to receive and forward on its behalf any and all service of process, notices or other documents that may be served in any suit, action or proceeding relating hereto. Each Mexican Loan Party consents to process served in any suit, action or proceeding of the nature referred to in this Section by serving a copy thereof upon the Borrower Agent. Each Mexican Loan Party agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by Applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Each Mexican Loan Party hereby agrees to grant the Borrower Agent within 5 (five) Business Days as from execution hereof an irrevocable power of attorney for lawsuits and collections (poder para pleitos y cobranzas) in terms of the first and fourth paragraphs of Article 2554 and Article 2596 of the Federal Civil Code and their correlative articles in the Civil Codes of the Federal entities of Mexico, in each case before a Mexican notary public, appointing the Borrower Agent, as its agent for service of process in relation to any action or proceeding arising out of or relating to this Agreement and any other related agreement (or the transactions contemplated hereby or thereby) and designating the Borrower Agent’s domicile as Mexican Loan Party’s contractual domicile (domicilio convencional) for writs, processes and summonses (avisos, notificaciones, emplazamientos, resoluciones y comunicaciones).

16.2. Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Borrower Agent and each Lender (which copy may be provided by electronic mail). Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

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(b) Required Lenders, Agent with the consent in writing of Required Lenders, Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage or the maximum commitment of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lender may elect to waive or rescind any imposition of the Default Rate under Section 3.1 (unless imposed by Agent));

(iii) increase the Maximum Revolving Advance Amount without the consent of all Lenders;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi) release all or substantially all of the Collateral (other than in accordance with the provisions of this Agreement) without the consent of all Lenders;

(vii) change the rights and duties of Agent without the consent of all Lenders;

(viii) [Reserved];

(ix) increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of Required Lenders; or

(x) release any Loan Party without the consent of all Lenders.

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(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon. Notwithstanding anything to the contrary set forth in this Section 16.2, (i) the Borrowers may amend the Schedules to this Agreement pursuant to Section 9.17 hereof, (ii) Agent and Loan Parties may amend or modify this Agreement and any Other Document (A) to cure any error or ambiguity, omission, defect or inconsistency therein, and (B) to grant a new Lien to Agent, for the benefit of the Secured Parties, to extend an existing Lien over additional assets or property of a Loan Party to Agent, for the benefit of the Secured Parties, or to join additional Persons as Loan Parties, and (iii) any mortgage, Control Agreement, letter of credit reimbursement or similar agreement or any Lien Waiver Agreement may be amended as provided therein, and if not provided therein, by each of the parties thereto.

(d) In the event Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lender to make Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Revolver Formula Amount by up to ten percent (10%) of the Revolver Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Advances”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Advances, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Advances in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Advances shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances; provided that, if Agent does permit Out-of-Formula Advances, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary Overadvances that may result from time to time due to the fact that the Revolver Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables”, or “Eligible Inventory”, as applicable, becomes ineligible or uncollectible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or Overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Revolver Formula Amount by more than ten percent (10%), Agent shall use its commercially reasonable efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary Overadvances shall be deemed to be involuntary Overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Advances are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Advances and any such Out-of-Formula Advances so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

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(f) In addition to (and not in substitution of) the discretionary Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Advances.

16.3. Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of each Loan Party who is, or becomes, a party to this Agreement, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.

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(b) Any Lender may at any time, without the consent of the Borrowers, or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent, and each Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 16.5 with respect to any payments made by such Lender to its Participant(s). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement or the Other Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), provided that any such assignment shall be subject to the following conditions:

(i) in minimum amounts of not less than $500,000 (provided that in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments (if any) and Advances at the time owing to it, no minimum amount need be assigned);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or Revolving Commitments assigned;

(iii) the consent of the Borrower Agent (which consent shall not be unreasonably withheld or delayed); provided that the Borrower Agent shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to Agent within five (5) Business Days following the date it received notice of such assignment; provided further that no consent of the Borrower Agent shall be required under this Section 16.3(c)(iii) if (A) a Default has occurred and is continuing or (B) such assignment is to an Eligible Assignee;

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(iv) the consent of Agent (which consent shall not be unreasonably withheld or delayed) if such assignment is: (A) an assignment of a Revolving Commitment to a Person (irrespective of whether such Person is an Eligible Assignee) who does then have a Revolving Commitment or (B) an assignment of Advances to a Person that is not an Eligible Assignee; and

(v) the Purchasing Lender and the transferor Lender shall execute and deliver to Agent for acceptance and recording a Commitment Transfer Supplement.

(d) From and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.

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(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lender may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(h) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any Bankruptcy Law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5. Indemnity. Loan Parties shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys, who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Loan Parties arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any Other Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) any Advance or the use or proposed use of the proceeds thereof; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Loan Parties or any Subsidiary thereof or any Environmental Claim or Environmental Liability related in any way to Loan Parties or any Subsidiary thereof; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Loan Parties or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted result from the gross negligence or willful misconduct of such Indemnitee. This Section 16.5 shall not apply to Taxes other than any Taxes that constitute losses, claims, damages, liabilities or expenses arising from any non-Tax action, claim, litigation, investigation or proceeding.

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16.6. Notice. Any notice or request hereunder may be given to Borrower Agent, Borrowers or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

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Any Lender giving a Notice to Borrower Agent or a Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or FGI Worldwide LLC:

FGI Worldwide LLC
410 Park Avenue, Suite 920
New York, New York 10022
Attention: Chris Fulman
Telephone: 212-248-6232
Email: cfulman@fgiww.com
Facsimile: 212-248-3404

with an additional copy to:

Otterbourg P.C.
230 Park Avenue
New York, New York 10169
Attention: Richard Stehl
Telephone: 212-905-3651
Email: rstehl@otterbourg.com

(B)	If to a Lender other than Agent, as specified by such Lender

(C)	If to Borrower Agent or any Loan Party:

Zircon Corporation
1580 Dell Avenue
Campbell, CA 95008
Attn: Robert Wyler
Email: legal@zircon.com
Phone: 408-963-4508

16.7. Survival. The obligations of the Loan Parties under Sections 3.7, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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16.9. Expenses. Loan Parties shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [Reserved], (iii) all out-of-pocket expenses incurred by Agent or any Lender (including the fees, charges and disbursements of any counsel for Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances, and (iv) all reasonable out-of-pocket expenses of Agent’s regular employees and agents, subject to the limitations, if any, set forth in Sections 4.6, and 4.7, engaged periodically to perform audits of any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10. Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, Schedules or exhibits thereto.

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16.15. Confidentiality; Sharing Information. Agent and each Lender each agrees to maintain the confidentiality of the Information, except that Information may be disclosed (including by means of the Approved Electronic Communications): (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, representatives and funding and financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential on the same terms as provided herein); (b) to the extent requested by any Governmental Body, purporting to have jurisdiction over it, provided, that to the extent permitted by Applicable Law(s), Agent will use reasonably commercial efforts to provide Borrower Agent with notice of any such request so received prior to the release thereof, however, Agent’s failure to so provide such notice (or any notice) will not be deemed a violation of any obligation of Agent to Loan Parties hereunder or otherwise expose Agent to any claim or liability to any Person as a result of such failure; (c) to the extent required by Applicable Law(s) or by any subpoena or similar legal process, provided, that to the extent permitted by Applicable Law(s), Agent will use reasonably commercial efforts to provide Borrower Agent with notice of any such required disclosure prior to the release thereof, however, Agent’s failure to so provide such notice (or any notice) will not be deemed a violation of any obligation of Agent to Loan Parties hereunder or otherwise expose Agent to any claim or liability to any Person as a result of such failure; (d) to any other party hereto; (e) in connection with the exercise of any remedies under this Agreement or under any Other Document or any action or Proceeding relating to this Agreement or any Other Document or the enforcement of rights hereunder or thereunder; (f) to “Gold Sheets” or other similar bank trade publications; provided that such information consist solely of deal terms and other information customarily found in such publications; (g) unless an Event of Default has occurred and is continuing, subject to an agreement containing provisions substantially the same as those of this Section 16.15 to: (i) any Purchasing Lender, Purchasing CLO or Participant in, or any prospective Purchasing Lender, Purchasing CLO or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party; (h) with the consent of a Loan Party; or (i) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section 16.15; or (ii) becomes available to Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other any Loan Party and not in contravention of this Section 16.15. For purposes of this Section 16.15, “Information” means all information (including financial information) received from any Loan Party relating to such Loan Party or its business, other than any such information that is available to Agent or any Lender on a non-confidential basis, and not in contravention of this Section 16.15, prior to disclosure by such Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 16.15: (A) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; and (B) shall not disclose any financial information concerning any Loan Party or its business (including any information based on any such financial information) or use any such financial information for commercial purposes without the prior written consent of the applicable Loan Party. Notwithstanding the foregoing, each Loan Party authorizes each Lender to make appropriate announcements of the financial arrangements entered into among the Loan Parties, Agent, and Lenders, including announcements which are commonly known as “tombstones,” in such publications and to such selected parties as each Lender may in its sole and absolute discretion deem appropriate; provided such “tombstones” are approved in writing by the Borrower Agent prior to such disclosure (such approval not to be unreasonably withheld or delayed).

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16.16. Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any Other Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Agent of the amount due, the applicable Loan Party shall, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Loan Parties shall, jointly and severally, indemnify and save the Agent harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Other Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any Other Document or under any judgment or order.

16.17. Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and each Loan Party shall provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18. Anti-Terrorism Laws.

(a) Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

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(b) Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrower Agent shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

XVII. GUARANTY.

17.1. Guaranty. As used in this Article XVII, “Guarantor” shall not include the Limited Recourse Guarantors. Each Guarantor unconditionally and irrevocably guarantees to Agent and the other Lenders the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”). The Guaranteed Obligations include interest that, but for a Proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrowers for such interest in any such Proceeding.

17.2. Separate Obligation. Each Guarantor acknowledges and agrees that: (i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Article XVII, executed at any time by such Guarantor in favor of Agent or any other Lenders; and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Article XVII, and Agent and the other Lenders may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Article XVII, at any time executed by such Guarantor in favor of Agent or any other Lenders, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Indebtedness thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that, in providing benefits to Borrowers, Lenders are relying upon the enforceability of this Article XVII and the Guaranteed Obligations as separate and distinct Indebtedness of such Guarantor, and each Guarantor agrees that Lenders would be denied the full benefit of their bargain if at any time this Article XVII or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrowers and, if applicable, any Guarantors and shall in no way impair or adversely affect the rights or benefits of Lenders under this Article XVII. Each Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Agent or any other Lenders, evidencing such Guarantor’s obligations under this Article XVII. Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not Borrowers, any other Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrowers, any such other Guarantor or any such other Person.

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17.3. Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under Applicable Laws (including Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations that Agent or any other Lenders can enforce under this Article XVII, Agent and the other Lender by their acceptance hereof accept such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Article XVII fully enforceable and non-avoidable.

17.4. Liability of Guarantors. The liability of any Guarantor under this Article XVII shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or Guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon Agent’s or any Lender’s exercise or enforcement of any remedy it may have against Borrowers or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(b) this Guaranty is a guaranty of payment when due and not merely of collectability;

(c) Agent and the other Lenders may enforce this Article XVII upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Agent and the other Lenders, on the one hand, and Borrowers or any other Person, on the other hand, with respect to the existence of such Event of Default;

(d) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(e) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A) any Proceeding under any Bankruptcy Law;

(B) any limitation, discharge, or cessation of the liability of Borrowers or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Other Documents;

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(C) any merger, amalgamation, Acquisition, consolidation or change in structure of Borrowers, any Subsidiary thereof or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrowers or any other Person;

(D) any assignment or other transfer, in whole or in part, of Agent’s or any Lender’s interests in and rights under this Agreement (including this Article XVII) or the Other Documents;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrowers, such Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Other Documents;

(F) Agent’s or any other Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Other Document or any Guaranteed Obligations;

(G) Agent’s or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H) Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Proceeding under any Bankruptcy Law; or

(I) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrowers to Agent or any other Lender.

17.5. Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or Obligations of Borrowers and any other Loan Party under the Other Documents may be incurred and the time, manner, place or terms of any payment under any Other Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Other Document or otherwise;

(b) the time for Borrowers (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Other Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent and the other Lenders (as applicable under the relevant Other Documents) may deem proper;

(c) Agent and the other Lenders may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

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(d) Agent or the other Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Borrowers or any other Loan Party.

17.6. Guarantor’s Waivers. Each Guarantor waives and agrees not to assert:

(a) any right to require Agent or any other Lenders to proceed against Borrowers, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Agent or any other Lenders whatsoever;

(b) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(c) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrowers, such Guarantor or any other Person;

(d) any defense based upon Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations (unless Agent’s or Lender’s error or omission was the result of gross negligence or constituted willful misconduct);

(e) any rights to set-offs and counterclaims; and

(f) any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Agent and the other Lenders upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment or performance, notice of default, dishonor or nonpayment and all other notices to or upon Borrowers, each Guarantor or any other Person with respect to the Guaranteed Obligations, including notice of non-performance, default and acceleration.

17.7. Financial Condition of Borrowers. No Guarantor shall have any right to require Agent or any other Lenders to obtain or disclose any information with respect to: the financial condition or character of Borrowers or the ability of Borrowers to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Agent or any other Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrowers and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Agent or any other Lender with respect thereto.

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17.8. Subrogation. Until the Guaranteed Obligations shall be paid in full and the Revolving Commitment shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Article XVII, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Article XVII; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Agent or any other Lender as against any Borrowers or other Guarantors or any other Person, whether in connection with this Article XVII, any of the Other Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Agent and the other Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Other Documents.

17.9. Subordination. All payments on account of all indebtedness, liabilities and other obligations of the Borrowers to any Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Guarantor Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or Cash Equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, each Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrowers or any other Guarantor, directly or indirectly, or assets of Borrowers or any other Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other Acquisition of Guarantor Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Guarantor Subordinated Debt (“Guarantor Subordinated Debt Payments”).

If any Guarantor Subordinated Debt Payments shall be received in contravention of this Article XVII, such Guarantor Subordinated Debt Payments shall be held in trust for the benefit of Agent and the other Lenders and shall be paid over or delivered to Agent for application to the payment in full in cash or Cash Equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Article XVII after giving effect to any concurrent payments or distributions to Agent and the other Lenders in respect of the Guaranteed Obligations.

17.10. Continuing Guaranty. This Guaranty is a continuing guaranty and agreement and shall continue in effect and be binding upon each Guarantor until termination of the Revolving Commitment and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall be reinstated and revived if, for any reason, any payment of the Obligations or Guaranteed Obligations is rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to any Person (other than Agent and the Lenders).

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17.11. Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrowers (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrowers, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Agent or any other Lender, whether as a result of Proceedings under any Bankruptcy Law or otherwise. All losses, damages, costs and expenses that Agent, or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Agent and the other Lenders contained in Section 16.5.

17.12. Substantial Benefits. The Advances provided to or for the benefit of Borrowers hereunder by Lenders have been and are to be contemporaneously used for the benefit of Borrowers and each Guarantor. It is the position, intent and expectation of the parties that Borrowers and each Guarantor have derived and will derive significant and substantial benefits from the Advances to be made available by Lenders under the Other Documents. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other Applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty, such Guarantor will be Solvent.

17.13. Mexican Loan Parties Waiver. Each Mexican Loan Party hereby waives any rights now or hereafter conferred, that limit or modify any of the Agent’s rights or remedies under this Agreement, including, if applicable, the benefits of orden, excusión and división, quita, novación, espera, modificación and any other right which may be available to the Mexican Loan Parties under Articles 2813, 2814, 2815, 2817, 2818, 2822, 2823, 2827, 2828, 2836, 2840, 2842, 2844, 2845, 2846, 2847, 2848, 2849 and other related Articles of the Civil Code of Mexico City as well as the correlative provisions of the Federal Civil Code of Mexico and the Civil Codes of other states of Mexico.

XVIII. FGI as Sole Lender.

18.1. Sole Lender. Notwithstanding anything to the contrary contained in this Agreement or any Other Document, it is the intention of all parties that FGI will be the sole Lender hereunder and FGI agrees not to syndicate and/or assign any portion of the Revolving Commitment without Borrower Agent’s prior consent; provided, that:

(a) this Section 18.1 shall not limit or impair, and is hereby made expressly subject to, FGI’s right to sell participations to a Participant in accordance with Section 16.3(b), all of which can be performed by FGI without Borrower Agent’s prior consent; and

(b) no consent of the Borrower Agent shall be required under this Section 18.1 if (1) a Default has occurred and is continuing or (2) such assignment is to an Eligible Assignee (including, without limitation, the assignment or delivery of instruments and any Notes delivered in connection herewith to any financing sources of FGI).

[Signature Pages Follow]

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Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:	BORROWERS

ZIRCON CORPORATION,
as a Borrower

By
Name:
Title:

GUARANTORS

ZRCN INC.
as a Guarantor

By
Name:
Title:

ZIRCON DE MEXICO, S.A. DE C.V.
as a Guarantor

By
Name:
Title:

ZIRCON CORPORATION LIMITED
as a Guarantor

By
Name:
Title:

[Revolving Credit, Security and Guaranty Agreement]

AGENT AND LENDER

FGI WORLDWIDE LLC,
as a Lender and as Agent

By:
Name:
Title

Revolving Commitment Percentage: 100%

Revolving Commitment Amount: $15,000,000

[Revolving Credit, Security and Guaranty Agreement]

[Execution]

AUTHORIZED SIGNATURES

May 31, 2024

Gentlemen:

With respect to that certain Revolving Credit, Security and Guaranty Agreement, dated May 31, 2024, among FGI WORLDWIDE LLC, as agent for the Lenders (in such capacity, "FGI"), ZIRCON CORPORATION, a California corporation ("Zircon"; and together with any other Person who joins this agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), and the other Loan Parties thereto (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), this is to advise FGI that the persons whose signatures appear below are hereby authorized to execute and deliver, on behalf of the Loan Parties any Borrowing Base Certificates, Compliance Certificates, certificates related to the satisfaction of Payment Conditions ("Payment Conditions Certificate"), Commitment Transfer Supplements, requests for Advances, notices to Customers, and payment instructions in a form provided by FGI from time to time, and FGI is hereby authorized to accept said signatures of such persons until such authorization is revoked in writing. Each of the persons below has been advised that the execution of a Borrowing Base Certificate, Compliance Certificate or Payment Conditions Certificate, is a non-delegable duty and that each is deemed to have made the representations, warranties and covenants as provided in the Credit Agreement with each such Borrowing Base Certificate, Compliance Certificate or Payment Conditions Certificate. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

[Signature Pages Follow]

7963391.1

Very truly yours,

ZIRCON CORPORATION
as Borrower Agent

By:______________________________________
Name: Ronald Bourque
Title: President, COO & CFO

AUTHORIZED SIGNATURES:

ZIRCON CORPORATION

Signatory, Title	Signature
John R. Stauss, CEO	
Ronald Bourque, President, COO & CFO	

ZRCN INC.

Signatory, Title	Signature
John R. Stauss, CEO	
Ronald Bourque, President, COO & CFO	

[Signature Page to Additional Authorized Signatures (Zircon)]

7963391.1

Very truly yours,

ZIRCON CORPORATION
as Borrower Agent

By: [signature]
Name: Ronald Bourque
Title: President, COO & CFO

AUTHORIZED SIGNATURES:

ZIRCON CORPORATION

Signatory, Title	Signature
John R. Stauss, CEO	[signature]
Ronald Bourque, President, COO & CFO	[signature]

ZRCN INC.

Signatory, Title	Signature
John R. Stauss, CEO	[signature]
Ronald Bourque, President, COO & CFO	[signature]

ZIRCON CORPORATION LIMITED

Signatory, Title	Signature
John R. Stauss, President	[signature]

ZIRCON DE MEXICO S.A. DE C.V.

Signatory, Title	Signature
John R. Stauss, President	[signature]

[Signature Page to Authorized Signatures (Zircon)]

[Execution Version]

Closing and Solvency Certificate

May 31, 2024

This Closing and Solvency Certificate (this "Certificate") is delivered pursuant to Section 8.1(e) of the Revolving Credit, Security and Guaranty Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified, the "Credit Agreement"), by and among ZIRCON CORPORATION, a California corporation (the "Borrower"), the other Loan Parties thereto, the financial institutions which are now or which hereafter become a party thereto as lenders (collectively, the "Lenders" and each individually a "Lender"); and FGI WORLDWIDE LLC, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

The undersigned, as a Responsible Officer of the Borrower, does hereby certify, on behalf of the Loan Parties, that as of the date hereof, after giving effect to the consummation of the Transactions:

3. after giving effect to the Transactions contemplated under the Credit Agreement and Other Documents, Borrower and the other Loan Parties, on a consolidated basis, are Solvent.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, this Certificate has been duly executed as of the date first written above.

ZIRCON CORPORATION,
as Borrower

By: /s/ John Stauss
Name: John Stauss
Title: CEO

[Signature Page to Closing and Solvency Certificate (Zircon)]

[Execution]

COLLATERAL PLEDGE AGREEMENT

This Collateral Pledge Agreement ("Agreement"), dated May 31, 2024, is made by **ZRCN INC.**, a Delaware corporation ("Pledgor") in favor of FGI Worldwide LLC, a Delaware limited liability company, as agent for the Lenders ("Pledgee").

BACKGROUND

A. ZIRCON CORPORATION, a California corporation (together with any other Person who becomes a co-borrower under the Credit Agreement, the "Borrower"); Pledgor, ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Pledgor, Zircon MX and each other Person joined to the Credit Agreement as a guarantor from time to time (but excluding the Limited Recourse Guarantors, collectively, the "Guarantors", and each a "Guarantor"); the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the "Lenders" and each individually a "Lender"); and Pledgee, as agent for Lenders (in such capacity, the "Agent") are parties to that certain Revolving Credit, Security and Guaranty Agreement dated the date hereof (as may be amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). All capitalized terms used but not otherwise defined herein shall have the same meanings assigned to such terms in the Credit Agreement. For the avoidance of doubt, this Agreement shall not apply to the Limited Recourse Guarantors.

B. Pledgor is a Guarantor under the Credit Agreement, pursuant to which Pledgor guarantied all of the Obligations owing by Borrower to Pledgee.

C. This Agreement is given and is intended to provide additional security for all Indebtedness and Obligations of the Pledgor to Pledgee arising under or in connection with the Credit Agreement and the Other Documents and induce Pledgee to continue to make loans and extend credit to Borrower under the Credit Agreement.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1. Pledgor does hereby assign, pledge, hypothecate, deliver, set over and grant a lien and security interest to Pledgee in that certain property described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof (collectively, the "Pledged Collateral"). Regardless of whether the property on Schedule I represents shares of capital stock in corporations, partnership interests in limited partnerships or general partnerships, membership interests in limited liability companies or interests in any other form or type of entity, the Pledged Collateral shall include all interests of every kind with respect thereto, however held, whether now owned or hereafter acquired by Pledgor and include any options, warrants or other rights, and all shares of capital stock receivable upon conversion of debt securities, together with any and all certificates representing such shares and all rights under or arising out of the applicable organizational or governance documents of such entities.

7942765.3

2. The pledge and security interest described herein shall secure payment and performance of the Guaranteed Obligations (as defined in Section 17.1 of the Credit Agreement) of Pledgor and shall continue in effect unless and until all Guaranteed Obligations have been indefeasibly paid and satisfied in full and the facility established under the Credit Agreement has been terminated ("Payment in Full").

3. Pledgor hereby represents, warrants and agrees that:

(a) Except as pledged herein, Pledgor has not sold, assigned, transferred, hypothecated, pledged or granted any lien or security interest or option in the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, pledges, restrictions, legends, claims, charges, and options;

(b) Pledgor has the full power and corporate authority and has taken all necessary action to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;

(c) This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor, or the laws of any applicable jurisdiction;

(d) The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof, such Pledged Collateral is fully paid for and non-assessable;

(e) Pledgor is pledging hereunder all of the Pledgor's interest and ownership in all entities listed on Schedule I attached hereto;

(f) Contemporaneously with the execution hereof, Pledgor is delivering to Pledgee all certificates representing or evidencing the Pledged Collateral, if any, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Pledgee in accordance with the terms hereof;

(g) Pledgee is unconditionally authorized to file all UCC financing statements, make any other filings, or take any other action that may reasonably be deemed necessary by Pledgee under applicable law to perfect the pledge granted hereunder, including, without limitation, requiring Pledgor to deliver a Control Agreement for any Pledged Collateral that is held or maintained by a securities intermediary in a securities and/or investment account; and

(h) No restriction, limitation or other provision of any kind exists under the organizational or governance documents of any issuer of any Pledged Collateral which would impair or affect the validity or enforceability of the pledge described herein or the exercise by Pledgee of any rights, remedies or options available hereunder or otherwise at law or in equity.

4. If an Event of Default occurs and is continuing under the Credit Agreement, and is not otherwise waived by the Pledgee, Pledgee may, at its sole option, exercise at any time thereafter from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code as adopted in the State of New York

2

7942765.3

("UCC"), or otherwise available to it under the laws of any other jurisdiction to which this pledge may be subject, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Pledgee or its nominee may become the purchaser at any such sale(s).

5. (a) In addition to all other rights granted to Pledgee herein or otherwise available at law or in equity, Pledgee shall have the following rights each of which may be exercised at Pledgee's sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Credit Agreement that is not otherwise waived by the Pledgee, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Pledgee of any distributions or other amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same. Pledgee may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor (including, without limitation, the Borrower), jointly and/or severally, in any order to satisfy the Obligations. Pledgor waives and releases any right to require Pledgee to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party (including, without limitation, the Borrower) securing the Obligations under any theory of marshalling of assets, or otherwise. All rights and remedies of Pledgee are cumulative, not alternative.

(b) Pledgor hereby irrevocably appoints Pledgee its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Credit Agreement that is not otherwise waived by the Pledgee, at Pledgee's option, (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Pledgee or to the name of Pledgee's nominee, designee or assignee; (ii) to endorse and collect checks payable to such Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof..

6. Subject to Section 9 hereof, the proceeds of any Pledged Collateral received by Pledgee, whether from the sale of Pledge Collateral, dividends, distributions or other payments on the Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Pledgee may elect, including without limitation, to all reasonable costs and expenses (including, without limitation, reasonable and documented attorneys' fees) which may be incurred by Pledgee to protect, preserve or enforce Pledgee's rights hereunder or under the Credit Agreement. Pledgor waives and shall not be entitled to exercise or obtain any benefit from any right of subrogation unless and until Payment in Full. Pledgee shall have no duty or obligation to take any action at any time to protect any rights or benefits of subrogation for Pledgor.

7. Pledgor recognizes that Pledgee may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Securities Act") and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with

3

7942765.3

a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Pledgee or the Borrower than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgor agrees that Pledgee has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

8. In the event that any change is made or declared in the capital structure of any corporation, limited partnership, general partnership or limited liability company listed on Schedule I attached hereto, or Pledgor acquires or in any other manner receives additional shares or partnership or membership interests in any such entity, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional certificates representing or evidencing such shares or partnership or membership interests which have been issued by reason of any such change or exercise, shall be delivered to and held by Pledgee under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder. No dividend or distribution on account of the Pledged Collateral may be paid to or retained by Pledgor unless permitted under, and paid in accordance with, the Credit Agreement.

9. So long as no Event of Default has occurred and is continuing under the Credit Agreement and not otherwise waived by the Pledgee, and, until Pledgee notifies Pledgor in writing of the exercise of its rights hereunder, (a) Pledgor shall be permitted to receive and retain all cash dividends paid in respect of the Pledged Collateral to the extent permitted by, and paid in accordance with, the Credit Agreement, and (b) Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all voting, corporate, consensual, or other organizational rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate, consensual or other organizational right exercised or other action taken which would be reasonably likely to adversely impair the Pledged Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any Other Document.

10. Pledgee shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Pledgee in the Pledged Collateral against other parties. Pledgee shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of any Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Pledgee or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Pledgee shall not be deemed a breach of any duty which Pledgee may have under law to preserve the Pledged Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Pledgee at any time with respect to the Pledged Collateral or with respect to any organizational or governance documents of any issuer of any Pledged Collateral.

11. To the extent Pledgee is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition. Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily

4

7942765.3

sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

12. Any notice to Pledgor may be given to Borrower Agent on Pledgor's behalf and such notice may be sent in accordance with Section 16.6 of the Credit Agreement, and such provisions are incorporated herein by this reference, *mutatis mutandis*.

13. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of the Obligations, (b) any failure, neglect or omission on Pledgee's part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Credit Agreement, (e) the existence or nonexistence of any defenses which may be available to the Borrower, with respect to the Obligations (other than Payment in Full), (f) any amendments to or restatements of the Credit Agreement or any release of the Borrower from all or any portion of the Obligations or of any Collateral of the Borrower, or (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgor or the Borrower.

14. Pledgor hereby authorizes and hereby instructs each issuer of the Pledged Collateral to (a) note the existence of the within pledge on its books and records and (b) comply with any instructions received by it in writing from Pledgee, without any other or further instructions from Pledgor, that states that an Event of Default has occurred and is continuing, and is not otherwise waived by the Pledgee, and/or requests such issuer to take any other action regarding the Pledged Collateral, and Pledgor agrees that each such issuer shall be fully protected by Pledgor in so complying.

15. Any failure of or delay by Pledgee to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

16. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Pledgee.

17. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED, ALONG WITH ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW.

18. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole or any other provision of this Agreement, but this Agreement shall be construed as though it did not contain the particular

5

7942765.3

provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

[SIGNATURES ON FOLLOWING PAGES]

6

7942765.3

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

PLEDGOR:

ZRCN INC.

By: /s/ Ronald Bourque
Name: Ronald Bourque
Title: President & COO

[Signature Page to Collateral Pledge Agreement – Parent (Zircon)]

Acknowledged and accepted:

FGI WORLDWIDE LLC

By:________________________________
Name: Sami Altaher
Title: President

[Signature Page to Collateral Pledge Agreement – Parent (Zircon)]

SCHEDULE I

Pledged Collateral

Pledgor	Issuer	Issuer's jurisdiction of organization	Percentage of the Issuer's total Equity Interest owned by Pledgor	Description of Pledged Collateral (i.e., type, class, # of units being pledged)	Is the Pledged Collateral Certificated? If so, provide certificate number
ZRCN INC.	Zircon Corporation	California	100%	9,849,804 shares of common stock	NO

7942765.3

STOCK POWER
OF
ZIRCON CORPORATION

FOR VALUE RECEIVED, ZRCN INC., a Delaware corporation ("Transferor"), hereby sells, assigns and transfers to __________________ ("Transferee"), its nominee or assigns, ________ shares of __________________________ of ZIRCON CORPORATION, a California corporation ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

ZRCN INC.
as Transferor

Dated: 05-30-2024

By: [signature]
Name: Ron Bourque
Title: President & COO

[Execution Version]

FEE LETTER

May 31, 2024

Ladies and Gentlemen:

FGI WORLDWIDE LLC, in its capacity as agent (in such capacity, "Agent") pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the lender parties thereto (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may provide financial accommodations to **ZIRCON CORPORATION**, a California corporation ("Zircon"; and together with any other Person who joins the Credit Agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated of even date herewith, by and among the Borrower, the other Loan Parties thereto, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement"), and the Other Documents. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

In addition to all other fees and charges payable by the Borrower under the Credit Agreement or any Other Documents, the Borrower, agrees as follows:

1. **Closing Fee**. Borrower shall unconditionally pay to Agent, for Agent's own account, a closing fee equal to $187,500, which will be fully earned, due and payable in immediately available funds on the Closing Date.

2. **Collateral Management Fee**. Commencing on the last day of the calendar month following the Closing Date, and on the last day of each month thereafter, Borrower shall pay Agent, for Agent's own account, a fee in an amount equal to the product of (i) the average end-of-day balance of Advances during the immediately preceding month by (ii) (a) two hundred twenty-five thousandths of a percent (0.225%) per month through August 31, 2024 and (b) twenty hundredths of a percent (0.20%) per month thereafter (the "Collateral Management Rate"). The collateral management fee payable pursuant to this paragraph is to be paid monthly in arrears on the last day of each month.

3. **Non-Utilization Fee**. Commencing on the last day of the calendar month following the Closing Date, and on the last day of each month thereafter, Borrower shall pay Agent, for the benefit of all Lenders in accordance with their respective Revolving Commitment Percentage, a fee equal to (but in no event less than zero) the sum of clauses (i) and (ii):

(i) the product of (A) $6,000,000 (the "Minimum Balance"), minus the average end-of-day balance of Advances during the immediately preceding month, multiplied by (B) the Collateral Management Rate, plus

(ii) the product of (A) the Minimum Balance, minus the average end-of-day balance of Advances during the immediately preceding month, multiplied by (B) the Revolving Interest Rate.

The non-utilization fee payable pursuant to this paragraph is to be paid monthly in arrears on the last day of each month.

7942242.4

4. **Overadvance Fee**. To the extent any Overadvance is extended by Agent or the Lenders in their sole and absolute discretion, such Overadvance shall be subject to such increases to the Revolving Interest Rate, fees, and additional terms and conditions set forth by Agent and mutually agreed upon by Agent and the Borrower. Such Overadvance fee shall be due and payable regardless of whether Lenders have accelerated the Obligations. Borrower agrees that any Overadvance fee payable to Agent and the Lenders is a reasonable estimate of Agent's and the Lenders' damages and is not a penalty.

5. **Late Charges**. If payments of principal (other than a final installment of principal upon the Maturity Date), interest due on the Obligations, or any other amounts due hereunder or under the Credit Agreement or Other Documents are not timely made and remain overdue for a period of three (3) Business Days, without waiving any of Agent's other rights and remedies, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

6. **Misdirected Payment Fee**. Commencing on the date that is 30 days after the Closing Date, should any Borrower fail to comply with Section 4.8(d) of the Credit Agreement, Agent shall be entitled to charge the Borrower a fee equal to 15% of the amount of such remittances of Receivables (the "Misdirection Fee") to compensate Agent for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach.

All fees payable pursuant to this letter agreement (this "Fee Letter") shall be deemed fully earned when payable and not subject to refund, rebate or proration for any reason. All fees payable hereunder and under the Credit Agreement shall be paid in immediately available funds or Agent may, at its option, charge any of the foregoing fees to the Obligations. This Fee Letter is the "Fee Letter" referenced in Section 3.3 of the Credit Agreement and constitutes an Other Document. Nothing contained herein shall constitute or give rise to any obligation on the part of Agent or Lenders to provide any financing and such financing obligation will arise only under and subject and pursuant to the terms of the Credit Agreement and the Other Documents. Neither this Fee Letter nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by Agent and Borrower Agent. This Fee Letter shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the State of New York.

This Fee Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Fee Letter by any electronic means (including by pdf e-mail transmission) shall have the same force and effect as delivery of an original executed counterpart of this Fee Letter. Any party delivering an executed counterpart of this Fee Letter by any electronic means also shall deliver an original executed counterpart of this Fee Letter if requested by Agent, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fee Letter as to such party or any other party. This Fee Letter shall be binding upon Borrower, the other Loan Parties and their respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

2

7942242.4

The parties hereto have caused this Fee Letter to be duly authorized, executed and delivered by their respective authorized officers as of the date first written above.

Very truly yours,

BORROWER

ZIRCON CORPORATION
as Borrower and Borrower Agent

By: [signature]
Name: Ronald Bourque
Title: President & COO

GUARANTORS

ZRCN INC.
as a Guarantor

By: [signature]
Name: Ronald Bourque
Title: President & COO

By: [signature]
Name: John Stauss
Title: President

ZIRCON CORPORATION LIMITED
as a Guarantor

By: [signature]
Name: John Stauss
Title: President

[Signature Page to Fee Letter (Zircon)]

ACCEPTED:

FGI WORLDWIDE LLC,
as Agent

By: ______________________
Name: Sami Altaher
Title: President

[Signature Page to Fee Letter (Zircon)]

INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

May 31, 2024

FGI Worldwide LLC
410 Park Ave, Suite 920
New York, New York 10022

In connection with certain financing and other financial accommodations provided or to be provided by FGI Worldwide LLC ("Bank") to **Borrower: Zircon Corporation ("Zircon US"),** and the **Guarantors: ZRCN Inc. ("Parent"), Zircon de Mexico S.A. de C.V. ("Zircon MX"),** and **Zircon Corporation Limited ("Zircon UK") (collectively, the "Company")**, each Company hereby represents and warrants, as of the date hereof, to Bank the following information about it, its organizational structure and other matters of interest to Bank:

Formation, Locations, Assets, Liens and Debt

1. The full and exact name of each Company as set forth in its certificate of incorporation or certificate of formation is as follows:

Zircon US:	Zircon Corporation
Parent:	ZRCN Inc. (formed as Harmony Energy Technologies Corporation)
Zircon MX:	Zircon de Mexico S.A. de C.V.
Zircon UK:	Zircon Corporation Ltd.

2. Does any Company use any trade names?
    a. Zircon Corporation
        i. Zircon
        ii. Zircon Corp.
        iii. Zircon International
        iv. Zircon International Inc.
    b. Zircon de Mexico
        i. ZDM
        ii. Zircon
    c. Zircon Corporation Ltd.
        i. Zircon
        ii. ZCL

3. State / jurisdiction of incorporation (and provide year organized and org. ID:

Organization	Date of Organization	Jurisdiction of Organization	Organization ID Or FEIN
ZRCN Inc.	June 19, 2018	Delaware	83-2756695
Zircon Corporation	February 4, 1977	California	94-2392757
Zircon MX	November 27, 1987	Baja, California, Mexico	ZME871215KCO
Zircon Corporation Ltd.	September 14, 2017	United Kingdom	Co Num; 10964455

7953865.3

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INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

4. States / jurisdictions where Company is authorized to transact a material portion of its business:

Zircon US:	California
Parent:	Delaware and California
Zircon MX:	Baja California, Mexico
Zircon UK:	UK

5. Has any Company ever changed its name (if so, provide prior names and date of change)?

   Zircon International Inc. changed its name to Zircon Corporation on August 17, 1989.

6. In the previous 5 years, has any Company entered into any mergers or acquisitions?

   Zircon Corporation completed a reverse merger with Harmony Energy Technologies Corp. effective as of April 14, 2023.

7. Address of chief executive office for:

Zircon US:	1580 Dell Ave., Campbell Ca 95008
Parent:	1580 Dell Ave., Campbell Ca 95008
Zircon MX:	Ave. Iturbide No. 424, Colonia Obrera, 22830 Ensenada, Baja California
Zircon UK:	The Station House, 15 Station Road, St Ives, Cambridgeshire PE27 5BH

8. Is the address above where the Company's books and records are located (if not, provide location)?

Zircon US:	1580 Dell Ave., Campbell Ca 95008
Parent:	1580 Dell Ave., Campbell Ca 95008
Zircon MX:	Ave. Iturbide No. 424, Colonia Obrera, 22830 Ensenada, Baja California
Zircon UK:	The Station House, 15 Station Road, St Ives, Cambridgeshire PE27 5BH

9. Please provide addresses for each Company's material inventory locations (i.e., warehouses and/or leased locations)(if Company owns the location, please indicate that):

7953865.3

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INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

Zircon

Domestic

Loc #	Street Address	City	State	Zip	Usage	Building	Business Personal Property
1	1580 Dell Avenue	Campbell	CA	95058	Leased (HQ)	$ 3,473,978	$ 2,100,000
2	2660 Sarnen St STE #220	San Diego	CA	92154	UPS Bldg (stock storage)	$ -	$ 425,000
3	13818 Oaks Avenue	Chino	CA	91710	Acord Gencon Plastics	$ -	$ 675,000
4	25914 President Avenue	Harbor City	CA	90710	Star Plastics (3rd party MFG)	$ -	$ 159,000
5	2301 N. University Avenue	Lubbock	TX	79415	X-Fab Texas (3rd party MFG)	$ -	$ 497,000
						$ 3,473,978	$ 3,856,000

Foreign

Loc #	Street Address	City	State	Zip	Occupancy	Building	Business Personal Property
1	Ave. Iturbide No: 424 Col Obrera	Ensenada	Baja California		Packaging	$ 600,000	$ 8,700,000
2	Ave. Rayon 437 Col. Obrera	Ensenada	Baja California		Inventory Storage	$ 400,000	$ 3,500,000
3	The Sanlain Industrial Estate of Gulao	Hershan City	P.R. China		Pace Products Corporatin (3rd party MFG)	$ -	$ 1,250,000
4	No. 46 Nei-Tsuosh St. 3rd Lin	Nei-Tsouh Village	Hsien China		Chin Poon Holdings (3rd party MFG)	$ -	$ 550,000
5	No, 290, Qinglan Road	Jiangmen City	China	529000	Rompa (3rd party MFG)	$ -	$ 400,000
6	Unit 50 Boston Road	Beaumunt Leys	Leicester, UK		3rd party warehouse	$ -	$ 300,000
						$ 1,000,000	$ 14,700,000

Ocean Marine / Cargo

Loc #	Street Address	City	State	Zip	Occupancy	Building	Business Personal Property
1	399 Glover Rd	Hamilton	Ontario, Canada	L0R 1P0	UPS warehouse	$ -	$ 300,000
2	Voltastraat 20	Numansdorp	Netherlands	3281 NG	3rd party warehouse	$ -	$ 150,000

10. Has any Company moved business locations in the last 4 months? No

11. Each Company's assets are owned and held free and clear of any liens, mortgages, pledges, security interests, encumbrances or charges, <u>except as set forth below</u>: (provide description of existing liens and a brief explanation regarding the nature of the debt obligation the lien secures):

Debtor	Secured Party	Nature of Debt
Zircon Corporation	Xerox Corporation	Lease of copy machine
Zircon Corporation	Mitel Leasing	Lease of phone system
Zircon Corporation	Ford Credit	Vehicle lease
Zircon Corporation	Pitney Bowes Credit Corp.	Lease of postage machine
Zircon Corporation	Stauss Family Administrative Trust	Building lease at 1580 Dell Ave., Campbell Ca.

7953865.3

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INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

12. Does any Company have (or guaranty) any other indebtedness in respect of borrowed money, extensions of credit, or debt owed to shareholders/owners? (You do not need to repeat debt already described in Item 11):

    a. Zircon Corporation has two loans outstanding to Zircon de Mexico, each in the amount of $400,000 for a total of $800,000.00.

    b. Zircon Corporation has two loans outstanding to the Stauss Family Administrative Trust. The combined balance due is $667,229.88.

    c. Zircon Corporation has four loans outstanding to former creditors of ZRCN Inc. (Previously Harmony Energy Technologies Corp.) The combined balance due is $75,000.

13. Each Company's deposit accounts are located at:

Zircon US:	US Bank 1998 S Bascom Ave., Campbell CA 95008 (Local accounts) US Bank Tower, 800 Nicollet Mall, Minneapolis MN 55402
	HSBC 95 Washington Street, Buffalo NY 14203
Parent:	None
Zircon MX:	Banco Santander Mexico, Institución de Banca Multiple Avenida Juarez 1180 Colonia Centro, C.P. 22800, Ensenada, B.C., Mexico
	BANCO MONEX, S.A. Institución de Banca Múltiple Av. Delante y Pedro Loyola No. 206-5, Plaza Tersa Col. Carlos Pacheco, C.P. 22800, Ensenada, B.C., Mexico
Zircon UK:	HSBC 95 Washington Street, Buffalo NY 14203

7953865.3

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INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

Deposit Accounts

Bank	Account Name	Account Number	Currency	Use
US Bank California	Zircon Corp - Internet Sales	158300215270	USD	Receive funds from internet sales transactions
US Bank California	Zircon Corp - Payroll Account	158300215338	USD	Payroll, HAS and Benefits
US Bank California	Zircon Corp - Euro -2EUR	0300500491099	EUR	Receive funds from Euro payees
US Bank California	Zircon Corp - AP	158300214711	USD	To cover checks presented for payment
US Bank California	Zircon Corp - Cash	158300196983	USD	Receive funds from customers making ACH payments, make wire payments to vendors
US Bank California	Zircon Corp - Duty	158300214992	USD	Used to pay duties and tariffs
HSBC	Global Wallet - EUR	WA00016000002323EUR	EUR	Receive funds from European customers making ACH payments
HSBC	Global Wallet - GBP	WA00016000002323GBP	GBP	Receive funds from UK customers making ACH payments and to pay UK vendors
HSBC	Zircon Corporation - Current account	896-025217	USD	Controll account

Zircon Corporation does not have any securities or investment accounts.

7953865.3

Page | 5

INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

14. Attach schedules accurately describing all intellectual property owned by each Company. – A list of the owned patents, copyrights and trademarks has been previously provided.

We have a license agreement with Distribution Gablex. Royalties are $7500 per year.
We have a license agreement with Reime GMBH. Royalties are less than $2500 per year.

Organizational Structure

15. Each Company has the following subsidiaries (direct & indirect) (*Note* if you have a current organizational chart, you may provide that instead): An organization chart has been provided.

16. The owners of each Company and their respective ownership percentages are as follows:

Ownership Structure

Company	Shareholder Name	Shares Held	Ownership %
ZRCN Inc.	Stauss 2014 Revocable Trust	3,990,133	41%
	Kurt Stauss	1,773,393	18%
	Eric Stauss	1,773,393	18%
	Robert Wyler	1,330,045	14%
Zircon Corporation	ZRCN Inc.	9,849,804	100%
Zircon de Mexico	John Stauss	334	33.4%
	Kurt Stauss	333	33.3%
	Eric Stauss	333	33.3%
Zircon Corporation Ltd.	John Stauss	45	45%
	Kurt Stauss	20	20%
	Eric Stauss	20	20%
	Robert Wyler	15	15%

Management

17. The managers / board of directors of each Company are:

Management Structure

Company	Name	Position / Title
ZRCN Inc.	John Stauss	Chairman, CEO & Director
	Ron Bourque	President, COO, CFO & Director
	Robert Wyler	Secretary & Director
Zircon Corporation	John Stauss	Chairman, CEO & Director
	Ron Bourque	President, COO, CFO & Director

7953865.3

Page | 6

INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

	Robert Wyler	Secretary & Director
Zircon de Mexico	John Stauss	President
	Kurt Stauss	Treasurer
	Eric Stauss	Secretary
	Ronald Bourque	Statutory Auditor
Zircon Corporation Ltd.	John Stauss	Managing Director with Plenary Authority, President & CEO
	Kurt Stauss	Director
	Eric Stauss	Director
	Robert Wyler	Director & Secretary

18. The Company's officers that will have authority to execute loan documents (and deliver items related thereto on the Company's behalf) are as follows:

Company	Title of Officer	Name
Zircon US	CEO President, COO & CFO	John Stauss Ron Bourque
Parent	CEO President, COO & CFO	John Stauss Ron Bourque
Zircon MX	President	John Stauss
Zircon UK	President	John Stauss

Miscellaneous

19. Describe any judgments, litigation or government proceedings pending or threatened against any Company: Michael Green alleged GDPR violation by Zircon Corporation. Zircon Corporation rejects this allegation and we have responded to Mr. Green. We have not received a reply from him. No damages were asserted. We are not aware if a formal complaint has been filed. If one has been filed, we have not received notice

20. Is any Company a party or bound to a collective bargaining agreement? No

21. Has any Company made any loans or advances to officers or shareholders (that are outstanding)? No

22. Provide each Company's address and contact information for purposes of receiving notices:

ZRCN Inc:

Address: 1580 Dell Avenue, Campbell, Ca 95008
Email: legal@zircon.com
Attn: Bob Wyler
Phone: 408-963-4508
Facsimile (if applicable): 408-963-4597

Zircon Corporation:

Address: 1580 Dell Avenue, Campbell, Ca 95008
Email: legal@zircon.com

7953865.3

Page | 7

INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

Attn: Bob Wyler
Phone: 408-963-4508
Facsimile (if applicable): 408-963-4597

Zircon de Mexico:

Address: 1580 Dell Avenue, Campbell, Ca 95008
Email: legal@zircon.com
Attn: Bob Wyler
Phone: 408-963-4508
Facsimile (if applicable): 408-963-4597

Zircon de Mexico:

Address: 1580 Dell Avenue, Campbell, Ca 95008
Email: legal@zircon.com
Attn: Bob Wyler
Phone: 408-963-4508
Facsimile (if applicable): 408-963-4597

[SIGNATURE PAGE FOLLOWS]

7953865.3

Page | 8

INFORMATION CERTIFICATE
OF
Zircon Corporation, et al.

Bank shall be entitled to rely upon the foregoing in all respects and the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of each Company.

Zircon Corporation

By: ____________________
Name: Ron Bourque
Title: President, COO & CFO

[Signature Page to Information Certificate (Zircon)]

[Execution Version]

U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT

This **U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT** ("**Agreement**"), dated as of May 31, 2024, is by and among ZIRCON CORPORATION, a California corporation ("**Zircon**"), ZRCN INC., a Delaware corporation ("**ZRCN**"; and together with Zircon, each a "**Debtor**" and collectively the "**Debtors**") and FGI WORLDWIDE LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity and together with its successors and assigns, the "**Secured Party**").

RECITALS:

ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and Other Documents and herein, the parties hereby agree as follows:

1. **Definitions**. All terms used in this Agreement but not defined shall have the meanings given to such terms in the Credit Agreement. In addition, the following terms have the meanings set forth below:

"**Copyrights**" means the United States copyright registrations, applications and exclusive copyright licenses set forth in **Exhibit A**.

"**IP Collateral**" means all Copyrights, Patents and Trademarks.

"**Credit Agreement**" means that certain Revolving Credit, Security and Guaranty Agreement, dated the date hereof, by Zircon, as Borrower, ZRCN, as a Guarantor, the other Loan Parties thereto and Secured Party.

"**Patents**" means all of the Debtor's right, title and interest in and to United States patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on **Exhibit B.**

"**Security Interest**" has the meaning given in Section 2.

"**Trademarks**" means all of the Debtor's right, title and interest in and to: (i) United States trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on **Exhibit C.**

2. **Security Interest**. Each Debtor hereby irrevocably pledges and assigns to, and grants the Secured Party a security interest (the "**Security Interest**"), with power of sale to the extent permitted by law, in the IP Collateral, to secure payment of the Obligations. As set forth in the Credit Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of the Debtors and the other Loan Parties, including, without limitation, Intellectual Property of the Loan Parties registered in jurisdictions outside the United States.

3. **Representations, Warranties and Agreements**. Each Debtor represents, warrants and agrees as follows:

7940867.8

(a) **Authority.** This Agreement has been duly and validly authorized by all necessary action on the part of the Debtor.

(b) **Copyrights. Exhibit A** accurately lists all registered Copyrights owned or controlled by the Debtor as of the date hereof and accurately reflects in all material respects the existence and status of Copyrights and all applications and registrations pertaining thereto as of the date hereof. If after the date hereof, the Debtor owns or controls any registered Copyrights not listed on **Exhibit A** or if **Exhibit A** ceases to accurately reflect, in all material respects, the existence and status of applications and registrations pertaining to the Copyrights, then the Debtor shall promptly provide written notice to the Secured Party with a replacement **Exhibit A**, which upon acceptance by the Secured Party shall become part of this Agreement.

(c) **Patents. Exhibit B** accurately lists all Patents owned or controlled by the Debtor as of the date hereof, or to which Debtor has a right as of the date hereof to have it assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, Debtor owns, controls or has a right to have assigned to it any Patents not listed on **Exhibit B,** or if **Exhibit B** ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then the Debtor shall promptly provide written notice to the Secured Party with a replacement **Exhibit B**, which upon acceptance by the Secured Party shall become part of this Agreement.

(d) **Trademarks. Exhibit C** accurately lists all Trademarks owned or controlled by the Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof. If after the date hereof, the Debtor owns or controls any Trademarks not listed on **Exhibit C** or if **Exhibit C** ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then the Debtor shall promptly provide written notice to the Secured Party with a replacement **Exhibit C**, which upon acceptance by the Secured Party shall become part of this Agreement.

(e) **Title**. The Debtor has absolute title to each Patent, Trademark and Copyright listed on **Exhibits A, B and C**, free and clear of all liens except Permitted Liens. The Debtor (i) will have, at the time the Debtor acquires any rights in IP Collateral hereafter arising, absolute title to each such IP Collateral free and clear of all liens except Permitted Liens, and (ii) will keep all IP Collateral free and clear of all liens except Permitted Liens.

(f) **Defense**. The Debtor will at its own expense and using commercially reasonable efforts, protect and defend the IP Collateral against all claims or demands of all Persons.

(g) **Maintenance**. The Debtor will at its own expense maintain the IP Collateral to the extent it determines maintenance thereof to be reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor.

(h) **Secured Party's Right to Take Action.** If a Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) days after the Secured Party gives the Borrower Agent written notice thereof (or,

2

7940867.8

in the case of the agreements contained in subsection (f), immediately upon the occurrence of such failure, without notice or lapse of time), or, if a Debtor notifies the Secured Party that it intends to abandon any IP Collateral, the Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of the applicable Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(i) **Costs and Expenses**. The Debtors shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Secured Party in connection with or as a result of the Secured Party's taking action under subsection (g) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by the Secured Party at the default rate of interest set forth in the Credit Agreement. If Debtor determines that it is reasonably inadvisable in its business to maintain certain IP Collateral under clause (g), Debtor will provide Secured Party with written notice of the same and, upon written request from Secured Party, Debtor shall assign such IP Collateral to Secured Party and thereafter Debtor shall have no payment obligations or rights with regard thereto and Secured Party shall be deemed the owner of such IP Collateral.

(j) **Power of Attorney**. To the extent required to facilitate the Secured Party's taking action under subsection (h) and exercising its rights under Section 6 for the purpose of perfecting its Security Interest, each Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3, or, necessary for the Secured Party, after an Event of Default (as defined in the Credit Agreement), to enforce or use the IP Collateral or to grant or issue any exclusive or non-exclusive license under the IP Collateral to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the IP Collateral to any third party. Each Debtor hereby ratifies all actions that such attorney shall lawfully do or cause to be done by virtue of the power of attorney granted herein. The power of attorney granted herein shall terminate upon the termination of the Credit Agreement as provided therein and the payment and performance of all Obligations.

(k) **Recording**. To the extent required by Secured Party, each Debtor authorizes and requests that (1) the United States Copyright Office, (2) the United States Patent and Trademark Office, and (3) any other applicable government officer record this Agreement in accordance with Secured Party's instructions.

4. **Debtor's Use of the IP Collateral.** The Debtors shall be permitted to control and manage the IP Collateral in accordance with, and as permitted by, the Credit Agreement.

5. **Events of Default.** The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default under this Agreement

6. **Remedies.** During the existence of an Event of Default (it being understood that prior to lapse of the 10-day cure period provided in Section 3(h) above, no Event of Default shall be deemed to

3

7940867.8

have occurred under that Section), the Secured Party may, at its option (after notice to the extent such notice is required by the Credit Agreement), take any or all of the following actions:

(a) The Secured Party may exercise any or all remedies available under the Credit Agreement.

(b) The Secured Party may sell, assign, transfer, pledge, encumber or otherwise dispose of the IP Collateral.

(c) The Secured Party may enforce the IP Collateral and any licenses thereunder, and if Secured Party shall commence any suit for such enforcement, the Debtors shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement.

7. **Miscellaneous.** This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party; provided that this Agreement shall terminate upon termination of the Credit Agreement. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtors under this Agreement shall be given in the manner and with the effect provided in the Credit Agreement. The Secured Party shall not be obligated to preserve any rights the Debtors may have against prior parties, to realize on the IP Collateral at all or in any particular manner or order, or to apply any cash proceeds of IP Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtors and the Secured Party and their respective participants, successors and assigns and shall take effect when signed by the Debtors and delivered to the Secured Party, and each Debtor waives notice of the Secured Party's acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of New York without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

4

7940867.8

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

DEBTORS:

ZIRCON CORPORATION

By: [signature]
Name: John Stauss
Title: CEO

ZRCN INC.

By: [signature]
Name: Ron Bourque
Title: President & COO

[Signature Page to U.S. Intellectual Property Security Agreement (Zircon)]

SECURED PARTY:

FGI WORLDWIDE LLC
as agent for the Lenders

By: ______________________
Name: Sami Altaher
Title: President

[Signature Page to U.S. Intellectual Property Security Agreement (Zircon)]

EXHIBIT A

U.S. COPYRIGHTS

No.	Company	Title	Reg. Date	Reg. No.	Country
1.	ZIRCON CORPORATION	Bakstop ZR02.	1995-06-01	MW0000010963	USA
2.	ZIRCON CORPORATION	Binford ZR03.	1995-06-01	MW0000010964	USA
3.	ZIRCON CORPORATION	HD900 instructions.	2020-02-24	TX0008842013	USA

7940867.8

EXHIBIT B

U.S. PATENTS

REGISTERED

No.	Applicable Debtor	Patent #	Application #	Issue Date
1.	ZIRCON CORPORATION	11927714	17369853	03/12/2024
2.	ZIRCON CORPORATION	11693143	17484613	07/04/2023
3.	ZIRCON CORPORATION	11512978	16698751	11/29/2022
4.	ZIRCON CORPORATION	11131786	16587523	09/28/2021
5.	ZIRCON CORPORATION	10712468	15738690	07/14/2020
6.	ZIRCON CORPORATION	10393907	15552012	08/27/2019
7.	ZIRCON CORPORATION	9606084	13983412	03/28/2017
8.	ZIRCON CORPORATION	9508244	14201637	11/29/2016
9.	ZIRCON CORPORATION	9475185	14096759	10/25/2016
10.	ZIRCON CORPORATION	8604771	12333911	12/10/2013
11.	ZIRCON CORPORATION	8581724	12580894	11/12/2013
12.	ZIRCON CORPORATION	7812722	11680372	10/12/2010
13.	ZIRCON CORPORATION	7671576	12397241	03/02/2010
14.	ZIRCON CORPORATION	7212014	11055879	05/01/2007
15.	ZIRCON CORPORATION	7204901	10767274	04/17/2007
16.	ZIRCON CORPORATION	7181855	11005453	02/27/2007
17.	ZIRCON CORPORATION	7181853	10701940	02/27/2007
18.	ZIRCON CORPORATION	7174647	11225702	02/13/2007
19.	ZIRCON	7148703	10846337	12/12/2006

7940867.8

No.	Applicable Debtor	Patent #	Application #	Issue Date
	CORPORATION			
20.	ZIRCON CORPORATION	7116091	10794356	10/03/2006
21.	ZIRCON CORPORATION	6989662	10835654	01/24/2006
22.	ZIRCON CORPORATION	6933712	10197617	08/23/2005
23.	ZIRCON CORPORATION	6922063	10618403	07/26/2005
24.	ZIRCON CORPORATION	6829834	10460122	12/14/2004
25.	ZIRCON CORPORATION	6493954	9637478	12/17/2002
26.	ZIRCON CORPORATION	6291970	09637268	09/18/2001
27.	ZIRCON CORPORATION	6259241	09338119	07/10/2001
28.	ZIRCON CORPORATION	6249113	09134157	06/19/2001
29.	ZIRCON CORPORATION	6157591	09374093	12/05/2000
30.	ZIRCON CORPORATION	6100839	09239616	08/08/2000
31.	ZIRCON CORPORATION	6037874	09107650	03/14/2000
32.	ZIRCON CORPORATION	5999346	09134156	12/07/1999
33.	ZIRCON CORPORATION	5956260	08694718	09/21/1999
34.	ZIRCON CORPORATION	5917314	08694955	06/29/1999
35.	ZIRCON CORPORATION	5900833	08901470	05/04/1999
36.	ZIRCON CORPORATION	5773971	08689427	06/30/1998
37.	ZIRCON CORPORATION	5745062	08513302	04/28/1998
38.	ZIRCON CORPORATION	5729143	08657343	03/17/1998
39.	ZIRCON CORPORATION	5640168	08522818	06/17/1997
40.	ZIRCON CORPORATION	5594669	08277060	01/14/1997
41.	ZIRCON CORPORATION	5592745	08381977	01/14/1997

7940867.8

No.	Applicable Debtor	Patent #	Application #	Issue Date
42.	ZIRCON CORPORATION	5543799	08300279	08/06/1996
43.	ZIRCON CORPORATION	5488779	08289409	02/06/1996
44.	ZIRCON CORPORATION	5479715	08277058	01/02/1996
45.	ZIRCON CORPORATION	5452522	08289726	09/26/1995
46.	ZIRCON CORPORATION	5352974	07931189	10/04/1994
47.	ZIRCON CORPORATION	5313713	07930960	05/24/1994
48.	ZIRCON CORPORATION	5259118	07810739	11/09/1993
49.	ZIRCON CORPORATION	5252682	07992537	10/12/1993
50.	ZIRCON CORPORATION	4965584	07325586	10/23/1990
51.	ZIRCON CORPORATION	4942668	07192809	07/24/1990
52.	ZIRCON CORPORATION	4827624	07079368	05/09/1989
53.	ZIRCON CORPORATION	D950556	29758189	11/12/2020
54.	ZIRCON CORPORATION	D950555	29758188	05/03/2022
55.	ZIRCON CORPORATION	D950554	29758187	05/03/2022
56.	ZIRCON CORPORATION	D938288	29702747	12/14/202
57.	ZIRCON CORPORATION	D860995	29632815	09/24/2019
58.	ZIRCON CORPORATION	D860994	29632814	09/24/2019
59.	ZIRCON CORPORATION	D726559	29484239	04/14/2015
60.	ZIRCON CORPORATION	D726042	29484361	04/07/2015
61.	ZIRCON CORPORATION	D725509	29484238	03/31/2015
62.	ZIRCON CORPORATION	D724968	29484241	03/24/2015
63.	ZIRCON CORPORATION	D724965	29484240	03/24/2015

7940867.8

No.	Applicable Debtor	Patent #	Application #	Issue Date
64.	ZIRCON CORPORATION	D721289	29484235	01/20/2015
65.	ZIRCON CORPORATION	D708923	29460705	07/15/2014
66.	ZIRCON CORPORATION	D707575	29460707	06/24/2014
67.	ZIRCON CORPORATION	D707143	29460709	06/17/2014
68.	ZIRCON CORPORATION	D706148	29446385	06/03/2014
69.	ZIRCON CORPORATION	D706147	29446137	06/03/2014
70.	ZIRCON CORPORATION	D609590	29325073	02/09/2010
71.	ZIRCON CORPORATION	D455750	29127717	04/16/2002
72.	ZIRCON CORPORATION	D455430	29127718	04/09/2002
73.	ZIRCON CORPORATION	D427166	29092149	06/27/2000
74.	ZIRCON CORPORATION	D419545	29092143	01/25/2000
75.	ZIRCON CORPORATION	D419544	29092142	01/25/2000
76.	ZIRCON CORPORATION	D418763	29092148	01/11/2000
77.	ZIRCON CORPORATION	D418433	29092146	01/04/2000
78.	ZIRCON CORPORATION	D418432	29092145	01/04/2000

Applications / Pending

No.	Applicable Debtor	Patent	Application No.	Application Date
1.	ZIRCON CORPORATION	APPARATUS AND METHOD FOR MAPPING OBJECTS BEHIND AN OPAQUE SURFACE	17972740	10/25/2022

7940867.8

2.	ZIRCON CORPORATION	Gradiometric Directional Metal Detector	11756609	05/31/2007
3.	ZIRCON CORPORATION	Method and apparatus for establishing a positioning reference frame for a surface having hidden features where the reference frame is aligned to one or more of the hidden features	10982095	11/05/2004

7940867.8

EXHIBIT C

U.S. TRADEMARKS

Registered Marks

No.	Applicable Debtor	Trademark	Serial No.	Registration Number	Registration Date
1.	ZIRCON CORPORATION	ZIRCON	74-346,289	1,883,330	03/14/1995
2.	ZIRCON CORPORATION	ZIRCON	87-867,002	5,842,220	08/27/2019
3.	ZIRCON CORPORATION	CENTERVISION	78-391,109	2,996,053	09/13/2005
4.	ZIRCON CORPORATION	ASTROCURE	73-732,755	1,544,070	06/06/1988
5.	ZIRCON CORPORATION	COLORTRIP	88-026,596	5,712,906	07/05/2018
6.	ZIRCON CORPORATION	DEEPSCAN	88-781,776	6,162,472	02/01/2020
7.	ZIRCON CORPORATION	EXITPOINT	86-610,746	4,999,613	07/12/2016
8.	ZIRCON CORPORATION	LOLEVEL	90-028,605	6,654,567	06/30/2020
9.	ZIRCON CORPORATION	METALLISCANNER	88-787,451	6,162,493	09/29/2020
10.	ZIRCON CORPORATION	METALLIWARNING	90-028,450	6,647,461	02/15/2022
11.	ZIRCON CORPORATION	ONESTEP	78-396,393	3,104,855	06/13/2006
12.	ZIRCON CORPORATION	SPOTLITE	75-762,765	2,424,117	01/23/2001
13.	ZIRCON CORPORATION	SUPERSCAN	88-723,527	6,373,894	12/11/2019
14.	ZIRCON CORPORATION	TRUCAL	75-437,754	2,402,442	11/07/2000
15.	ZIRCON CORPORATION	WIREWARNING	78-282,178	2,921,739	01/25/2005
16.	ZIRCON CORPORATION	TARGET CONTROL	73-737,100	6,329,859	12/17/2019
17.					

Applications / Pending

7940867.8

No.	Applicable Debtor	Trademark	Serial Number
1.	ZIRCON CORPORATION	+FILTERZ	97-773,778
2.	ZIRCON CORPORATION	FILTERZ	97-750,876
3.	ZIRCON CORPORATION	METALLISCAN	97-809,248
4.	ZIRCON CORPORATION	TARGETZ	97-809,225
5.	ZIRCON CORPORATION	TC	90-028,500
6.	ZRCN INC.	MAPPING THE MANMADE	97-901,552
7.	ZRCN INC.	ZRCN	97-901,552

Unregistered Marks

None.

7940867.8

DocuSign Envelope ID: E4F132AF-D56B-4E96-A69A-24C63FA0E90E

LANDLORD'S WAIVER AND CONSENT

LANDLORD'S WAIVER AND CONSENT, dated May [29], 2024, between the Stauss Family Administrative Trust (hereinafter called "Landlord"), and FGI WORLDWIDE LLC, a Delaware limited liability company, having an office at 410 Park Avenue, Suite 920, New York, New York 10022 ("FGI"), executed in connection with that certain Credit Agreement, Security and Guaranty Agreement, dated on or about the date hereof (and together with any other agreement executed and delivered in connection therewith, in each case, as same may be amended, modified, restated or supplemented from time to time, the "Loan Documents"), by and among ZIRCON CORPORATION, a California corporation ("Tenant"), and certain affiliates of Tenant, as sellers, and FGI.

WHEREAS, FGI will make, or has made and will continue to make loans, advances, and/or other financial accommodations to Tenant, which are secured in whole or in part by the Loan Documents and other agreements and instruments granting a security interest to FGI, in all of Tenant's and certain affiliates' now owned or hereafter acquired assets, including but not limited to accounts, accounts receivable, inventory, machinery, equipment, general intangibles, investment property, contract rights, goods, furniture, fixtures, licenses, trademarks, books and records and substantially all other personal property of Tenant and the other sellers (hereinafter called the "Collateral"); and

WHEREAS, the Collateral is or may be installed or kept at the premises known as 1580 Dell Avenue, Campbell, California 95008 (the "Premises"), which Premises are owned by Landlord and leased to Tenant.

NOW, THEREFORE, in consideration of the loans, advances and/or financial accommodations extended by FGI to Tenant, at any time, and other good and valuable consideration, the undersigned, intending to be legally bound, agrees as follows:

1. Landlord represents that the lease entered into between Landlord and Tenant regarding the Premises ("Lease") is in full force and effect and that Tenant is not in default under the Lease. Landlord agrees to provide to FGI, concurrently with the issuance to Tenant, a copy of all notices of default delivered to Tenant with respect to the Lease. Such notices shall be delivered to FGI at its address set forth above.

2. Landlord consents to the installation or location of the Collateral at the Premises, and hereby waives and relinquishes in favor of FGI, and agrees that it will not assert or exercise, any right, claim, title, interest or security interest in or lien upon any of the Collateral which it may have or acquire by reason of the installation in, attachment to or location of the Collateral at the Premises, or otherwise (including without limitation any landlord's lien or rights of levy, distraint, seizure or execution), whether arising under any agreement, instrument or law now or hereafter in effect. Any Collateral shall, at all times, be considered to be personal property regardless of whether or the manner in which it may be affixed to the Premises, so long as any obligations are owing to FGI by Tenant (FGI shall not, however, claim any interest in any heating, electrical, plumbing, air conditioning or mechanical systems at the Premises).

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DocuSign Envelope ID: E4F132AF-D56B-4E96-A69A-24C63FA0E90E

3. So long as Tenant is in good standing under the Lease, FGI, at its option, may enter the Premises at any time for the purpose of repossessing, removing, selling or otherwise dealing with the Collateral, and such license shall be irrevocable and shall continue from the date FGI enters the Premises for as long as FGI reasonably deems necessary. After FGI has received notice from Landlord that a default exists and is continuing under the Lease, FGI, at its option, may (i) cure such default in accordance with Section 4, or (ii) enter the Premises at any time for the purpose of repossessing, removing, selling or otherwise dealing with the Collateral, and such license shall be irrevocable and shall continue from the date FGI enters the Premises and shall continue for a period 150 days. Landlord shall not interfere with or attempt to prevent FGI from exercising any of its rights as a secured creditor under the Loan Documents or under applicable law (including the Uniform Commercial Code) with respect to the Collateral on the Premises.

4. Landlord further agrees to accept from FGI any payment or performance tendered or made by FGI to cure any default (including, without limitation, any payment defaults) of Tenant, it being understood that FGI shall have no obligation to cure any such default and any payment made or act done by FGI to cure any such default shall not constitute an assumption of the Lease or any obligation of Tenant.

5. The provisions hereof shall be irrevocable and remain in full force and effect until Tenant has fully paid and performed all of its obligations to FGI under all agreements, instruments and documents evidencing such obligations, and under all security agreements, present and future, and any extensions, modifications and renewals thereof at any time made, and until all obligations, if any, of FGI to extend loans or financial accommodations to Tenant shall have terminated.

6. Nothing contained herein, and no exercise by FGI of any of its rights hereunder (including the entry by FGI to the Premises and the making of any payments by FGI to the Landlord), shall be deemed to make FGI a tenant at the Premises or be deemed to delegate any duties or obligations under the Lease to or constitute any assumption thereof by FGI. Nothing herein contained shall compel FGI to remove, retain, hold, continue to hold, sell or otherwise deal with any or all of the Collateral.

7. This Landlord's Waiver and Consent shall be binding upon and inure to the benefit of the parties herein named and their respective assigns and successors in interest. Landlord agrees to notify any purchaser or successor owner or landlord of the Premises of the existence of this Landlord's Waiver and Consent.

8. This Landlord's Waiver and Consent shall be binding and effective upon the execution hereof by the undersigned and no amendment, waiver or termination of this Landlord's Waiver and Consent shall be binding or effective as to FGI without its prior written consent.

[Signature Page Follows]

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7954120.2

DocuSign Envelope ID: E4F132AF-D56B-4E96-A69A-24C63FA0E90E

IN WITNESS WHEREOF, the undersigned has duly executed this Landlord's Waiver and Consent as of the day and year first above written.

Accepted:

FGI WORLDWIDE LLC

DocuSigned by:

By: Sami Altaher

Name: Sami Altaher

Title: President

Stauss Family Administrative Trust

By:

Name: Eric C. Stauss

Title: Trustee

John R. Stauss

Trustee

Acknowledged and Agreed:

ZIRCON CORPORATION

By:

Name: Ronald A. Bourque

Title: President, COO & CFO

[SIGNATURE PAGE TO LANDLORD'S WAIVER AND CONSENT]

[Execution]

LIMITED RECOURSE COLLATERAL PLEDGE AGREEMENT

This Limited Recourse Collateral Pledge Agreement ("Agreement"), dated May 31, 2024, is made by **STAUSS 2014 REVOCABLE TRUST**, a trust formed under the laws of the State of California ("Trust"), **JOHN STAUSS**, an individual ("JS"), **KURT STAUSS**, an individual ("KS"), **ERIC STAUSS**, an individual ("ES"), and **ROBERT WYLER**, an individual ("RW"; and together with Trust, JS, KS and ES, each a "Pledgor") in favor of FGI Worldwide LLC, a Delaware limited liability company, as agent for the Lenders ("Pledgee").

BACKGROUND

A. ZIRCON CORPORATION, a California corporation (together with any other Person who becomes a co-borrower under the Credit Agreement, the "Borrower"); ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined to the Credit Agreement as a guarantor from time to time (but excluding the Limited Recourse Guarantors), collectively, the "Guarantors", and each a "Guarantor"); the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the "Lenders" and each individually a "Lender"); and Pledgee, as agent for Lenders (in such capacity, the "Agent") are parties to that certain Revolving Credit, Security and Guaranty Agreement dated the date hereof (as may be amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). All capitalized terms used but not otherwise defined herein shall have the same meanings assigned to such terms in the Credit Agreement.

B. Pledgor has executed in favor of Pledgee that certain Limited Recourse Guaranty, dated the date hereof, (as may be amended, supplemented, restated or replaced from time to time, the "Limited Guaranty"), pursuant to which Pledgor guarantied all of the Indebtedness and Obligations owing by Borrower to Pledgee. When used in this Agreement, "Obligations" shall have the meaning assigned in the Limited Guaranty.

C. This Agreement is given and is intended to provide security for all Indebtedness and Obligations of Pledgor to Pledgee arising under or in connection with the Limited Guaranty and induce Pledgee to continue to make loans and extend credit to Borrower under the Credit Agreement.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1. Pledgor does hereby assign, pledge, hypothecate, deliver, set over and grant a lien and security interest to Pledgee in that certain property described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof (collectively, the "Limited Recourse Pledged Collateral"). Regardless of whether the property on Schedule I represents shares of capital stock in corporations, partnership interests in limited partnerships or

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general partnerships, membership interests in limited liability companies or interests in any other form or type of entity, the Limited Recourse Pledged Collateral shall include all interests of every kind with respect thereto, however held, whether now owned or hereafter acquired by Pledgor and include any options, warrants or other rights, and all shares of capital stock receivable upon conversion of debt securities, together with any and all certificates representing such shares and all rights under or arising out of the applicable organizational or governance documents of such entities.

2. The pledge and security interest described herein shall secure payment and performance of the Obligations (as defined in the Limited Guaranty) of Pledgor and shall continue in effect unless and until all Obligations have been indefeasibly paid and satisfied in full and the facility established under the Credit Agreement has been terminated ("Payment in Full").

3. Pledgor hereby represents, warrants and agrees that:

(a) Except as pledged herein, Pledgor has not sold, assigned, transferred, hypothecated, pledged or granted any lien or security interest or option in the Limited Recourse Pledged Collateral in any manner whatsoever and the Limited Recourse Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, pledges, restrictions, legends, claims, charges, and options;

(b) Pledgor has the full power and corporate authority and has taken all necessary action to execute, deliver, and perform under this Agreement and to pledge the Limited Recourse Pledged Collateral hereunder;

(c) This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Limited Recourse Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor, or the laws of any applicable jurisdiction;

(d) The Limited Recourse Pledged Collateral has been duly and validly authorized and issued by the issuer thereof, such Limited Recourse Pledged Collateral is fully paid for and non-assessable;

(e) Pledgor is pledging hereunder all of the Pledgor's interest and ownership in all entities listed on Schedule I attached hereto;

(f) Contemporaneously with the execution hereof, Pledgor is delivering to Pledgee all certificates representing or evidencing the Limited Recourse Pledged Collateral, if any, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Pledgee in accordance with the terms hereof;

(g) Pledgee is unconditionally authorized to file all UCC financing statements, make any other filings, or take any other action that may reasonably be deemed necessary by Pledgee under applicable law to perfect the pledge granted hereunder, including, without limitation, requiring Pledgor to deliver a Control Agreement for any Limited Recourse Pledged Collateral that is held or maintained by a securities intermediary in a securities and/or investment account; and

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(h) No restriction, limitation or other provision of any kind exists under the organizational or governance documents of any issuer of any Limited Recourse Pledged Collateral which would impair or affect the validity or enforceability of the pledge described herein or the exercise by Pledgee of any rights, remedies or options available hereunder or otherwise at law or in equity.

4. If an Event of Default occurs and is continuing under the Credit Agreement, and is not otherwise waived by the Pledgee, Pledgee may, at its sole option, exercise at any time thereafter from time to time with respect to the Limited Recourse Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code as adopted in the State of New York ("UCC"), or otherwise available to it under the laws of any other jurisdiction to which this pledge may be subject, at law or in equity, including, without limitation, the right to dispose of the Limited Recourse Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Pledgee or its nominee may become the purchaser at any such sale(s).

5. (a) In addition to all other rights granted to Pledgee herein or otherwise available at law or in equity, Pledgee shall have the following rights each of which may be exercised at Pledgee's sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Credit Agreement that is not otherwise waived by the Pledgee, without further consent of Pledgor: (i) transfer the whole or any part of the Limited Recourse Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Limited Recourse Pledged Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Limited Recourse Pledged Collateral; (iii) notify the persons obligated on any of the Limited Recourse Pledged Collateral to make payment to Pledgee of any distributions or other amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Limited Recourse Pledged Collateral at any time, or to compromise any dispute with respect to the same. Pledgee may proceed against the Limited Recourse Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor (including, without limitation, the Borrower), jointly and/or severally, in any order to satisfy the Obligations. Pledgor waives and releases any right to require Pledgee to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party (including, without limitation, the Borrower) securing the Obligations under any theory of marshalling of assets, or otherwise. All rights and remedies of Pledgee are cumulative, not alternative.

(b) Pledgor hereby irrevocably appoints Pledgee its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Credit Agreement that is not otherwise waived by the Pledgee, at Pledgee's option, (i) to effectuate the transfer of the Limited Recourse Pledged Collateral on the books of the issuer thereof to the name of Pledgee or to the name of Pledgee's nominee, designee or assignee; (ii) to endorse and collect checks payable to such Pledgor representing distributions or other payments on the Limited Recourse Pledged Collateral; and (iii) to carry out the terms and provisions hereof..

6. Subject to Section 9 hereof, the proceeds of any Limited Recourse Pledged Collateral received by Pledgee, whether from the sale of Pledge Collateral, dividends, distributions or other payments on the Limited Recourse Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Pledgee may elect, including without limitation,

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to all reasonable costs and expenses (including, without limitation, reasonable and documented attorneys' fees) which may be incurred by Pledgee to protect, preserve or enforce Pledgee's rights hereunder or under the Credit Agreement. Pledgor waives and shall not be entitled to exercise or obtain any benefit from any right of subrogation unless and until Payment in Full. Pledgee shall have no duty or obligation to take any action at any time to protect any rights or benefits of subrogation for Pledgor.

7. Pledgor recognizes that Pledgee may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Limited Recourse Pledged Collateral, a public sale of all or part of the Limited Recourse Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Securities Act") and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Pledgee or the Borrower than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgor agrees that Pledgee has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

8. In the event that any change is made or declared in the capital structure of any corporation, limited partnership, general partnership or limited liability company listed on Schedule I attached hereto, or Pledgor acquires or in any other manner receives additional shares or partnership or membership interests in any such entity, or any option included within the Limited Recourse Pledged Collateral is exercised, any and all new, substituted or additional certificates representing or evidencing such shares or partnership or membership interests which have been issued by reason of any such change or exercise, shall be delivered to and held by Pledgee under the terms hereof in the same manner as the Limited Recourse Pledged Collateral originally pledged hereunder. No dividend or distribution on account of the Limited Recourse Pledged Collateral may be paid to or retained by Pledgor unless permitted under, and paid in accordance with, the Credit Agreement.

9. So long as no Event of Default has occurred and is continuing under the Credit Agreement and not otherwise waived by the Pledgee, and, until Pledgee notifies Pledgor in writing of the exercise of its rights hereunder, (a) Pledgor shall be permitted to receive and retain all cash dividends (including, without limitation, Permitted Tax Distributions) paid in respect of the Limited Recourse Pledged Collateral to the extent permitted by, and paid in accordance with, the Credit Agreement, (b) Pledgor shall have the right to sell, transfer or otherwise dispose of the Pledged Collateral (and retain the proceeds of any such sale, transfer or disposition) so long as such transfer does not result in a Change of Control, and (c) Pledgor shall retain the sole right to vote the Limited Recourse Pledged Collateral and exercise all voting, corporate, consensual, or other organizational rights with respect to the Limited Recourse Pledged Collateral; provided, however, that no vote shall be cast or corporate, consensual or other organizational right exercised or other action taken which would be reasonably likely to adversely impair the Limited Recourse Pledged Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any Other Document.

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10. Pledgee shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Pledgee in the Limited Recourse Pledged Collateral against other parties. Pledgee shall have no obligation to sell or otherwise deal with the Limited Recourse Pledged Collateral at any time for any reason, whether or not upon request of any Pledgor, and whether or not the value of the Limited Recourse Pledged Collateral, in the opinion of Pledgee or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Pledgee shall not be deemed a breach of any duty which Pledgee may have under law to preserve the Limited Recourse Pledged Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Pledgee at any time with respect to the Limited Recourse Pledged Collateral or with respect to any organizational or governance documents of any issuer of any Limited Recourse Pledged Collateral.

11. To the extent Pledgee is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Limited Recourse Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition. Pledgor further recognizes and agrees that if the Limited Recourse Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

12. Any notice to Pledgor may be given to Pledgor at its address listed on the signature page to the Limited Guaranty and such notice may be provided (and shall be deemed received) in the same manner as any notice provided to Borrower Agent under Section 16.6 of the Credit Agreement, and such provisions are incorporated herein by this reference, *mutatis mutandis*.

13. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of the Obligations, (b) any failure, neglect or omission on Pledgee's part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Credit Agreement, (e) the existence or nonexistence of any defenses which may be available to the Borrower, with respect to the Obligations (other than Payment in Full), (f) any amendments to or restatements of the Credit Agreement or any release of the Borrower from all or any portion of the Obligations or of any Collateral of the Borrower, or (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgor or the Borrower.

14. Pledgor hereby authorizes and hereby instructs each issuer of the Limited Recourse Pledged Collateral to (a) note the existence of the within pledge on its books and records and (b) comply with any instructions received by it in writing from Pledgee, without any other or further instructions from Pledgor, that states that an Event of Default has occurred and is continuing, and is not otherwise waived by the Pledgee, and/or requests such issuer to take any other action regarding the Limited Recourse Pledged Collateral, and Pledgor agrees that each such issuer shall be fully protected by Pledgor in so complying.

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15. Any failure of or delay by Pledgee to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

16. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Pledgee.

17. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED, ALONG WITH ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW.

18. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole or any other provision of this Agreement, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

PLEDGORS:

STAUSS 2014 REVOCABLE TRUST

____
Name: John Stauss, as Trustee

____
Name: John Stauss, in his individual capacity

____
Name: Kurt Stauss, in his individual capacity

____
Name: Eric Stauss, in his individual capacity

____
Name: Robert Wyler, in his individual capacity

[Signature Page to Limited Recourse Collateral Pledge Agreement (Zircon)]

Acknowledged and accepted:

FGI WORLDWIDE LLC

By:______________________________
Name: Sami Altaher
Title: President

[Signature Page to Limited Recourse Collateral Pledge Agreement (Zircon)]

SCHEDULE I
Limited Recourse Pledged Collateral

Pledgor	Issuer	Issuer's jurisdiction of organization	Percentage of the Issuer's total Equity Interest owned by Pledgor	Description of Limited Recourse Pledged Collateral (i.e., type, class, # of units being pledged)	Is the Limited Recourse Pledged Collateral Certificated? If so, provide certificate number	Is the Limited Recourse Pledged Collateral held in a securities and/or investment account? If so, where?
John Stauss	Zircon MX	Mexico	33.4%	334 shares of 1000	NO	NO
	Zircon UK	United Kingdom	45%	45 shares of 100	NO	NO
Stauss 2014 Revocable Trust	ZRCN Inc.	Delaware	41%	3,990,133 shares of 9,948.272 Common Stock	NO	Maintained with Computershare as transfer agent
Kurt Stauss	ZRCN Inc.	Delaware	18%	1,773,393 shares of 9,948,272 Common Stock	NO	Maintained with Computershare as transfer agent
	Zircon MX	Mexico	33.3%	333 shares of 1000	NO	NO
	Zircon UK	United Kingdom	20%	20 shares of 100	NO	NO
Eric Stauss	ZRCN Inc.	Delaware	18%	1,773,393 shares of 9,948,272 Common Stock	NO	Maintained with Computershare as transfer agent
	Zircon MX	Mexico	33.3%	333 shares of 1000	NO	NO
	Zircon UK	United Kingdom	20%	20 shares of 100	NO	NO
Robert Wyler	ZRCN Inc.	Delaware	14%	1,330,045 shares of 9,948,272 Common Stock	NO	Maintained with Computershare as transfer agent

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Zircon UK	United Kingdom	15%	15 shares of 100	NO	NO

STOCK POWER
OF
ZRCN INC.

FOR VALUE RECEIVED, JOHN STAUSS ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 3,990,133 shares of ______________________ of ZRNC INC., a Delaware corporation ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

STAUSS 2014 REVOCABLE TRUST
as Transferor

Dated: 5-30-2024

By: John Stauss, as Trustee
Stauss

STOCK POWER
OF
ZRCN INC.

FOR VALUE RECEIVED, KURT STAUSS ("Transferor"), hereby sells, assigns and transfers to ________________________ ("Transferee"), its nominee or assigns, 1,773,393 shares of ____________________________ of ZRNC INC., a Delaware corporation ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

KURT STAUSS
as Transferor

Dated: May 30, 2024

KW STAUSS
____

STOCK POWER
OF
ZRCN INC.

FOR VALUE RECEIVED, ERIC STAUSS ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 1,773,393 shares of ____________________________ of ZRNC INC., a Delaware corporation ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

ERIC STAUSS
as Transferor

Dated: 05-30-2024

STOCK POWER
OF
ZRCN INC.

FOR VALUE RECEIVED, ROBERT WYLER ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 1,330,045 shares of ______________________ of ZRNC INC., a Delaware corporation ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

ROBERT WYLER
as Transferor

Dated: 05-30-2024

By: Robert Wyler

STOCK POWER
OF
ZIRCON CORPORATION LIMITED

FOR VALUE RECEIVED, JOHN STAUSS ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 45 shares of ______________________ of ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

JOHN STAUSS
as Transferor

Dated: 5-30-2024

By: John Stauss

STOCK POWER
OF
ZIRCON CORPORATION LIMITED

FOR VALUE RECEIVED, KURT STAUSS ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 20 shares of ______________________ of ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

KURT STAUSS
as Transferor

Dated: May 30, 2024

By: KW Stauss

STOCK POWER
OF
ZIRCON CORPORATION LIMITED

FOR VALUE RECEIVED, ERIC STAUSS ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 20 shares of ______________________ of ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

ERIC STAUSS
as Transferor

Dated: 05-20-24

By: Eric Stauss

STOCK POWER
OF
ZIRCON CORPORATION LIMITED

FOR VALUE RECEIVED, ROBERT WYLER ("Transferor"), hereby sells, assigns and transfers to ______________________ ("Transferee"), its nominee or assigns, 15 shares of ____________________________ of ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Company"), standing in the name of the Transferor on the books of the Company. The Transferor does hereby appoint Transferee (or its nominee or assigns) as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

ROBERT WYLER
as Transferor

Dated: 05-30-2024

By: Robert Wyler

[Execution]

LIMITED RECOURSE GUARANTY

This Limited Recourse Guaranty ("*Agreement*"), dated May 31, 2024, is by **STAUSS 2014 REVOCABLE TRUST**, a trust formed under the laws of the State of California ("*Trust*"), **JOHN STAUSS**, an individual ("*JS*"), **KURT STAUSS**, an individual ("*KS*"), **ERIC STAUSS**, an individual ("*ES*"), and **ROBERT WYLER**, an individual ("*RW*"; and together with Trust, JS, KS and ES, each a "*Guarantor*" and collectively, the "*Guarantors*"), in favor of **FGI WORLDWIDE LLC**, a Delaware limited liability company, in its capacity as agent for the Lenders ("*FGI*"), having its principal place of business at 410 Park Avenue, Suite 920, New York, New York 10022. For added clarity, when used in this Agreement, "Guarantors" means the Limited Recourse Guarantors (as defined in the Credit Agreement).

BACKGROUND

A. FGI intends to provide financial accommodations to **ZIRCON CORPORATION**, a California corporation (together with any Person who becomes a co-borrower under the Credit Agreement and their respective successors and assigns, the "*Borrower*") pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated the date hereof, by and among Borrower, the other Loan Parties, FGI and the Lenders (as may hereafter be amended, supplemented, restated or replaced from time to time, the "*Credit Agreement*").

B. In order to induce FGI to enter into the financing arrangements with and make loans and extend credit to the Borrower, each Guarantor entered into that certain Limited Recourse Collateral Pledge Agreement, dated the date hereof (the "*Pledge Agreement*"), where Guarantor pledged, as credit support, certain collateral as security for Borrower's obligations under the Credit Agreement and Other Documents.

C. This Agreement is given and intended as support for Borrower's obligations under the Credit Agreement and to provide a guaranty of such obligations to the extent of the Limited Recourse Pledged Collateral (as defined in the Pledge Agreement).

D. Unless otherwise defined herein, all capitalized terms shall have the respective meanings given to such terms in the Credit Agreement.

1. Obligations Guaranteed.

(a) Guaranty. To induce FGI to enter into the Credit Agreement and consider extending or continuing to extend credit from time to time to Borrower thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound hereby, absolutely and unconditionally guarantees for the payment and performance when due (at maturity, upon acceleration, or otherwise) of all of the debts and obligations of Borrower of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise, and arising under the Credit Agreement or Other Document (including without limitation any interest and/or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding

7942304.5

relating to any Loan Party, whether or not a claim for post-petition interest and/or expenses is allowed in such case or proceeding), including reimbursement for all costs and expenses, including without limitation reasonable attorney's fees, incurred by FGI at any time to enforce, protect, preserve, or defend FGI's rights hereunder and with respect to any property securing this Agreement (collectively, the "*Obligations*"). All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

(b) Limited Recourse. **Notwithstanding the foregoing, each Guarantor's guarantee of the Obligations pursuant to this Agreement shall be to the extent of the Limited Recourse Pledged Collateral and such Limited Recourse Pledged Collateral shall be FGI's sole source of recourse and security for the Obligations arising pursuant to this Agreement**. The provisions of the preceding sentence shall not (i) preclude FGI from foreclosing its lien on any Collateral (as such term is defined in the Credit Agreement), including the Limited Recourse Pledged Collateral, (ii) preclude FGI from enforcing any of its rights or remedies under this Agreement, the Credit Agreement or any Other Documents (including, without limitation, the Validity Guaranty), (iii) limit the right of any person to name Guarantor or any transferee of any interest in the Collateral or any other Person claiming an interest in or right to the Collateral as party in any action or suit for judicial or nonjudicial foreclosure or in the exercise of any other right or remedy under this Guaranty, the Credit Agreement or any Other Documents, (iv) impair or limit, in any manner, any right, remedy or recourse FGI may have against Guarantor or any other Person under the Credit Agreement or any Other Document (including, without limitation, for fraud, gross negligence or willful misconduct) or (v) impair, in any manner, any right, remedy or recourse FGI may have to recover any moneys received by Guarantor in respect of the Collateral and retained by Guarantor or any Affiliate, transferee, successor or assign of Guarantor in violation of the provisions of this Guaranty, the Credit Agreement or any Other Document, or any moneys paid or distributed by, or at the request or direction of, Guarantor, to any Person or entity.

(c) Unlimited Validity Guaranty. Section 1(b) shall not serve as a limitation on the Guaranteed Obligations of JS arising under the Validity Guaranty and, at all times, the Guaranteed Obligations shall be unlimited and unconditional and the Limited Recourse Pledged Collateral shall not serve as FGI's sole source of recourse or security for the Guaranteed Obligations arising pursuant to the Validity Guaranty. At all times, the Guaranteed Obligations of JS arising under the Validity Guaranty shall be independent of, and in addition to, the Obligations of JS arising under this Agreement. As used in this Section 1(c), "Guaranteed Obligations" shall have the meaning assigned in the Validity Guaranty.

2. Representations and Warranties. Guarantor represents and warrants that:

(a) Guarantor's execution and performance of this Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which Guarantor is a party, or by which Guarantor or any asset of Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule required for Guarantor to conduct its business as currently conducted, (iii) cause or result in the imposition or creation of any lien or other encumbrance upon any property or asset of Guarantor (other than liens imposed under the

7942304.5

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Credit Agreement or this Agreement), or (iv) violate or result in a breach of the certificate of formation or operating agreement of Guarantor.

(b) Guarantor has the full power and authority to enter into and perform under this Agreement, which, if applicable, has been authorized by all necessary corporate action on behalf of Guarantor.

(c) No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by Guarantor.

(d) This Agreement constitutes the valid and binding obligation of Guarantor enforceable in accordance with its terms.

(e) This Agreement promotes and furthers the business and interests of Guarantor and the creation of the obligations hereunder will result in direct financial benefit to Guarantor.

3. Guarantor Acknowledgements.

(a) Guarantor hereby waives notice of (i) acceptance of this Agreement, (ii) the existence or incurring from time to time of any Obligations guaranteed hereunder, (iii) nonpayment, the existence of any Event of Default, the making of demand, or the taking of any action by FGI, under the Credit Agreement, and (iv) default and demand hereunder.

(b) Guarantor acknowledges that Guarantor (i) has examined or had the opportunity to examine the Credit Agreement and related agreements and (ii) waives any defense which may exist resulting from Guarantor's failure to receive or examine at any time the Credit Agreement or any amendments, supplements, restatements or replacements therefor.

(c) Guarantor acknowledges that it shall not do anything to impede or interfere in any manner with the normal collection and payment of Receivables (including, without limitation, Eligible Receivables).

(d) Guarantor acknowledges that in entering into this Agreement, Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from FGI as to the present or future financial condition, performance, assets, liabilities or prospects of the Loan Parties or as to any other matter.

4. FGI Actions. Guarantor hereby consents and agrees that FGI may at any time or from time to time in FGI's discretion (a) extend or change the time of payment and/or change the manner, place or terms of payment of any or all Obligations, (b) amend, supplement, restate or replace the Credit Agreement, the Other Documents or any related agreements, (c) renew or extend any financing now or hereafter reflected by the Credit Agreement or the maturity thereof or increase (without limit of any kind and whether related or unrelated) or decrease loans and extensions of credit to Borrower, (d) modify the terms and conditions under which loans, extensions of credit may be made to Borrower, (e) settle, compromise or grant releases for liabilities of Borrower, and/or any other Person or Persons liable with Guarantor for, any Obligations, (f) settle, exchange, compromise, release or surrender, or subordinate or release any

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Lien on, any Property (including any collections therefrom or proceeds thereof) of a Loan Party or any other Person or Persons now or hereafter securing any of the Obligations, and (g) apply any and all payments and proceeds of any Property of any Person securing any or all of the Obligations received by FGI at any time against the Obligations in any order as FGI may determine; all of the foregoing in such manner and upon such terms as FGI may see fit, and without notice to or further consent from Guarantor, who hereby agrees to be and shall remain bound upon this Agreement notwithstanding any such action on FGI's part.

5. Scope of Guaranty. The Agreement is a guaranty of payment and not of collection. The liability of Guarantor hereunder is absolute, primary and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons liable for the Obligations (including a Loan Party or Guarantor) or in any Property, (b) the invalidity, unenforceability or voidability of any Obligations or any Liens or rights in any property pledged by any Person or Persons, (c) any delay in making demand upon a Loan Party or any delay in enforcing, or any failure to enforce, any rights against a Loan Party or any other Person or Persons liable for any or all of the Obligations or in any Property pledged by any Person or Persons, even if such rights are thereby lost, (d) any failure, neglect or omission on FGI's part to obtain, perfect or continue any Lien upon, protect, exercise rights against, or realize on, any Property of a Loan Party, Guarantor or any other Person securing the Obligations, (e) the existence or nonexistence of any defenses which may be available to the Loan Parties with respect to the Obligations, (f) the granting of any waiver or forbearance at any time and for any period with respect to any performance by the Loan Parties or any Events of Default under the Credit Agreement, or (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against a Loan Party, Guarantor or any other Person guarantying the Obligations or granting security for the Obligations. Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind.

6. Reinstatement. If any or all payments or proceeds of property securing any or all of the Obligations made from time to time to FGI with respect to any obligation hereby guaranteed are at any time recovered from, or repaid by, FGI in whole or in part in any bankruptcy, reorganization, receivership, insolvency or similar case or proceeding instituted by or against a Loan Party or any Guarantor, this Agreement shall continue to be fully applicable to (or, as the case may be, reinstated to be applicable to) such obligation to the same extent as if the recovered or repaid payment(s) or proceeds had never been originally paid to FGI.

7. Cumulative Remedies. All rights and remedies hereunder and under the Credit Agreement, the Other Documents and related agreements, are cumulative and not alternative, and FGI may proceed in any order from time to time against a Loan Party, Guarantor and/or any other Person or Persons liable for any or all of the Obligations and their respective assets. FGI shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of FGI's rights against a Loan Party, a Guarantor or any other Person or Persons liable for any or all of the Obligations prior to proceeding against Guarantor hereunder.

8. Subrogation. Any and all rights of any nature of Guarantor to subrogation, reimbursement or indemnity and any right of Guarantor to recourse to any assets or property of,

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or payment from, a Loan Party or any other Person or Persons liable for any or all of the Obligations as a result of any payments made or to be made hereunder for any reason shall be unconditionally subordinated to all of FGI's rights under the Credit Agreement and Guarantor shall not at any time exercise any of such rights unless and until all of the Obligations have been unconditionally paid in full. Any payments received by Guarantor in violation of this Section 8 shall be held in trust for and immediately remitted to FGI.

9. FGI Records. FGI's books and records of any and all of the Obligations, absent manifest error, shall be prima facie evidence against Guarantor of the indebtedness owing or to become owing to FGI hereunder.

10. Acceleration. If an Event of Default occurs and is continuing under the Credit Agreement, then all of Guarantor's liabilities of every kind or nature to FGI hereunder shall, at FGI's option, become immediately due and payable and FGI may at any time and from time to time, at FGI's option (regardless of whether the liability of a Loan Party or any other Person or Persons liable for any or all of the Obligations has matured or may then be enforced), take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect Guarantor's Obligations hereunder.

11. Enforcement Timing. Failure or delay in exercising any right or remedy against Guarantor hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any subsequent breach or of any other provision.

12. Successors and Assigns. This Agreement shall (a) be legally binding upon Guarantor, and Guarantor's successors, assigns, heirs, executors, and administrators, *provided* that, Guarantor's obligations hereunder may not be delegated or assigned without FGI's prior written consent, and (b) benefit any and all of FGI's successors and assigns. FGI may assign its rights under this Agreement without notice to or consent from Guarantor.

13. Entire Agreement. This Agreement and the Credit Agreement embody the whole agreement and understanding of the parties hereto relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by FGI in writing.

14. Governing Law, Submission to Jurisdiction and Jury Trial. **THIS AGREEMENT, AND ALL MATTERS ARISING HEREUNDER OR RELATING HERETO, SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. GUARANTOR IRREVOCABLY KNOWINGLY AND VOLUNTARILY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY LITIGATION OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF AND (II) WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, CLAIMS OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS**

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HEREOF OR OTHERWISE IN CONNECTION WITH GUARANTOR'S DEALINGS WITH FGI.

15. Notices.

(a) In any action or proceeding brought by FGI to enforce the terms hereof, Guarantor waives personal service of the summons, complaint, and any motion or other process, and agrees that notice thereof may be served (i) in person, (ii) by registered or certified mail, return receipt requested, or (iii) by nationally recognized overnight courier (in the case of (i) above, on the date of delivery; in the case of (ii) above, three (3) days after deposit in the U.S. Mail; and in the case of (iii) above, one (1) day after delivery to the courier). Service may be made at the address of Guarantor set forth on the signature page hereto or such other address at which Guarantor is then located.

(b) Any and all notices which may be given to Guarantor by FGI hereunder shall be sent to Guarantor at the address of Guarantor set forth on the signature page hereto (or such other address at which Guarantor is then located). Notices may be sent (and shall be deemed received) in the same manner as any notice provided to Borrower Agent under Section 16.6 of the Credit Agreement, and such provisions are incorporated herein by this reference, *mutatis mutandis*.

16. Maximum Liability. To the extent that applicable law otherwise would render the Obligations of Guarantor hereunder invalid or unenforceable, Guarantor shall nevertheless remain liable hereunder; *provided however* that Guarantor's Obligations shall be limited to the maximum amount which does not result in such invalidity or unenforceability. Notwithstanding the foregoing, Guarantor's Obligations hereunder shall be presumptively valid and enforceable to their fullest extent in accordance with the terms of this Agreement, as if this Section 16 were not a part of this Agreement.

17. Severability. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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This LIMITED RECOURSE GUARANTY is dated the date and year first above written.

GUARANTORS:

STAUSS 2014 REVOCABLE TRUST

Name: John Stauss, as Trustee
Notice Address:

Name: John Stauss, in his individual capacity
Notice Address:

Name: Kurt Stauss, in his individual capacity
Notice Address:

Name: Eric Stauss, in his individual capacity
Notice Address:

Name: Robert Wyler, in his individual capacity
Notice Address:

[Signature Page to Limited Recourse Guaranty (Zircon)]

[Execution]

PAYMENT INSTRUCTIONS LETTER

May 31, 2024

Re: Zircon Corporation, et al.

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit, Security and Guaranty Agreement (the "Credit Agreement"), dated the date hereof, by and among (1) ZIRCON CORPORATION, a California corporation ("Borrower Agent"; and together with any other Person who joins the Credit Agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), (2) ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor"); (3) the financial institutions which are now or which hereafter become a party thereto as lenders (collectively, the "Lenders" and each individually a "Lender"); and (4) FGI WORLDWIDE LLC, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"). Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower Agent, on behalf of the Loan Parties, hereby authorizes and directs Agent to disburse on the Closing Date, by direct debit, internal book transfer, wire transfer or check, as indicated on Exhibit A hereto, the proceeds of the Advances to be made on the Closing Date in the amounts set forth in Exhibit A hereto.

Borrower Agent, on behalf of the Loan Parties, hereby acknowledges, confirms and agrees that the instructions set forth herein and in Exhibit A hereto (collectively, the "Instructions") are irrevocable unless modified pursuant to a writing executed by Borrower Agent and acknowledged by Agent.

In addition to, and without limitation of, any indemnification obligations of the Loan Parties set forth in the Credit Agreement, the Loan Parties hereby agree to indemnify Agent and the other Indemnitees against, and hold Agent and the other Indemnitees harmless from, any and all losses, claims, damages, liabilities and related expenses incurred by or asserted against Agent or any Indemnitee by any third party or by Loan Parties arising out of, in connection with, or as a result of the Agent's or an Indemnitees' compliance with the Instructions.

[Signature page follows]

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Very truly yours,

ZIRCON CORPORATION,
as Borrower Agent

By: [signature]
Name: Ron Bourque
Title: President & CEO

Agreed:

FGI WORLDWIDE LLC, as Agent

By:___________________________
Name:_________________________
Title:__________________________

[Signature Page to Payment Instructions Letter (Zircon)]

Very truly yours,

ZIRCON CORPORATION,
as Borrower Agent

By:______________________________
Name:____________________________
Title:_____________________________

Agreed:

FGI WORLDWIDE LLC, as Agent

By:___________________________
Name: Sami Altaher
Title: President

[Signature Page to Payment Instructions Letter (Zircon)]

EXHIBIT A

Instructions

(See Attached).

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Funds Flow

Advances:	**USD Dollars ($)**
Closing FGI Advance	9,117,425.15
Less:	
Payoff - US Bank	8,820,772.51
Legal Fees - FGI counsel, Otterbourg (USA)	49,250.00
Legal Fees - FGI counsel, NHG (Mexico)	20,000.00
Legal Fees - FGI counsel, Otterbourg (USA) (Searches)	5,750.00
Collateral Audit - Various parties	33,059.34
Inventory Appraisal	21,000.00
Closing Fee - FGI	187,500.00
Document preparation, insurance review, background checks, travel, other miscellaneous - FGI	9,522.87
Credit:	
Good Faith Deposit	100,000.00
Net Advance to Company	**70,570.43**

Wiring Instructions

Wire #1: Net Advance to Company	**70,570.43**
Beneficiary Name:	Zircon Corporation
Beneficiary Bank Name:	U.S. BANK NATIONAL ASSOCIATION
Beneficiary Bank Address:	One US Bank Plaza: 505 N 7th St, Saint Louis, MO 63101
Beneficiary Bank Telephone:	314-418-2468
Beneficiary SWIFT:	USBKUS44IMT
Beneficiary ABA Number (US account only):	122235821
Beneficiary Account number:	158300214711

Wire #2: Payoff - US Bank	**8,820,772.51**
Beneficiary Name:	U.S. BANK NATIONAL ASSOCIATION
Beneficiary Bank Name:	U.S. BANK NATIONAL ASSOCIATION
Beneficiary ABA Number (US account only):	075000022
Beneficiary Account number:	754042414
Reference:	*LOAN NO.: 71-397608-42, BORROWER NAME: Zircon*

Wire #3: Legal Fees - FGI counsel, Otterbourg (USA)	**55,000.00**
Beneficiary Name:	Otterbourg P.C.
Beneficiary Bank Name:	Wells Fargo Bank, N.A.
Beneficiary Bank Address:	420 Montgomery Street, San Francisco, CA 94104
Beneficiary ABA Number (US account only):	121000248
Beneficiary Account number:	2000061957679
Reference:	*FGI with Zircon*

Wire #4: Legal Fees - FGI counsel, NHG (Mexico)	**20,000.00**
Beneficiary Name:	Merrill Lynch FFC 79F02128 Nader, Hayaux y Goebel
Beneficiary Bank Name:	Bank of America, N.A.
Beneficiary Bank Address:	100 West 33rd Street, New York, NY 10001
Beneficiary SWIFT:	BOFAUS3N
Beneficiary ABA Number (US account only):	026009593
Beneficiary Account number:	6550113516

Net to FGI	**151,082.21**

[Execution]

ZIRCON CORPORATION, ***et al.***
1580 Dell Avenue
Campbell, CA 95008

May 31, 2024

Re: Post-Closing Letter

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit, Security and Guaranty Agreement dated the date hereof (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), by and among (1) ZIRCON CORPORATION, a California corporation ("Zircon"; and together with any other Person who joins such agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), (2) ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined hereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor"); and (3) the financial institutions which are now or which hereafter become a party thereto as a lender (collectively, the "Lenders" and each individually a "Lender"); and (4) FGI WORLDWIDE LLC, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This letter agreement (this "Agreement") is the "Post-Closing Letter" referred to in the Credit Agreement.

Notwithstanding anything in the Credit Agreement to the contrary, the Agent, the Borrowers and Guarantors hereby agree as follows:

(a) Replacement of US Bank Deposit Accounts:

1. Within thirty (30) days of the Closing Date, (A) the Loan Parties shall open domestic Blocked Accounts ("New Blocked Accounts") at a domestic Blocked Account Bank acceptable to Agent (such new bank, the "New Blocked Account Bank") for the purpose of replacing the US Bank Deposit Accounts, and (B) the account structure of the New Blocked Accounts (including a physical lockbox account), as well as the Control Agreements for such New Blocked Accounts, shall be in form and substance satisfactory to Agent and consistent with Sections 2.5 and 4.8 of the Credit Agreement;

2. Immediately upon the opening of the New Blocked Accounts, the Borrowers shall begin instructing Customers to remit all payments to the New Blocked Accounts (consisting of collection accounts); and

3. Within sixty (60) days of the Closing Date, (a) the Loan Parties shall migrate all of their domestic treasury management requirements to the New Blocked Account Bank, and (b) all Customers shall be remitting payments to the New Blocked Accounts (consisting of collection accounts), or such later date as Agent may agree, in its sole discretion.

   When used in this section, (i) "domestic" means the United States of America, and (ii) "US Bank Deposit Accounts" means the bank accounts described on Schedule 6.12 of the Credit Agreement that are maintained at US Bank of California (or its Affiliate, successors and assigns), as well as any successor and/or replacement account opened with Agent's prior

7954247.10

consent. Agent agrees that Borrowers' operating accounts at the New Blocked Account Bank shall be subject to springing Control Agreements in accordance with Section 2.5 of the Credit Agreement.

(b) Debt Settlement and Release Agreements: As of the Closing Date, the Borrowers and Guarantors hereby represent and warrant that the outstanding Indebtedness in connection with: (i) the Debt Settlement and Release Agreement by and among Harmony Energy Technologies Corp and Wenkai Yu; (ii) the Debt Settlement and Release Agreement by and among Harmony Energy Technologies Corp and Nianxu Zeng; (iii) the Debt Settlement and Release Agreement by and among Harmony Energy Technologies Corp and Nan Du; (iv) the Debt Settlement and Release Agreement by and among Harmony Energy Technologies Corp and Keystone Associates Inc. (collectively the "Debt Settlement Agreements") are in an aggregate amount of $75,000. On or before July 6, 2024, Borrower and Guarantors shall provide Agent evidence, subject to Agent's reasonable satisfaction, that the all amounts owed under the Debt Settlement Agreements have been paid in full.

(c) Zircon MX Stock Certificates: Within thirty (30) days of the Closing Date, John Robert Stauss, Kurt William Stauss and Eric Charles Stauss (jointly, the "**Stauss Family**") shall deliver to Agent the original share certificates evidencing 100% of their ownership interests in Zircon MX.

(d) Mexican Security Documents: Within fifteen (15) days of the Closing Date, Zircon, Zircon MX and the Stauss Family shall deliver to Agent's satisfaction, the following security documents: (i) Non-possessory pledge agreement over assets by Zircon in favor of Agent, and Zircon MX as depositary, (ii) Non-possessory pledge agreement over assets by Zircon MX in favor of Agent, and (iii) Share pledge agreement by the Stauss Family, in favor of Agent, with the appearance and acknowledgment of Zircon MX, or such later date as Agent may agree, in its sole discretion..

(e) Zircon MX Corporate Resolutions: Within fifteen (15) days of the Closing Date, the Loan Parties shall cause Zircon MX to deliver duly executed and notarized shareholders meeting minutes, authorizing and ratifying the execution of the Credit Agreement and the Mexican Security Documents, among others, to Agent's satisfaction, or such later date as Agent may agree, in its sole discretion.

(f) Insurance: Within thirty (30) days of the Closing Date, the Loan Parties shall, in form and substance satisfactory to the Agent, obtain and deliver to the Agent:

1. with respect to their commercial property policy, a lender's loss payable endorsement naming Agent as lender's loss payee;
2. with respect to their general liability policy, an additional insured endorsement naming Agent as an additional insured;
3. with respect to their credit insurance policy, deliver a lender loss payable endorsement naming Agent as lender's loss payee; and
4. with respect to their commercial property and general liability policies, endorsements providing Agent with at least thirty (30) days prior written notice of cancellation and/or termination.

(g) Investment Property Control Agreement – Pledged Collateral. Within thirty (30) days of the Closing Date, the Loan Parties shall cause the Limited Recourse Guarantors to deliver a satisfactory Control Agreement in respect of the Pledged Collateral (as defined in the Collateral Pledge Agreement executed and delivered by the Limited Recourse Guarantors on the date hereof) which is held by Computershare (or its Affiliates) as transfer agent.

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7954247.10

(h) Amended and Restated Subordinated Promissory Note. Within fifteen (15) days of the Closing Date, the Loan Parties shall cause Zircon MX to execute and deliver amended and restated subordinated promissory notes in respect of the Indebtedness owing to Zircon MX that is described on Schedule 5.9(a) of the Credit Agreement. Such amended and restated note shall be in form and substance satisfactory to Agent and, without limiting the foregoing, such note shall contain provisions that prohibit all payments of principal and interest prior to full payment of the Obligations.

(i) Customer List. Within thirty (30) days of the Closing Date, the Loan Parties shall deliver to Agent a satisfactory list of Customers, which shall include the names of each Customer as well as their respective addresses, email addresses and phone numbers.

(j) Account Receivable Verification. Zircon shall assist in the account receivable verification process with Home Depot, which shall be completed to FGI's reasonable satisfaction no later than 30-days after the Closing Date.

(k) Mexico Landlord Waivers. On or before June 17, 2024 (or such later date as Agent may agree, in its sole discretion), the Loan Parties will deliver landlord waivers for o Iturbide 424, Colonia Obrera, Ensenada, Baja California, Mexico and Rayon 437, Zona Centro, Ensenada, Baja California, Mexico, which shall be in form and substance reasonably satisfactory to Agent.

The failure of the Borrowers and Guarantors to satisfy the obligations set forth above shall constitute an Event of Default under the Credit Agreement and the Other Documents. Agent may, in its discretion, extend the time periods described above by granting an extension in writing (which can be provided via e-mail through Agent's counsel). All of the post-closing accommodations described above are preconditioned on there being no Default or Event of Default. If a Default or Event of Default occurs at any time, Lender reserves the right to require immediate satisfaction of all obligations and conditions described in this Agreement without giving effect to the post-closing time periods described above.

Except as expressly provided herein, this Agreement shall not limit, impair, or otherwise affect in any manner whatsoever the right of Agent to (a) require the Borrower and Guarantors to execute and deliver or cause to be executed and delivered such additional agreements, documents, or instruments as provided in the Credit Agreement and the Other Documents, and (b) take any other actions otherwise permitted or required under the Credit Agreement and the Other Documents.

The section/paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation of this Agreement. This Agreement shall be binding upon the Borrowers and Guarantors and their successors and assigns and shall inure to the benefit of Agent and its successors and assigns. The parties hereto have caused this Agreement to be duly authorized, executed and delivered by their respective authorized officers as of the date first written above. This Agreement may not be amended nor any provision hereof waived except by an instrument in writing signed by each of the parties hereto; provided, however, that Agent may in its sole discretion extend the deadline for satisfaction of any of the obligations set forth herein by written notice (which may be delivered by email from Agent's counsel) to Borrower (or its counsel). This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

3

7954247.10

IN WITNESS WHEREOF, Borrowers and Guarantors have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

BORROWERS

ZIRCON CORPORATION,
as a Borrower

By ______________________
Name: Ron Bourque
Title: President & COO

GUARANTORS

ZRCN INC.
as a Guarantor

By ______________________
Name: John Stauss
Title: CEO

By ______________________
Name: John Stauss
Title: President

ZIRCON CORPORATION LIMITED
as a Guarantor

By ______________________
Name: John Stauss
Title: President

[*Signature Page - Post-Closing Letter*]

AGENT:

FGI WORLDWIDE LLC,
as a Lender and as Agent

By: ______________________________
Name: Sam Altcher
Title: President

[*Signature Page - Post-Closing Letter*]

[Execution Version]

REVOLVING CREDIT NOTE

$15,000,000 May 31, 2024

FOR VALUE RECEIVED, each of the undersigned (each a "Borrower" and collectively, the "Borrowers"), hereby promises to pay to FGI WORLDWIDE LLC, or its assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Advance from time to time made by the Lender to the Borrower (and not otherwise repaid) under the Revolving Credit, Security and Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") dated the date hereof, among the Borrower, each Person joined thereto as a Loan Party from time to time, the Lenders from time to time party thereto and FGI WORLDWIDE LLC, as Agent. Unless otherwise defined herein, capitalized terms used in this Revolving Credit Note have the meanings ascribed thereto in the Credit Agreement.

The Borrowers promise to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Agent for the account of the Lender in Dollars in immediately available funds at the Payment Office. If any amount is not paid in full when due hereunder (after giving effect to applicable grace periods), such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

This Revolving Credit Note may not be assigned by the Lender to any other Person except as permitted by Section 16.3(c) of the Credit Agreement.

[Signature Page Follows]

7963380.2

IN WITNESS WHEREOF, each Borrower has caused this Revolving Credit Note to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWERS:

ZIRCON CORPORATION
as Borrower

By: John Stauss
Name: John Stauss
Title: CEO

[Signature Page to Revolving Credit Note (Zircon)]

[Execution]

OFFICER'S CERTIFICATE
OF BORROWER

May 31, 2024

The undersigned, in his/her capacity as a Responsible Officer of ZIRCON CORPORATION, a California corporation ("Borrower") hereby gives this certificate ("Certificate") pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated the date hereof (the "Credit Agreement"), among Borrower, ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined thereto as a Guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor"); the financial institutions which are now or which hereafter become a party thereto as lenders (collectively, the "Lenders" and each individually a "Lender"); and FGI WORLDWIDE LLC, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"), in order to induce Agent to consummate certain financial accommodations with the Borrower in accordance therewith. All capitalized terms used herein that are not otherwise defined hereunder shall have the meaning given to them in the Credit Agreement. The undersigned hereby certifies to Agent that:

(1) Attached hereto as Exhibit A are true and correct copies of the charter documents (i.e., articles of incorporation, certificate of formation or any other similar document) (collectively, the "Formation Documents"), of Borrower, in each case, certified by the applicable jurisdiction as of the date specified thereon, which Formation Documents have not been amended, modified or rescinded and remain in full force and effect.

(2) Attached hereto as Exhibit B are true and correct copies of the bylaws and/or operating agreements, as applicable (collectively, the "Governing Documents"), of Borrower, which Governing Documents have not been amended, modified or rescinded and remain in full force and effect.

(3) Attached hereto as Exhibit C are true and correct copies of the resolutions ("Resolutions") of the shareholders, directors, members, and/or managers of Borrower (the "Governing Body"), as required, approving and authorizing Borrower's execution, delivery and performance of the Credit Agreement and Other Documents to which it is party and the transactions contemplated thereby, as applicable, and such Resolutions have not been amended, modified or rescinded since the date of adoption by the Governing Body, and remain in full force and effect.

(4) Attached hereto as Exhibit D are true and correct copies of the certificates of good standing of Borrower certified by the applicable jurisdictions.

(5) The persons described on Exhibit E are the duly elected, qualified and acting managers/officers, as applicable, of the Borrower on the date hereof and the signature opposite their names are true signatures and such persons are authorized to sign the Credit Agreement and Other Documents to be executed and delivered by the Borrower, as applicable, in connection therewith.

[SIGNATURE PAGE FOLLOWS]

7943939.3

The undersigned is executing this Officer's Certificate not in an individual capacity but in his/her capacity as a Responsible Officer of the Borrower.

ZIRCON CORPORATION
a California corporation

By: John Stauss
Name: John Stauss
Title: CEO

[Signature Page to Officer's Certificate of Borrower (Zircon)]

EXHIBIT A

Formation Documents

[OFFICER'S CERTIFICATE OF BORROWER]

808210

FILED
In the office of the Secretary of State
of the State of California

FEB 4 1977

MARCH FONG EU, Secretary of State
By Jane E. Bacon
Deputy

ARTICLES OF INCORPORATION
OF
ZIRCON INTERNATIONAL INC.

I

The name of this corporation shall be ZIRCON INTERNATIONAL INC.

II

The purpose of the corporation is to engage in any lawful act or activity in which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of the corporation's initial agent for service of process are Robert A. Wyler, 26530 Weston Drive, Los Altos Hills, California 94022.

IV

The total number of shares which this corporation is authorized to issue is 100,000 shares.

Robert A. Wyler
Robert A. Wyler

The undersigned declares that the undersigned has executed these Articles of Incorporation and that this instrument is the act and deed of the undersigned.

Robert A. Wyler
Robert A. Wyler

ZIRCON LTD.

26530 Weston Dr.
Los Altos Hills, CA
February 3, 1977

Secretary of State
State of California
Corporate Filing & Services Division
111 Capitol Mall
Sacramento, CA 95814

Gentlemen:

Zircon Ltd. hereby consents to the use of "Zircon" in the corporate name of Zircon International Inc.

Very truly yours,

ZIRCON LTD.

By ______________________
Robert A. Wyler
Secretary

(Seal)

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

808210
SURV
755503

A180548

CERTIFICATE OF OWNERSHIP

FILED
In the office of the Secretary of State of the State of California
AUG 15 1977
MARCH FONG EU, Secretary of State
By [signature] Deputy

Robert A. Wyler and Diane H. Wyler certify that:

1. They are the duly elected and acting Vice President and Assistant Secretary of Zircon International Inc., a California corporation (herein called "this Corporation").

2. This Corporation owns 100 percent of the outstanding shares of each class of Systek Electronics, Inc., a California corporation (below in this certificate called "Subsidiary").

3. The board of directors of this Corporation has duly adopted the following resolution:

> RESOLVED, that this Corporation merge Systek Electronics, Inc., its subsidiary, into itself and assume all its liabilities pursuant to Section 1110 of the California Corporations Code.
>
> RESOLVED FURTHER, that the officers of this Corporation be and each of them hereby is authorized and directed to take all such further action and to execute and deliver all such further documents as the officers acting shall determine to be necessary, such determination to be conclusively evidenced by their action in the premises.

IN WITNESS WHEREOF, the undersigned have executed this certificate on February 7, 1977.

[signature]	[signature]
Robert A. Wyler, Vice President	Diane H. Wyler, Asst. Sec.

The undersigned, Robert A. Wyler and Diane H. Wyler, the Vice President and Assistant Secretary, respectively, of Zircon International Inc., each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his/her own knowledge.

Executed at Los Altos Hills, California on February 7, 1977.

[signature]	[signature]
Robert A. Wyler	Diane H. Wyler

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

A186531

808210 SURV

FILED
In the office of the Secretary of State
of the State of California

JAN 30 1978

MARCH FONG EU, Secretary of State
By [signature]
Deputy

CERTIFICATE OF OWNERSHIP

Robert A. Wyler and Diane H. Wyler certify that:

1. They are the duly elected and acting Vice President and Assistant Secretary of Zircon International Inc., a California corporation (herein called "this Corporation").

2. This Corporation owns 100 percent of the outstanding shares of each class of Zircon Ltd., a California corporation (below in this certificate called "Subsidiary").

3. The board of directors of this Corporation has duly adopted the following resolution:

> RESOLVED, that this Corporation merge Zircon Ltd., its subsidiary, into itself and assume all its liabilities pursuant to Section 1110 of the California Corporations Code.
>
> RESOLVED FURTHER, that the officers of this Corporation be and each of them hereby is authorized and directed to take all such further action and to execute and deliver all such further documents as the officers acting shall determine to be necessary, such determination to be conclusively evidenced by their action in the premises.

IN WITNESS WHEREOF, the undersigned have executed this certificate on February 7, 1977.

[signature] Robert A. Wyler, Vice President

[signature] Diane H. Wyler, Asst. Sec.

The undersigned, Robert A. Wyler and Diane H. Wyler, the Vice President and Assistant Secretary, respectively, of Zircon International Inc., each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his/her own knowledge.

Executed at Los Altos Hills, California on February 7, 1977.

[signature] Robert A. Wyler

[signature] Diane H. Wyler

FHP

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

808210

A370806

FILED
In the office of the Secretary of State of the State of California

MAY 17 1989

MARCH FONG EU, Secretary of State

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ZIRCON INTERNATIONAL INC.

John Stauss and Robert A. Wyler certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Zircon International Inc., a California corporation.

2. The Articles of Incorporation of said corporation shall be amended by revising Article IV, to read as follows:

IV

The total number of shares which this corporation is authorized to issue is 2,000 shares.

3. The foregoing amendment has been approved by the Board of Directors of said corporation.

4. The foregoing amendment has been approved by the sole shareholder of the corporation in accordance with Section 903 of the California Corporations Code; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 1,000 shares; and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such vote being a majority of the outstanding shares.

John Stauss, President

Robert A. Wyler, Secretary

The undersigned, John Stauss and Robert A. Wyler, the President and Secretary, respectively, of Zircon International Inc., each declares under penalty of perjury, that the matters set out in the foregoing certificate are true of his own knowledge.

Executed at Campbell, California on January 12, 1989.

John Stauss

Robert A. Wyler

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

808210

A372026

FILED
In the office of the Secretary of State
of the State of California
JUN 12 1989
MARCH FONG EU, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ZIRCON INTERNATIONAL INC.

John Stauss and Robert A. Wyler certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Zircon International Inc., a California corporation.

2. The Articles of Incorporation of said corporation shall be amended by revising Article IV, to read as follows:

IV

The total number of shares which this corporation is authorized to issue is 20,000,000 shares, all of the same class, designated "Common Stock," with no par value.

Upon amendment of this Article IV to read as hereinabove set forth, each outstanding share of Common Stock is divided into ten thousand (10,000) shares of Common Stock.

3. The foregoing amendment has been approved by the Board of Directors of said corporation.

4. The foregoing amendment is one which may be adopted with approval by the Board of Directors alone because the corporation has only one class of stock, and said amendment effects a split of said stock in accordance with and as authorized by Section 902(c) of the California Corporations Code.

John Stauss, President

Robert A. Wyler, Secretary

The undersigned, John Stauss and Robert A. Wyler, the President and Secretary, respectively, of Zircon International Inc., each declares under penalty of perjury, that the matters set out in the foregoing certificate are true of his own knowledge.

Executed at Campbell, California on February 28, 1989.

John Stauss

Robert A. Wyler

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

NCTO:

808 210

A375070

FILED
In the office of the Secretary of State
of the State of California

AUG 17 1989

MARCH FONG EU, Secretary of State

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ZIRCON INTERNATIONAL INC.

John R. Stauss and Robert A. Wyler certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Zircon International Inc., a California corporation.

2. The Articles of Incorporation of said corporation shall be amended by revising Article I, to read as follows:

I

The name of this corporation shall be ZIRCON CORPORATION.

3. The foregoing amendment has been approved by the Board of Directors of said corporation.

4. The foregoing amendment has been approved by the shareholders of the corporation in accordance with Section 902 of the California Corporations Code; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 10,000,000 shares; and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such vote being a majority of the outstanding shares.

John R. Stauss, President

Robert A. Wyler, Secretary

The undersigned, John R. Stauss and Robert A. Wyler, the President and Secretary, respectively, of Zircon International Inc., each declares under penalty of perjury, that the matters set out in the foregoing certificate are true of his own knowledge.

Executed at Campbell, California on June 26, 1989.

John R. Stauss, President

Robert A. Wyler, Secretary

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

BA20230623504

E1674-6716 04/14/2023 12:05 PM Received by California Secretary of State

STATE OF CALIFORNIA
Office of the Secretary of State
MERGER
CORPORATION(S) ONLY TO QUALIFIED CORPORATION SURVIVOR
California Secretary of State
1500 11th Street
Sacramento, California 95814
(916) 653-3516

For Office Use Only
-FILED-
File No.: BA20230623504
Date Filed: 4/14/2023

Qualified Corporation Survivor

Name of Surviving Entity	ZIRCON CORPORATION
Entity No.	0808210
Surviving Entity Type	Stock Corporation - CA - General
Formed In	CALIFORNIA

Entities Merging Out

Merging Out Entity Name	Nonqualified Entity Type	Formed In
ZRCN Inc. Stock Corporation - CA - General Entity No.: 5631463 Formed In: CALIFORNIA		

Amendment to Articles
Are you amending the Surviving Corporation's Articles of Incoporation? No

Merger Documents
☒ Merger documents have been approved and signed by each entity participating in the merger.

Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing.

Electronic Signature
☒ By signing, I affirm that I have the authority to submit this merger.

Ron Bourque	*04/14/2023*
Signature	Date

Page 1 of 7

B1674-6717 04/14/2023 12:05 PM Received by California Secretary of State

Agreement of Merger

This Agreement of Merger is entered into between Zircon Corporation, a California corporation, with California Entity Number 808210 (herein "Surviving Corporation"), ZRCN Inc., a California corporation, with California Entity Number 5631463 (herein "Merging Corporation") and a wholly owned subsidiary of Harmony Energy Technologies Corporation, a Delaware corporation (hereinafter "Parent Corporation").

The merger shall be effective on April 14, 2023 (the "Effective Date"):

1. The Merging Corporation shall be merged with and into Surviving Corporation, with the Surviving Corporation being the surviving corporation.

2. All the outstanding shares of Merging Corporation shall be converted into one (1) share of Surviving Corporation.

3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4. Merger Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5. The Merging Corporation is a wholly-owned subsidiary of Parent Corporation. Equity securities of the Parent Corporation are being issued to the shareholders of the Surviving Corporation under the Merger Agreement.

5. The effect of the merger and the effective date of the merger are as prescribed by law.

[signature page follows]

-1-

Page 2 of 7

B1674-6718 04/14/2023 12:05 PM Received by California Secretary of State

IN WITNESS WHEREOF the parties have executed this Agreement of Merger.

SURVIVING CORPORATION:

ZIRCON CORPORATION,
a California Corporation

Ron Bourque
President

Robert Wyler
Secretary

MERGING CORPORATION:

ZRCN INC.,
a California Corporation

Demin Huang
President, Chief Executive Officer and Secretary

PARENT CORPORATION:

HARMONY ENERGY TECHNOLOGIES CORP.
a Delaware corporation

Kenneth Charles Grainger
President

Demin Huang
Secretary

-2-

Page 3 of 7

IN WITNESS WHEREOF the parties have executed this Agreement of Merger.

SURVIVING CORPORATION:

ZIRCON CORPORATION,
a California Corporation

____
Ron Bourque
President

____
Robert Wyler
Secretary

MERGING CORPORATION:

ZRCN INC.,
a California Corporation

____
Demin Huang
President, Chief Executive Officer and Secretary

PARENT CORPORATION:

HARMONY ENERGY TECHNOLOGIES CORP.
a Delaware corporation

____
Kenneth Charles Grainger
President

____
Demin Huang
Secretary

-2-

B1674-6719 04/14/2023 12:05 PM Received by California Secretary of State

Page 4 of 7

Select Start to begin

START

B1674-6720 04/14/2023 12:05 PM Received by California Secretary of State

IN WITNESS WHEREOF the parties have executed this Agreement of Merger.

SURVIVING CORPORATION:

ZIRCON CORPORATION,
a California Corporation

Ron Bourque
President

Robert Wyler
Secretary

MERGING CORPORATION:

ZRCN INC.,
a California Corporation

Demin Huang
President. Chief Executive Officer and Secretary

PARENT CORPORATION:

HARMONY ENERGY TECHNOLOGI
CORP.
a Delaware corporation

Sign

Kenneth Charles Grainger
President

Demin Huang
Secretary

-2-

https://na3.docusign.net/Signing/?ti=481412340f384fe2b4db21dbcb05698b 1/1

Page 5 of 7

B1674-6721 04/14/2023 12:05 PM Received by California Secretary of State

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
ZIRCON CORPORATION
a California corporation

Each of the undersigned does hereby certify:

1. That I am the duly elected and acting President or Secretary, respectively, of Zircon Corporation, a California corporation (the "Corporation") with California entity number 808210;

2. That, as of the date hereof, 10,000,000 shares of common stock of the Corporation are outstanding and entitled to vote on the merger; and

3. That the Agreement of Merger in the form attached and the terms thereof were duly approved by the board of directors and by the shareholders of the Corporation by a vote that equaled or exceeded the vote required, which was at least a majority of the outstanding shares of common stock of the Corporation voting in favor.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: April 13, 2023

By: ______________________
Name: Ron Bourque
Title: President

By: ______________________
Name: Robert Wyler
Title: Secretary

Page 6 of 7

B1674-6722 04/14/2023 12:05 PM Received by California Secretary of State

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
ZRCN INC.
a California corporation

Each of the undersigned does hereby certify:

1. That I am the duly elected and acting President and Secretary of ZRCN Inc., a California corporation (the "Corporation") with California entity number 5631463;

2. That, as of the date hereof, 10 shares of common stock of the Corporation are outstanding and entitled to vote on the merger.

3. That the Agreement of Merger in the form attached and the terms thereof were duly approved by the board of directors and by the shareholders of the Corporation owning 100% of the outstanding shares of the Corporation, which exceed the vote required. by a vote that equaled or exceeded the vote required;

4. The Corporation is a wholly-owned subsidiary of Harmony Energy Technologies Corp., a Delaware corporation ("Parent"). Equity securities of the Parent are being issued under the Merger Agreement. No vote of the shareholders of the Parent was required to approve the Merger Agreement.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: April 14, 2023

By: ______________________
Name: Demin Huang
Title: President and Secretary

593017.v1

Page 7 of 7

I hereby certify that the foregoing transcript of 7 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 16 2024

SHIRLEY N. WEBER, Ph.D., Secretary of State

EXHIBIT B

Governing Documents

[OFFICER'S CERTIFICATE OF BORROWER]

BY-LAWS
OF
ZIRCON CORPORATION

A CALIFORNIA CORPORATION

ARTICLE I
OFFICES

Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation is hereby fixed and located at 1580 Dell Avenue City of Campbell, County of Santa Clara, State of California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II
DIRECTORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. (Sec. 309)

Section 3. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of Section 1, in the event that this corporation shall elect to become a close corporation as defined in Section 186, its Shareholders may enter into a Shareholders' Agreement as provided in Sec. 300 (b). Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided, however, such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controleed by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Sec. 300 (d).

Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Sec. 212.

Section 5. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 6. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

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The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 8. NOTICE, PLACE AND MANNER OF MEETINGS. Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by Sec. 312 of the Code by the Secretary or other Officer designated for that purpose.

Section 9. ORGANIZATION MEETINGS. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

Section 10. OTHER REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

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Time of Regular Meeting: 1:00 p.m.
Date of Regular Meeting: Third Friday in January, April, July and October

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 11. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

When all of the Directors are present at any Directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 12. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BY-LAWS. In the event only one (1) Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

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Section 13. DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 14. QUORUM. A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 15. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 16. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 17. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.

Section 18. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

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Section 19. RESIGNATIONS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III
OFFICERS

Section 1. OFFICERS. The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

Section 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

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Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

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The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE IV
SHAREHOLDERS' MEETINGS

Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting: 12:00 p.m.
Date of Meeting: Third Friday in January

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If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these By-Laws or apply to the Superior Court as provided in Sec. 305 (c).

Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

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If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec. 601 (e).

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603 (d), if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the GCL or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the

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minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1) Notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be

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fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholder has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11. ORGANIZATION. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the

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Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

Section 13. (A) SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions, in the event this corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

(B) EFFECT OF SHAREHOLDERS' AGREEMENTS. Any Shareholders' Agreement authorized by Sec. 300 (b), shall only be effective to modify the terms of these By-Laws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201 (e) (reorganization) or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the Code or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

ARTICLE V
CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

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All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect

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of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 7. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418 (c).

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ARTICLE VI
RECORDS - REPORTS - INSPECTION

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Sec. 1600 - 1602.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in Sec. 213 of the Corporations Code.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC. -- HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

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ARTICLE VII
ANNUAL REPORTS

Section 1. REPORT TO SHAREHOLDERS, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. WAIVER. The annual report to Shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VIII
AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations of Sec. 204 (a) (5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

-17-

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE IX
CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California."

ARTICLE X
MISCELLANEOUS

Section 1. REFERENCES TO CODE SECTIONS. "Sec." references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

Section 2. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 4. INDEMNITY. The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec. 317 of the Code. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 5. ACCOUNTING YEAR. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

[signature]
Pres & COO 8 July 2019

ELIZABETH HODGE
Notary Public - California
Santa Clara County
Commission # 2275424
My Comm. Expires Feb 14, 2023

Elizabeth Hodge
notary Public 7/2/2019

-18-

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of Santa Clara)

On July 8, 2019 before me, Elizabeth Hodge notary Public
Date — Here Insert Name and Title of the Officer

personally appeared Ronald Bourque
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

ELIZABETH HODGE
Notary Public - California
Santa Clara County
Commission # 2275424
My Comm. Expires Feb 14, 2023

Signature [signature] 7/8/2019
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______ Document Date: ______

Number of Pages: ______ Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______	Signer's Name: ______
☐ Corporate Officer — Title(s): ______	☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General	☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other: ______	☐ Other: ______
Signer Is Representing: ______	Signer Is Representing: ______

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

EXHIBIT C

Resolutions of Governing Body of Borrower

WHEREAS, the Borrower desires to enter into financing arrangements with Agent contemplated by the Credit Agreement, pursuant to which it is contemplated that Agent may make loans and advances and provide other financial accommodations to the Borrower;

WHEREAS, the Borrower deems it to be to their direct benefit and in their best interests to enter into such financing arrangements with Agent; and

WHEREAS, the Borrower deems it to be to its direct benefit and its best interests to grant to Agent a security interest in and general lien upon such assets and properties, real and personal, now owned or hereafter acquired by the Borrower, as may now or from time to time be required by Agent as security for all now existing or hereafter arising obligations, liabilities and indebtedness of the Borrower (or any subsidiary or affiliate of a Borrower which becomes a Loan Party thereto as a Borrower or co-Borrower or a Guarantor) to Agent, as an inducement to Agent to enter into the financing arrangements with the Borrower (or any other future Loan Party).

NOW, THEREFORE, it is hereby:

RESOLVED, that any of the officers or agents of the Borrower, and each of them, are hereby authorized, directed and empowered, either jointly or severally, for and on behalf of and in the name of the Borrower: (a) to enter into the Credit Agreement and such other agreements, Other Documents and instruments as are referred to in the Credit Agreement or contemplated thereby or otherwise related thereto as they, or any of them, may see fit, including without limitation, any amendments to the foregoing (collectively the "***Financing Documents***"); (b) to absolutely and unconditionally guarantee all existing and hereafter arising Obligations of the Loan Parties owing to Agent as set forth in the Financing Documents, and (c) to increase, extend or renew any obligation owing to Agent; and it is further

RESOLVED, that any of the officers or agents of the Borrower, and each of them, are hereby authorized, directed, and empowered, either jointly or severally, for and on behalf of and in the name of the Borrower to sell, transfer, lease, assign, hypothecate, set over, grant security interests in, mortgage or pledge any or all of the assets and properties of the Borrower, real, personal, or mixed, tangible or intangible, now owned or hereafter acquired as security or otherwise; and it is further

RESOLVED, that any of the officers or agents of the Borrower, and each of them, are hereby authorized, directed and empowered either jointly or severally, for and on behalf of and in the name of the Borrower to make, execute and deliver the Credit Agreement and any and all Other Documents, agreements, and instruments with or in favor of Agent with respect to the financing arrangements of the Borrowers with Agent, together with any related Uniform Commercial Code financing statements, and any and all amendments, supplements, modifications, extensions, restatements, renewals, replacements and any additional agreements, documents and instruments relating to the foregoing or requested by Agent and all such agreements, documents and instruments shall contain such terms, conditions and waivers as such officer or agent deems necessary or desirable in the interest of the Borrower, and the execution of any such agreement, document or instrument by any such officer or agent shall be conclusive proof of the approval of all of the terms and conditions thereof for and on behalf of the Borrower; and it is further

RESOLVED, that all action heretofore taken and all documentation heretofore delivered by any of said officers and agents, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be

7943939.3

binding and enforceable obligations of the Borrower in accordance with the respective terms and provisions thereof; and it is further

RESOLVED, that Agent is authorized to rely upon the foregoing resolutions and that the authorization herein set forth shall remain in full force and effect until written notice of their modification or discontinuance shall be given to and actually received by Agent, but no such modification or discontinuance shall affect the validity of the acts of any person, authorized to so act by these resolutions performed prior to the receipt of such notice by Agent.

[SIGNATURE PAGE FOLLOWS]

6

7943939.3

Secretary of State
Certificate of Status

I, SHIRLEY N. WEBER, PH.D., California Secretary of State, hereby certify:

Entity Name:	ZIRCON CORPORATION
Entity No.:	0808210
Registration Date:	02/04/1977
Entity Type:	Stock Corporation - CA - General
Formed In:	CALIFORNIA
Status:	Active

The above referenced entity is active on the Secretary of State's records and is authorized to exercise all its powers, rights and privileges in California.

This certificate relates to the status of the entity on the Secretary of State’s records as of the date of this certificate and does not reflect documents that are pending review or other events that may impact status.

No information is available from this office regarding the financial condition, status of licenses, if any, business activities or practices of the entity.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of May 10, 2024.

SHIRLEY N. WEBER, PH.D.
Secretary of State

Certificate No.: 209025519

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at **bizfile**Online.sos.ca.gov.

EXHIBIT E

Incumbent Officer Signatures

BORROWER	Name & Title of Officer	Signature
ZIRCON CORPORATION	John Stauss, CEO	John Stauss
	Ron Bourque, President, COO & CFO	Ron Bourque

[Execution]

OMNIBUS OFFICER'S CERTIFICATE OF GUARANTORS

May 31, 2024

The undersigned, in his/her capacity as a Responsible Officer of the Guarantor identified above the undersigned's signature on the signature page hereto, hereby gives this certificate ("Certificate") pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated the date hereof (the "Credit Agreement"), among ZIRCON CORPORATION, a California corporation ("Zircon"; and together with any other Person who joins the Credit Agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor"); the financial institutions which are now or which hereafter become a party thereto as lenders (collectively, the "Lenders" and each individually a "Lender"); and FGI WORLDWIDE LLC, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"), in order to induce Agent to consummate certain financial accommodations with the Borrowers in accordance therewith. All capitalized terms used herein that are not otherwise defined hereunder shall have the meaning given to them in the Credit Agreement. The undersigned hereby certifies to Agent that:

(1) Attached hereto as Exhibit A are true and correct copies of the charter documents (i.e., articles of incorporation, certificate of formation or any other similar document) forming each Guarantor (collectively, the "Formation Documents"), of each Guarantor, in each case, certified by the applicable jurisdiction as of the date specified thereon, which Formation Documents have not been amended, modified or rescinded and remain in full force and effect.

(2) Attached hereto as Exhibit B are true and correct copies of the bylaws and/or operating agreements, as applicable (collectively, the "Governing Documents"), of each Guarantor, which Governing Documents have not been amended, modified or rescinded and remain in full force and effect.

(3) Attached hereto as Exhibit C are true and correct copies of the resolutions ("Resolutions") of the shareholders, directors, members, and/or managers of each Guarantor (the "Governing Body"), as required, approving and authorizing such Guarantor's execution, delivery and performance of the Credit Agreement and Other Documents to which it is party and the transactions contemplated thereby, as applicable, and such Resolutions have not been amended, modified or rescinded since the date of adoption by the Governing Body, and remain in full force and effect.

(4) Attached hereto as Exhibit D are true and correct copies of the certificates of good standing of each of Guarantor certified by the applicable jurisdictions.

(5) The persons described on Exhibit E are the duly elected, qualified and acting managers/officers, as applicable, of the Guarantors on the date hereof and the signature opposite their names are true signatures and such persons are authorized to sign the Credit Agreement and Other Documents to be executed and delivered by the Guarantors, as applicable, in connection therewith.

[SIGNATURE PAGE FOLLOWS]

7943568.4

The undersigned is executing this Officer's Certificate not in an individual capacity but in his/her capacity as a Responsible Officer of the Guarantors.

ZRCN INC.
a Delaware corporation

By: /s/ Ron Bourque
Name: Ron Bourque
Title: President & COO

By: /s/ John Staues
Name: John Staues
Title:

By: /s/ John Staues
Name: John Staues
Title:

[Signature Page to Omnibus Officer's Certificate of Guarantors (Zircon)]

[Execution]

EXHIBIT A

Formation Documents

[OMNIBUS OFFICER'S CERTIFICATE OF GUARANTORS]

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ZRCN INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JUNE, A.D. 2018, AT 1:10 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2020, AT 3:33 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF JULY, A.D. 2021, AT 12:55 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 2022, AT 2:19 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HARMONY ENERGY TECHNOLOGIES CORPORATION" TO "ZRCN INC.", FILED THE EIGHTEENTH DAY OF APRIL, A.D. 2023, AT 4:05 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6917345 8100H
SR# 20242019805

Authentication: 203445078
Date: 05-10-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

Page 2

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 2023, AT 3:51 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ZRCN INC.".

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6917345 8100H
SR# 20242019805

Authentication: 203445078
Date: 05-10-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:10 PM 06/19/2018
FILED 01:10 PM 06/19/2018
SR 20185237842 - File Number 6917345

CERTIFICATE OF INCORPORATION
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), certifies as follows:

1. Name. The name of the corporation is Harmony Energy Technologies Corporation (the "Corporation").

2. Address; Registered Office and Agent. The address of the Corporation's registered office is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, Delaware; and its registered agent in the State of Delaware at such address is Corporation Service Company.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is ten million (10,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

5. Name and Mailing Address of Incorporator. The name and mailing address of the incorporator are:

Douglas Eingurt, Esq.
Dentons US LLP
303 Peachtree Street, NE
Suite 5300
Atlanta, GA 30308

6. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

7. Indemnification.

7.1 Indemnification of Officers, Employees and Agents. The Corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent permitted by the Certificate of Incorporation, the bylaws or by law.

107607328\V-1

7.2 Indemnification of Directors. The Corporation shall indemnify directors to the full extent permitted by the Certificate of Incorporation, the bylaws or by law.

8. Adoption, Amendment and/or Repeal of Bylaws. The Corporation's Board of Directors may from time to time adopt, amend or repeal the bylaws of the Corporation; provided, however, that any bylaws adopted or amended by the Corporation's Board of Directors may be amended or repealed, and any bylaws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation as of the 19th day of June, 2018.

/s/ Douglas Eingurt
Douglas Eingurt, Incorporator

107607328\V-1

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

1. The name of the corporation is Harmony Energy Technologies Corporation (the "Corporation").
2. The Corporation was originally incorporated under the same name and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2018.
3. By unanimous consent of its members, in accordance with the provision of Sections 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions amending the certificate of incorporation as follows:
   Article 4 shall be amended and restated to read in its entirety as follows:

   4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is twenty million (20,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Annual General and Special Meeting of Stockholder held on August 28, 2020, by affirmative vote of the holders of a majority of the shares of Common Stock in accordance with the provision of Section 242 of General Corporation Law.

IN WITNESS WHEREOF, Harmony Energy Technologies Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on August 31, 2020.

By: Nick N. Zeng (s)
Name: Nick N. Zeng
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:33 PM 08/31/2020
FILED 03:33 PM 08/31/2020
SR 20207029009 - File Number 6917345

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 07/08/2021
FILED 12:55 PM 07/08/2021
SR 20212654545 - File Number 6917345

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

1. The name of the corporation is Harmony Energy Technologies Corporation (the "Corporation").
2. The Corporation was originally incorporated under the same name and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2018.
3. By unanimous consent of its members, in accordance with the provision of Sections 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions amending the certificate of incorporation as follows:
   Article 4 shall be amended and restated to read in its entirety as follows:

   4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is fifty million (50,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Annual General and Special Meeting of Stockholder held on July 8, 2021, by affirmative vote of the holders of a majority of the shares of Common Stock in accordance with the provision of Section 242 of General Corporation Law.

IN WITNESS WHEREOF, Harmony Energy Technologies Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on July 8, 2021.

By: Nick N. Zeng (s)
Name: Nick N. Zeng
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 06/17/2022
FILED 02:19 PM 06/17/2022
SR 20222760172 - File Number 6917345

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

1. The name of the corporation is Harmony Energy Technologies Corporation (the "Corporation").
2. The Corporation was originally incorporated under the same name and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2018.
3. By unanimous consent of its members, in accordance with the provision of Sections 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions amending the certificate of incorporation as follows:
   Article 4 shall be amended and restated to read in its entirety as follows:

   4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is two hundred million (200,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Annual General and Special Meeting of Stockholder held on June 16, 2022, by affirmative vote of the holders of a majority of the shares of Common Stock in accordance with the provision of Section 242 of General Corporation Law.

IN WITNESS WHEREOF, Harmony Energy Technologies Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on June 16, 2022.

By: Nick N. Zeng (s)
Name: Nick N. Zeng
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 04/18/2023
FILED 04:05 PM 04/18/2023
SR 20231502024 - File Number 6917345

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Certificate of Incorporation of the Corporation, as amended, is hereby amended solely to reflect a change in the name of the Corporation by replacing Article 1 thereof with the following:

"The name of this Corporation is ZRCN Inc."

SECOND: The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the amendment described herein in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The amendment described herein has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment shall be effective on and as of the date of filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 18th day of April, 2023.

John Stauss, CEO

SMRH:4863-9378-5182.2

-1-

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:51 PM 06/21/2023
FILED 03:51 PM 06/21/2023
SR 20232817628 - File Number 6917345

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF INCORPORATION
of
ZRCN INC.

ZRCN INC (the "Corporation")., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

FIRST: The name of the Corporation is ZRCN Inc. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the "Secretary of State") on June 19, 2018 (as amended, the "Certificate of Incorporation").

SECOND: Article FOUR of the Corporation's Certificate of Incorporation shall be amended by inserting the following sentences at the end of such section which shall read as follows:

"Upon the filing and effectiveness (the "Effective Time") pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, every twenty (20) shares of the Corporation's common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable shares of common stock, par value $0.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Reverse Split"). Further, every right, option and warrant to acquire Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire New Common Stock based on the conversion ratio of shares of Old Common Stock to New Common Stock set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates or book-entries representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split. The Corporation may, but shall not be obliged to, issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates."

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 21st day of June, 2023.

ZRCN INC.

By: /s/ John Stauss
Name: John Stauss
Title: Chief Executive Officer

SMRH:4854-3955-6203.1

-1-

[Execution]

EXHIBIT B

Governing Documents

[OMNIBUS OFFICER'S CERTIFICATE OF GUARANTORS]

BYLAWS
OF
HARMONY ENERGY TECHNOLOGIES CORPORATION

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.1 Registered office. The location of the registered office of Harmony Energy Technologies Corporation (the "Corporation") required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be as set forth in the certificate of incorporation of the Corporation (the "Certificate of Incorporation") or as otherwise determined from time to time by resolution of the Board of Directors (the "Board"). The registered office need not be identical with the principal office of the Corporation.

Section 1.2 Other offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place and Time of Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting. The date, time and place of the annual meeting, either within or without the State of Delaware, shall be determined by resolution of the Board. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the Board.

Section 2.2 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting in the manner prescribed by Section 9.1 hereof. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who waives such notice, and such notice shall be deemed waived by any stockholder who attends such meeting in person or by proxy, except by a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.3 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such notice is otherwise expressly required by law or hereunder. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.4 List of Stockholders. The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and specifying the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Board to produce such a list at any meeting for the election of the Board, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence of which stockholders are entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.5 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power to adjourn the meeting to another time and/or place by the affirmative vote of the holders of a majority of such shares.

Section 2.6 Voting; Proxies.

(a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and held by the stockholder and registered in the stockholder's name on the books of the Corporation:

(i) on the date fixed pursuant to Section 7.5 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date is so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting is given or (b) if notice of the meeting is waived, at the close of

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business on the day next preceding the day on which the meeting is held.

(b) Unless otherwise provided in a stockholders agreement, persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote such shares, unless in the pledgor's transfer on the books of the Corporation he, she or it expressly empowered the pledgee to vote such shares, in which case only the pledgee or the pledgee's proxy may represent and vote such stock. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

(c) Unless otherwise provided in a stockholders agreement, voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by his, her or its attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless that proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only for so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder who may have given a proxy prior to any meeting shall not, solely by attending such meeting, revoke the same unless he, she or it notifies the secretary of the meeting of his intent to revoke the proxy, in writing, prior to the voting of the proxy. At any meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in the Certificate of Incorporation, a stockholders agreement, in these bylaws or by law) shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. Voting at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

Section 2.7 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board, or in the absence of such designation by a Chairman chosen at the meeting by the stockholders attending. The Corporation's Secretary shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written

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consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

Section 3.2 Number and Term of Office. The number of directors shall be initially as set forth in the Certificate of Incorporation of the Corporation or as fixed by the Incorporator of the Corporation, and shall thereafter be as fixed by the Board or the stockholders. Directors need not be stockholders of the Corporation. The exact number of directors shall be as established by resolution of the Board or by the stockholders by a plurality of the votes cast at a meeting of stockholders in conformity with applicable laws. The directors of the Corporation shall hold office until their successors shall have been duly elected or appointed and shall qualify or until their resignation or removal in the manner hereinafter provided.

Section 3.3 Election of Directors. The Board shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of the stockholders or until a successor is elected and qualified. At the first annual meeting of the stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one year or until a successor is elected and qualified.

Section 3.4 Resignations; Removal. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, immediately upon its receipt by the Board or the Secretary. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the holders of a majority of shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute or a stockholders agreement.

Section 3.5 Vacancies. Unless otherwise provided in a stockholders agreement, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the remaining directors or by the stockholders by a plurality of the votes cast at a meeting of stockholders. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided herein.

Section 3.6 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

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Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.7 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors, and notice of such annual meeting shall not be required.

Section 3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as required by law, notice of regular meetings need not be given.

Section 3.9 Special Meetings. Special meetings of the Board shall be held whenever called by a majority of the authorized number of directors. Except as otherwise provided by law or by these bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him or her by email or facsimile telecommunication or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting other than a director who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.10 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, a stockholders agreement, in these bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. If no quorum exists, a majority of directors present at any meeting may adjourn the same from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

Section 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

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Section 3.12 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each director for any expense incurred on account of attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

Section 3.13 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board or any committee designated by the Board at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

COMMITTEES

Section 4.1 Designation. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees.

Section 4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, (iii) his removal as a committee member or as a director, or (iv) expiration of his term, as may be set by the Board, as a committee member.

Section 4.3 Authority. Each committee, to the extent expressly provided in the resolution of the Board establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation except to the extent expressly restricted by statute, the Certificate of Incorporation or these Bylaws.

Section 4.4 Committee Changes; Removal. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The Board may remove any committee member, at any time, with or without cause.

Section 4.5 Alternate Members of Committees. The Board may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee.

Section 4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof or, at the sole discretion of the committee, any of such

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may not be held at any designated place, but may instead be held solely by means of telephone conference or other communications equipment pursuant to the provisions of Section 3.6 hereof.

Section 4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place, if any, of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before such special meeting if notice is given by electronic transmission or hand delivery or (ii) at least three days before such special meeting if notice is given by mail. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

Section 4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

Section 4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

Section 4.10 Committee Rules. Each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by resolution of the Board designating such committee or these Bylaws.

Section 4.11 Compensation. Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

Section 4.12 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

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ARTICLE V

OFFICERS

Section 5.1 Number. The officers of the Corporation shall be chosen by the Board and shall consist of a President, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board. The Board may, if it so determines, elect one or more Vice Presidents and may choose a Chairman of the Board and Chief Executive Officer from among its members. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable, except the offices of President and Secretary.

Section 5.2 Election; Term of Office; Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.3, shall be elected annually by the Board at the first meeting thereof held after the election of the Board. Each officer shall hold office until his successor has been duly chosen and qualifies or until his resignation or removal in the manner hereinafter provided.

Section 5.3 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.1, the Board may appoint such other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

Section 5.4 Resignation; Removal. Any officer or agent may resign at any time upon written notice to the Board or the Secretary of the Corporation. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.5 Vacancies. A vacancy in any office caused by death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of that office by a majority vote of the directors then in office.

Section 5.6 Chairman of the Board ("Chairman"). The Chairman, if one is elected, shall preside at all meetings of the Board and stockholders; shall have, with the assistance of the President, general responsibility for the active management of the business of the Corporation; and shall perform such other duties and have such other powers as the Board may from time to time prescribe. In addition to the President, the Chairman shall have authority to execute bonds, mortgages and other contracts (whether or not requiring a seal), except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof are expressly delegated by the Board to some other officer or agent of the Corporation.

Section 5.7 President. The President shall be the Chief Executive Officer of the Corporation and shall be responsible for the administration of the Corporation, including general

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supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He or she shall have the power to make and execute contracts on behalf of the Corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him by the Board.

Section 5.8 Vice President. The Vice President, or if there shall be more than one, the vice presidents in the order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board or the Chairman may, from time to time, determine or these bylaws may prescribe.

Section 5.9 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meetings of the stockholders; shall record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose; and shall perform like duties for the Board's standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board; shall perform such other duties as may be prescribed by the Board or President, under whose supervision he or she shall act; shall have custody of the corporate seal of the Corporation; and shall have authority to affix the same to any instrument requiring it and, when it is so affixed, may attest it by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.10 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements; and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.11 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation,

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or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Action, Etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2 Actions, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 6.3 Determination of Right of Indemnification. Any indemnification under Section 5.1 or 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1 or 5.2. Such determination shall be made (i) by the

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Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

Section 6.4 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.5 Prepaid Expenses. Expenses incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, as the Board deems appropriate.

Section 6.6 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.7 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.8 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

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Section 6.9 Other Enterprises, Fines, and Serving at Corporation's Request. For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as used in this Article.

ARTICLE VII

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 7.1 Execution of Contracts. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 7.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

Section 7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power is delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money that are payable to the order of the Corporation.

Section 7.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power is delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient.

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ARTICLE VIII

STOCK

Section 8.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him, her or it, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. The certificates representing shares of such stock, if any, shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile or PDF. If any officer, transfer agent or registrar who has signed, or whose facsimile or PDF signature has been placed upon, any such certificate, has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile or PDF signature was placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except as provided in Section 7.4.

Section 8.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Whenever any transfer of shares is made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 8.3 Regulations. The Board may make such rules and regulations as it may deem expedient (if not inconsistent with these bylaws) concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

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Section 8.4 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 8.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or any adjournment thereof) or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Method of Notices. Whenever by statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, director, or committee member, and no provision is made as to how such notice shall be given, any such notice shall be in writing and may be given (a) by hand delivery, (b) by mail, postage prepaid, addressed to such stockholder, director, or committee member at his, her or its address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (c) by any other method permitted by law, including, but not limited to, overnight courier service, telegram, cablegram or, to the extent permitted by the provisions of the General Corporation Law of the State of Delaware, electronic transmission; provided, however, that any notice given to a stockholder by electronic transmission must be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the committee member, director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder, director, or committee member has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder, director, or committee member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of

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electronic transmission, when directed to the stockholder, director, or committee member. Notice given by any other method not described above shall only be deemed to have been given when actually received by the person or entity to whom such notice is intended to be given.

Section 9.2 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 9.3 Seal. The Board shall provide a corporate seal, which shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware.

Section 9.4 Waiver of Notices. Whenever notice is required to be given by these bylaws, by the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 9.5 Amendments. These bylaws, or any of them, may be amended, modified, repealed or adopted and new bylaws may be made (i) by the Board, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

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Adopted Bylaws of ZRCN Inc.
A Delaware Corporation
Article II Meeting of Shareholders and Article III Board of Directors

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

Section 3.2 Number and Term of Office. The number of directors shall be initially as set forth in the Certificate of Incorporation of the Corporation or as fixed by the Incorporator of the Corporation and shall thereafter be as fixed by the Board or the stockholders. Directors need not be stockholders of the Corporation. The exact number of directors shall be as established by resolution of the Board or by the stockholders by a plurality of the votes cast at a meeting of stockholders in conformity with applicable laws. The directors of the Corporation shall hold office until their successors have been duly elected or appointed and shall qualify or until their resignation or removal in the manner hereinafter provided.

Section 3.3 Election of Directors. The Board shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of the stockholders or until a successor is elected and qualified. At the first annual meeting of the stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one year or until a successor is elected and qualified.

Section 3.4 Resignations; Removal. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, immediately upon its receipt by the Board or the Secretary. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the holders of a majority of shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute or a stockholders agreement.

Section 3.5 Vacancies. Unless otherwise provided in a stockholders agreement, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the remaining directors or by the stockholders by a plurality of the votes cast at a meeting of stockholders. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided herein.

Section 3.6 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.7 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors, and notice of such annual meeting shall not be required.

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Adopted Bylaws of ZRCN Inc.
A Delaware Corporation
Article II Meeting of Shareholders and Article III Board of Directors

Section 3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as required by law, notice of regular meetings need not be given.

Section 3.9 Special Meetings. Special meetings of the Board shall be held whenever called by a majority of the authorized number of directors. Except as otherwise provided by law or by these bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him or her by email or facsimile telecommunication or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting other than a director who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.10 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, a stockholders agreement, in these bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. If no quorum exists, a majority of directors present at any meeting may adjourn the same from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

Section 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

Section 3.12 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each director for any expense incurred on account of attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

Section 3.13 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board or any committee designated by the Board at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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Adopted Bylaws of ZRCN Inc.

A Delaware Corporation

Article II Meeting of Shareholders and Article III Board of Directors

Re: ZRCN Inc. incorporation of Harmony Energy Technologies Corporation Bylaws
Article II - Shareholder's Rights pages 1-4
Article III - Board of Directors pages 5-6

Article II Meeting of Stockholders

Section 2.1 Time and Place of Meetings

1. Annual meeting of the stockholders

   a. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting.
   b. The date, time, and place of the annual meeting, either within or without the State of Delaware, shall be determined by resolution of the Board.
   c. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
   d. Special meetings of the stockholders may be called by the Board.

Section 2.2 Notice of Meetings

a. Notice of each meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting in the manner prescribed by Section 9.1 hereof.

b. Section 9.1 Method of Notices.
Notice is required to be given to any stockholder, director, or committee member. Notice shall be in writing and may be given by hand delivery, by mail, postage prepaid, addressed to such stockholder, director, or committee member at his, her or its address as it appears on the books or the stock transfer records of the Corporation. Overnight courier service, telegram, cablegram or, to the extent permitted by the provisions of the General Corporation Law of the State of Delaware, electronic transmission; provided, however, that any notice given to a stockholder by electronic transmission must be given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid.

Any notice given by electronic transmission shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the committee member, director or stockholder has consented to receive notice:

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder, director, or committee member has consented to receive notice:

(iii) if by a posting on an electronic network together with separate notice to the stockholder, director, or committee member of such specific posting, upon the later of (A) such posting

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Adopted Bylaws of ZRCN Inc.
A Delaware Corporation
Article II Meeting of Shareholders and Article III Board of Directors

and (B) the giving of such separate notice; and if by any other form of electronic transmission, when directed to the stockholder, director, or committee member.

c. Notice given by any other method not described above shall only be deemed to have been given when actually received by the person or entity to whom such notice is intended to be given.

d. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.

e. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.

f. Notice of any meeting of stockholders shall not be required to be given to any stockholder who waives such notice, and such notice shall be deemed waived by any stockholder who attends such meeting in person or by proxy, except by a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.3 Adjournments.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such notice is otherwise expressly required by law or hereunder.

At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.4 List of Stockholders.

The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and specifying the address and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Upon the willful neglect or refusal of the Board to produce such a list at any meeting for the election of the Board, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence of which stockholders are entitled to examine the stock ledger, the list required by this

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Adopted Bylaws of ZRCN Inc.
A Delaware Corporation
Article II Meeting of Shareholders and Article III Board of Directors

section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.5 Quorum.

Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power to adjourn the meeting to another time and/or place by the affirmative vote of the holders of a majority of such shares

Section 2.6 Voting; Proxies.

a. At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and held by the stockholder and registered in the stockholder's name on the books of the Corporation:

(i) on the date fixed pursuant to Section 8.5 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; (pursuant to Section 8.5, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action.) or

(ii) if no such record date is so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting is given or (b) if notice of the meeting is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) Unless otherwise provided in a stockholders agreement, persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote such shares, unless in the pledgor's transfer on the books of the Corporation he, she or it expressly empowered the pledgee to vote such shares, in which case only the pledgee or the pledgee's proxy may represent and vote such stock. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

(c) Unless otherwise provided in a stockholders agreement, voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by his, her or its attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless that proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only for so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder who may have given a proxy prior to any meeting shall not, solely by attending such meeting, revoke the same unless he, she or it notifies the

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Adopted Bylaws of ZRCN Inc.
A Delaware Corporation
Article II Meeting of Shareholders and Article III Board of Directors

secretary of the meeting of his intent to revoke the proxy, in writing, prior to the voting of the proxy.

At any meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in the Certificate of Incorporation, a stockholders agreement, in these bylaws or by law) shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. Voting at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

Section 2.7 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board, or in the absence of such designation by a Chairman chosen at the meeting by the stockholders attending. The Corporation's Secretary shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

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EXHIBIT C

Resolutions of Governing Body of the Guarantors

WHEREAS, the Guarantors desire to enter into financing arrangements with Agent contemplated by the Credit Agreement, pursuant to which it is contemplated that Agent may make loans and advances and provide other financial accommodations to the Borrowers; and

WHEREAS, the Guarantors deem it to be to their direct benefit and in their best interests to enter into such financing arrangements with Agent and guaranty the obligations of the Borrowers arising under such financing arrangements; and

WHEREAS, the Guarantors deem it to be to their direct benefit and their best interests to grant to Agent a security interest in and general lien upon such assets and properties, real and personal, now owned or hereafter acquired by the Guarantors, as may now or from time to time be required by Agent as security for all now existing or hereafter arising obligations, liabilities and indebtedness of the Guarantors (or any subsidiary or affiliate of a Guarantor which becomes a Loan Party thereto as a Borrower or co-guarantor) to Agent, as an inducement to Agent to enter into the financing arrangements with the Borrowers and Guarantors (or any other future Loan Party).

NOW, THEREFORE, it is hereby:

RESOLVED, that any of the officers or agents of the Guarantors, and each of them, are hereby authorized, directed and empowered, either jointly or severally, for and on behalf of and in the name of the Guarantors: (a) to enter into the Credit Agreement and such other agreements, Other Documents and instruments as are referred to in the Credit Agreement or contemplated thereby or otherwise related thereto as they, or any of them, may see fit, including without limitation, any amendments to the foregoing (collectively the "***Financing Documents***"); (b) to absolutely and unconditionally guarantee all existing and hereafter arising Obligations of the Borrowers and other Loan Parties owing to Agent as set forth in the Financing Documents, and (c) to increase, extend or renew any obligation owing to Agent; and it is further

RESOLVED, that any of the officers or agents of the Guarantors, and each of them, are hereby authorized, directed, and empowered, either jointly or severally, for and on behalf of and in the name of the Guarantors to sell, transfer, lease, assign, hypothecate, set over, grant security interests in, mortgage or pledge any or all of the assets and properties of the Guarantors, real, personal, or mixed, tangible or intangible, now owned or hereafter acquired as security or otherwise; and it is further

RESOLVED, that any of the officers or agents of the Guarantors, and each of them, are hereby authorized, directed and empowered either jointly or severally, for and on behalf of and in the name of the Guarantors to make, execute and deliver the Credit Agreement and any and all Other Documents, agreements, and instruments with or in favor of Agent with respect to the financing arrangements of the Guarantors with Agent, together with any related Uniform Commercial Code financing statements, and any and all amendments, supplements, modifications, extensions, restatements, renewals, replacements and any additional agreements, documents and instruments relating to the foregoing or requested by Agent and all such agreements, documents and instruments shall contain such terms, conditions and waivers as such officer or agent deems necessary or desirable in the interest of the Guarantors, and the execution of any such agreement, document or instrument by any such officer or agent shall be conclusive proof of the approval of all of the terms and conditions thereof for and on behalf of the Guarantors; and it is further

7943568.4

RESOLVED, that all action heretofore taken and all documentation heretofore delivered by any of said officers and agents, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of the Guarantors in accordance with the respective terms and provisions thereof; and it is further

RESOLVED, that Agent is authorized to rely upon the foregoing resolutions and that the authorization herein set forth shall remain in full force and effect until written notice of their modification or discontinuance shall be given to and actually received by Agent, but no such modification or discontinuance shall affect the validity of the acts of any person, authorized to so act by these resolutions performed prior to the receipt of such notice by Agent.

[SIGNATURE PAGE FOLLOWS]

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7943568.4

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "ZRCN INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF MAY, A.D. 2024.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

Jeffrey W. Bullock, Secretary of State

6917345 8300

SR# 20242017761

Authentication: 203444253

Date: 05-10-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

Secretary of State
Certificate of Status

I, SHIRLEY N. WEBER, PH.D., California Secretary of State, hereby certify:

Entity Name:	ZRCN Inc.
Entity No.:	5723525
Registration Date:	06/13/2023
Entity Type:	Stock Corporation - Out of State - Stock
Formed In:	DELAWARE
Status:	Active

The above referenced entity is active on the Secretary of State's records and is qualified to transact intrastate business in California.

This certificate relates to the status of the entity on the Secretary of State's records as of the date of this certificate and does not reflect documents that are pending review or other events that may impact status.

No information is available from this office regarding the financial condition, status of licenses, if any, business activities or practices of the entity.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of May 10, 2024.

SHIRLEY N. WEBER, PH.D.
Secretary of State

Certificate No.: 209025721

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at **bizfile**Online.sos.ca.gov.

EXHIBIT E

Incumbent Officer Signatures

GUARANTOR	Name & Title of Officer	Signature
ZRCN INC.	John Stauss, CEO	
	Robert Wyler, Secretary	
	Ron Bourque, Director Fin	
ZIRCON DE MEXICO S.A. DE C.V.	John Stauss, President	
ZIRCON CORPORATION LIMITED	John Stauss President	

7943568.4

Dated: May , 2024

"Creditor"

Stauss Family Administrative Trust

By: ______________________

By: KW Stauss

1580 Dell Ave.
Campbell CA 95008

[Signature Page to Subordination Agreement (Zircon)]

The undersigned, being the Debtor named in the foregoing Agreement, hereby waives its confidentiality rights with respect to such Agreement, accepts and consents to such Agreement, and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to FGI Worldwide LLC and to pay its Obligations only in accordance therewith.

Dated: May 20, 2024

"Debtor"

Zircon Corporation, a California corporation

By: ____________________

[Signature Page to Subordination Agreement (Zircon)]

This certification is provided to FGI Worldwide LLC (as agent for certain lenders, hereinafter, "Bank").

1. The following Trust is a valid and existing trust; we are the only currently acting Trustees of the Trust:

Name of Trust Stauss Family Administrative Trust

Date of Trust October 11, 2001

Date(s) Amended, If Any October 27, 2006, December 11, 2017

State in Which Trust Was Established California

Trustor(s) / Settlor(s) Charles J. Stauss and Elsbeth Schmae Stauss

Acting Trustee(s) John R Stauss, Kurt W Stauss, and Eric C Stauss

Social Security or Trust Tax ID Number ____________________

2. The Trust requires the following number of Trustee(s) to sign and act together to exercise powers under the Trust: **If a box is not checked, Trustees represent that any one Trustee may act alone to exercise trust powers and to execute documents obligating the Trust.**

☐ One Trustee acting alone
X☐ Two Trustees acting together
☐ Other:

Title to Trust assets may be held in the name of the Trust, in the name(s) of the Trustees on behalf of the trust, or: *(specify any other method, if applicable)*

3. The Trust is in full force and effect and has not been revoked, terminated, or otherwise amended in any manner that would cause the representations in this Certification to be incorrect. The Trust is:

IMPORTANT - Check the status box that applies to the Trust: ☐ Revocable ☐ Irrevocable

OR

☐ Amendable ☐ Non-amendable

4. This Section must be completed in order for Bank to process your request. If you are unsure of the powers granted to the trustee(s) by the Trust Agreement, you should review the Trust Agreement and consult with your attorney prior to completing this form.

	Trustee(s) has power to:	Trustee(s) does not have power to:	The Trustee(s) must check a box indicating that the Trustee(s) has or does not have the following powers related to transactions with the Bank:
a.	☐X	☐	Enter into Bank transactions, execute related comments, and pay related Bank fees, interest, charges or commissions.
b.	☐X	☐	Withdraw or transfer Trust assets from the Bank.
c.	☐X	☐	Deposit and hold Trust funds in interest bearing/non-interest bearing accounts for Trust.
d.	☐X	☐	Enter into electronic fund transfers related to Trust funds, loan payments, safe deposit box and cash management arrangements.
e.	☐X	☐	Deposit funds and maintain trust property with Bank in amounts greater than the maximum FDIC coverage without collateralization from the Bank.
f.	☐X	☐	Borrow money from the Bank, either alone or jointly with others, for any purpose, and repay the debt with Trust assets.
g.	☐X	☐	Secure with any Trust asset, any obligation of the Trust to the Bank.
h.	☐X	☐	Guaranty or pledge any Trust asset as collateral to secure any obligation of any person or entity to the Bank and pay any sum due under any such guaranty or pledge with any Trust asset, and to secure any such guaranty with any Trust asset.
i.	☐X	☐	Subordinate any debt or obligation owed to the Trust to any debt or obligation owed to Bank and to subordinate any lien or security interest held by the Trust to any lien or security interest held by the Bank.
j.	☐X	☐	Exercise such other trustee powers as may be conferred from time to time by law.

5. The Trustee(s) of the Trust certifies that all actions taken by the Trustee(s) relating (i) to a loan or a line of credit from the Bank and (ii) to the collateral, are authorized by the Trust and are for a valid and permissible Trust purpose. To the best of my knowledge, there are no claims, challenges of any kind or causes of action alleged, contesting or questioning the validity of the Trust or the Trustee's authority to act for the Trust.

This Certification is provided pursuant to California Probate Code § 18100.5, Oregon Revised Statutes § 130.860, Revised Code of Washington 11.98.075, or Nevada Revised Statutes §§ 164.400-164.440, as applicable. Trustee(s) acknowledge that the Bank may act in reliance on this Certification and may enforce any transaction entered into with Trustee. The Bank shall have no responsibility to interpret the terms of the Trust even if the Bank has received a copy of the Trust Agreement or any amendment. I agree to provide reasonable advance notice to the Bank of any amendments made to the Trust, any change in trustees, or any other event that might affect any right, duty or authorization of any person, including Bank, with respect to the Trust.

This Certification is being signed by all of the currently acting Trustees of the Trust under penalty of perjury:

Date: 5-31-2024

[signature]
Signature of Trustee
John Stauss
Name Typed or Printed

KW STAUSS
Signature of Trustee
Kurt W Stauss
Name Typed or Printed

7061407.2

CALIFORNIA

NOTARY ACKNOWLEDGMENT FORM

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of Santa Clara)

On May 31st 2024 (Date) before me, Elizabeth Hodge (Name) Notary Public,

personally appeared John Stauss + Kurt Stauss
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

ELIZABETH HODGE
Notary Public - California
Santa Clara County
Commission # 2437396
My Comm. Expires Feb 14, 2027

Signature Elizabeth Hodge
Signature of Notary Public

(Place Notary Seal Above)

7961497.2

This certification is provided to PGI Worldwide LLC (as agent for certain lenders, hereinafter, "Bank").

1. The following Trust is a valid and existing trust; we are the only currently acting Trustees of the Trust:

Name of Trust Stauss 2014 Revocable Trust

Date of Trust 5-20-2014

Date(s) Amended, If Any 12-25-2022

State in Which Trust Was Established California

Trustor(s) / Settlor(s) John R. Stauss, AnnaMarie Stauss

Acting Trustee(s) Same as above

Social Security or Trust Tax ID Number 561-23-7200

2. The Trust requires the following number of Trustee(s) to sign and act together to exercise powers under the Trust: ☒ One Trustee acting alone ☐ Two Trustees acting together ☐ Other:

If a box is not checked, Trustees represent that any one Trustee may act alone to exercise trust powers and to execute documents obligating the Trust.

Title to Trust assets may be held in the name of the Trust, in the name(s) of the Trustees on behalf of the trust, or: *(specify any other method, if applicable)*

3. The Trust is in full force and effect and has not been revoked, terminated, or otherwise amended in any manner that would cause the representations in this Certification to be incorrect. The Trust is:

IMPORTANT - Check the status box that applies to the Trust: ☒ Revocable ☐ Irrevocable OR ☐ Amendable ☐ Non-amendable

4. This Section must be completed in order for Bank to process your request. If you are unsure of the powers granted to the trustee(s) by the Trust Agreement, you should review the Trust Agreement and consult with your attorney prior to completing this form.

	Trustee(s) has power to:	Trustee(s) does not have power to:	The Trustee(s) must check a box indicating that the Trustee(s) has or does not have the following powers related to transactions with the Bank:
a.	☒	☐	Enter into Bank transactions, execute related comments, and pay related Bank fees, interest, charges or commissions.
b.	☒	☐	Withdraw or transfer Trust assets from the Bank.
c.	☒	☐	Deposit and hold Trust funds in interest bearing/non-interest bearing accounts for Trust.
d.	☒	☐	Enter into electronic fund transfers related to Trust funds, loan payments, safe deposit box and cash management arrangements.
e.	☒	☐	Deposit funds and maintain trust property with Bank in amounts greater than the maximum FDIC coverage without collateralization from the Bank.
f.	☒	☐	Borrow money from the Bank, either alone or jointly with others, for any purpose, and repay the debt with Trust assets.
g.	☒	☐	Secure with any Trust asset, any obligation of the Trust to the Bank.
h.	☒	☐	Guaranty or pledge any Trust asset as collateral to secure any obligation of any person or entity to the Bank and pay any sum due under any such guaranty or pledge with any Trust asset, and to secure any such guaranty with any Trust asset.
i.	☒	☐	Subordinate any debt or obligation owed to the Trust to any debt or obligation owed to Bank and to subordinate any lien or security interest held by the Trust to any lien or security interest held by the Bank.
j.	☒	☐	Exercise such other trustee powers as may be conferred from time to time by law.

5. The Trustee(s) of the Trust certifies that all actions taken by the Trustee(s) relating (i) to a loan or a line of credit from the Bank and (ii) to the collateral, are authorized by the Trust and are for a valid and permissible Trust purpose. To the best of my knowledge, there are no claims, challenges of any kind or causes of action alleged, contesting or questioning the validity of the Trust or the Trustee's authority to act for the Trust.

This Certification is provided pursuant to California Probate Code § 18100.5, Oregon Revised Statutes § 130.860, Revised Code of Washington 11.98.075, or Nevada Revised Statutes §§ 164.400-164.440, as applicable. Trustee(s) acknowledge that the Bank may act in reliance on this Certification and may enforce any transaction entered into with Trustee. The Bank shall have no responsibility to interpret the terms of the Trust even if the Bank has received a copy of the Trust Agreement or any amendment. I agree to provide reasonable advance notice to the Bank of any amendments made to the Trust, any change in trustees, or any other event that might affect any right, duty or authorization of any person, including Bank, with respect to the Trust.

This Certification is being signed by all of the currently acting Trustees of the Trust under penalty of perjury:

Date

[signature]

Signature of Trustee

John Stauss

Name Typed or Printed

Signature of Trustee

Name Typed or Printed

CALIFORNIA

NOTARY ACKNOWLEDGMENT FORM

> A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of Santa Clara)

On May 30th, 2024 (Date) before me, Elizabeth Hodge (Name) Notary Public,

personally appeared John Strauss
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

ELIZABETH HODGE
Notary Public - California
Santa Clara County
Commission # 2437396
My Comm. Expires Feb 14, 2027

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

(Place Notary Seal Above)

7961506.2

[Execution]

VALIDITY GUARANTY

THIS VALIDITY GUARANTY dated as of May 31, 2024 (this "Validity Guaranty"), is made and entered into by JOHN STAUSS, in his individual capacity (the "Validity Guarantor"), in favor of FGI WORLDWIDE LLC, a Delaware limited liability company ("Agent"), as agent for the lenders identified under the terms and provisions of the Credit Agreement described below (collectively, together with Agent, the "Lenders).

RECITALS:

WHEREAS, pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated the date hereof (as amended or modified from time to time, the "Credit Agreement"), by and among ZIRCON CORPORATION, a California corporation ("Zircon"; and together with any other Person who joins the Credit Agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), ZRCN INC., a Delaware corporation ("Parent"), ZIRCON DE MEXICO S.A. DE C.V., a sociedad anónima de capital variable ("Zircon MX"), and ZIRCON CORPORATION LIMITED, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent and Zircon MX and each other guarantor party thereto from time to time, collectively, the "Guarantors", and each a "Guarantor"), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the "Lenders" and each individually a "Lender") and FGI, as agent for Lenders, the Lenders will provide financial accommodations to the Borrower and the other Loan Parties;

WHEREAS, as a condition and requirement for the extensions of credit to Borrowers which are contemplated under the Credit Agreement, Agent has requested that Validity Guarantor execute and deliver this Validity Guaranty; and

WHEREAS, Validity Guarantor has determined that Validity Guarantor's execution, delivery and performance of this Validity Guaranty shall directly benefit, and is in the best interests of, Borrowers in order to facilitate the contemplated extension of credit.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Agent to enter into the Credit Agreement and for Lenders to provide the foregoing extensions of credit to Borrowers, Validity Guarantor hereby agrees with Agent as follows:

SECTION 1. Definitions. All terms used in this Validity Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings and definitions herein as are set forth and provided for in the Credit Agreement.

SECTION 2. Validity Guaranty. Validity Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Agent, the payment upon demand of all present and future losses and/or damages actually suffered or incurred by Agent or by any of the Lenders under and with respect to the Credit Agreement and the Other Documents, together with all fees, costs and expenses incurred by Agent or any of the Lenders in connection therewith, including,

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without limitation, all attorneys' fees and legal expenses actually incurred (collectively, the "Guaranteed Obligations"), in each case arising out of, in connection with or as a result of any of the following listed events or occurrences (collectively, the "Validity Guaranty Carveout Events"):

(i) fraud, gross negligence, intentional or willful misconduct or material misrepresentation or omission by Validity Guarantor;

(ii) fraud, gross negligence, intentional or willful misconduct or material misrepresentation or omission by any Borrower, any Guarantor (Borrowers together with Guarantors each individually an "Obligor", and collectively the "Obligors"), or any Person (including, without limitation, any employee, officer, member, manager of any Obligor), to the extent acting at the express direction of Validity Guarantor (Validity Guarantor, each of the Borrowers, each of the Guarantors and each such other Person, a "Validity Guaranty Party");

(iii) embezzlement, theft, misappropriation or conversion by any Validity Guaranty Party or by any Person acting at the direction of any Validity Guaranty Party of any Collateral, or proceeds of any Collateral (including insurance proceeds) or any other act that has the effect of impairing any Validity Guaranty Parties' or Agent's rights, title or interests in the Collateral;

(iv) the intentional removal or disposal of any portion of the Collateral after any Event of Default (other than (A) in the ordinary course of business, or (B) as otherwise contemplated under or permitted under the terms and provisions of the Credit Agreement or any of the Other Documents), other than at the direction of Agent in connection with Agent's exercise of remedies under the Credit Agreement;

(v) [Reserved]

(vi) the hinderance, delay or obstruction by Validity Guaranty Party or any Person acting at the direction of any Validity Guaranty Party, to frustrate Agent's pursuit or enforcement of any of the rights or remedies of Agent under the Credit Agreement and the Other Documents (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or the Collateral or any portion thereof); or

(vii) [Reserved]

(viii) any representation or warranty made regarding the Collateral by the Obligors to Agent and Lenders in the Credit Agreement or any Borrowing Certificate delivered by the Borrowing Agent under the Credit Agreement to the Agent shall prove to be inaccurate in any material respect as a result of the intentional, willful or grossly negligent action or inaction by any Validity Guaranty Party or Person acting at the direction of any Validity Guaranty Party;

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(ix) the failure of Validity Guarantor to comply with Section 7 of this Validity Guaranty in any material respect.

By acceptance of this Validity Guaranty, Agent and Lenders hereby expressly acknowledge and agree that any determination as to whether and when any of the Validity Guaranty Carveout Events shall have occurred shall be based upon a standard of commercial reasonableness, as interpreted pursuant to Applicable Law under all of the facts and circumstances existing at such time. Without limiting the generality of the foregoing, Validity Guarantor's liability shall extend to any amounts that constitute part of the Guaranteed Obligations which would be owed by the Borrowers to Agent under the Credit Agreement or any of the Other Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Obligor. Notwithstanding anything contained in this Validity Guaranty to the contrary, however, in no event shall Validity Guarantor be liable or responsible hereunder for any of the indirect, punitive, exemplary or consequential damages of Agent or any of the Lenders.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) Validity Guarantor hereby guarantees that, in the event of a determination that any of the Validity Guaranty Carveout Events has occurred and has not been waived in writing by the Agent, the Guaranteed Obligations will be paid by Validity Guarantor upon demand, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent with respect thereto. Validity Guarantor agrees (and hereby waives any requirement): that Agent need not attempt to collect any Guaranteed Obligations from any Obligor, or to realize upon any Collateral or any other property or collateral to enforce the obligations hereunder. The obligations of Validity Guarantor under this Validity Guaranty are independent of the obligations of any Obligor under the Credit Agreement and the Other Documents, and, in the event of a determination that any of the Validity Guaranty Carveout Events has occurred and has not been waived in writing by the Agent, a separate action or actions may be brought and prosecuted against Validity Guarantor to enforce this Validity Guaranty, irrespective of whether any action is brought against any Obligor or whether any Obligor is joined in any such action or actions. This Validity Guaranty may not be revoked by Validity Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Validity Guarantor and after Validity Guarantor's death (in which event this Validity Guaranty shall be binding upon Validity Guarantor's estate. To the extent permitted under applicable law, Validity Guarantor hereby irrevocably waives any defenses it may now or hereafter have available to guarantors, sureties, and other secondary parties at law or in equity, including, but not limited to, any defenses in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of the Credit Agreement or any Other Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to depart from the Credit Agreement or any Other Document,

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including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Obligor or otherwise;

(iii) any impairment, deterioration, waste, taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(iv) the existence of any claim, set-off, defense or other right that Validity Guarantor may have against any Person, including, without limitation, Agent;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Obligor;

(vi) whether or not Agent exercises or refrains from exercising any rights against any Borrower or any other Obligor, and whether or not Agent releases or substitutes any one or more endorsers, guarantors or other Obligors;

(vii) whether or not Agent settles or compromises any of the Obligations, any security therefor, or any liability (including any of those of Validity Guarantor under this Validity Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Obligor to its creditors;

(viii) whether or not Agent applies any sums by whomever paid or however realized to any liability or liabilities of Validity Guarantor to Agent regardless of what liability or liabilities of Validity Guarantor remain unpaid; or

(ix) any other circumstance (including any statute of limitations) or manner of administering the Obligations or any existence of or reliance on any representation by Agent that might vary the risk of Validity Guarantor or otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor or any other guarantor or surety.

This Validity Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

(b) This Validity Guaranty is a continuing guaranty and shall remain in full force and effect until the later of (x) the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Validity Guaranty and the termination of the Credit Agreement (and any commitments thereunder) and (y) the Maturity Date.

(c) This Validity Guaranty includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the

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maximum extent permitted by law, Validity Guarantor hereby waives any right to revoke this Validity Guaranty as to future Guaranteed Obligations. The guaranty by Validity Guarantor hereunder is a guaranty of payment and not of collection and is absolute. The obligations of Validity Guarantor hereunder are independent of the obligations of any other Guarantor or any other Person and a separate action or actions may be brought and prosecuted against Validity Guarantor whether or not action is brought against any other Guarantor or any other Person and whether or not any other Guarantor or any other Person be joined in any such action or actions. Validity Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Validity Guarantor is informed of, and shall keep itself informed of, the financial condition of each of the Borrowers.

SECTION 4. Waivers. Validity Guarantor hereby waives, to the full extent permitted by applicable law, (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower; (iii) notice of any actions taken by Agent, any Borrower or other Obligor under the Credit Agreement or any Other Document or any other agreement or instrument related thereto; (iv) notice of any Defaults or Events of Default under the Credit Agreement or Other Documents; (v) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of Validity Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Validity Guarantor of its obligations hereunder; (vi) any right to compel or direct Agent to seek payment or recovery of any amounts owed under this Validity Guaranty from any one particular fund or source; (vii) any requirement that Agent protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any Borrower, any other Obligor, any other Person or any Collateral; and (viii) any other defense available to Validity Guarantor. Validity Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated under the Credit Agreement and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Validity Guarantor hereby waives any right to revoke this Validity Guaranty, and acknowledges that this Validity Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5. Subrogation. (a) Until the final payment in cash and performance in full of all of the Obligations and the termination of the Credit Agreement (and any commitments thereunder): Validity Guarantor shall not exercise any rights against any Borrower or any other Obligor arising as a result of payment by Validity Guarantor of any of the Guaranteed Obligations, whether by way of subrogation, reimbursement, restitution, contribution or otherwise, and Validity Guarantor will not prove any claim in competition with Agent in respect of any payment hereunder in any insolvency proceedings; Validity Guarantor will not claim any set-off, recoupment or counterclaim against any Borrower or any other Obligor in respect of any liability any Borrower or any Obligor to Validity Guarantor; and Validity Guarantor waives any benefit of and any right to participate in any collateral security which may be held by Agent. Anything to the contrary contained in the foregoing notwithstanding, Validity Guarantor shall not exercise any such rights against any Borrower (including after payment in full of the Obligations and the termination of the Credit Agreement (and any commitments thereunder)) if all or any portion of the Obligations shall have been satisfied in connection with

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an exercise of remedies by Agent in respect of the equity interests of such Borrower, whether pursuant to the Credit Agreement, the Other Documents or otherwise.

(b) The payment of any amounts due with respect to any Indebtedness of one or more of Borrowers or other Obligors for money borrowed or credit received now or hereafter owed to Validity Guarantor is hereby subordinated to the prior payment in full of all of the Obligations, unless such payments are explicitly permitted under the terms of the Credit Agreement or Other Documents. Validity Guarantor agrees that, after the occurrence of any Default or Event of Default, Validity Guarantor will not, without the express written consent of Agent, demand, sue for or otherwise attempt to collect any such Indebtedness of any Borrower or any Obligor to Validity Guarantor until the final payment in cash and performance in full of all of the Obligations and the termination of the Credit Agreement (and any commitments thereunder). If, notwithstanding the foregoing sentence, Validity Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by Validity Guarantor as trustee for Agent and be promptly paid over to Agent on account of the Obligations, without affecting in any manner the liability of Validity Guarantor under the other provisions of this Validity Guaranty.

SECTION 6. Representations and Warranties. Validity Guarantor hereby represents and warrants to Agent as follows:

(a) Validity Guarantor has the legal capacity and right to execute, deliver and perform this Validity Guaranty.

(b) This Validity Guaranty, when delivered, will be a legal, valid and binding obligation of Validity Guarantor, enforceable against Validity Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(c) [Reserved]

(d) [Reserved]

(e) [Reserved]

(f) All representations and warranties of Validity Guarantor set forth in this Validity Guaranty are and will be true and correct in all material respects at the time as of which such representations were made and on the Closing Date.

(g) Validity Guarantor has filed or caused to be filed all tax returns which Validity Guarantor is required to file and has paid all taxes shown to be due and payable on such returns or on any assessments made against Validity Guarantor or any of Validity Guarantor's property by any Governmental Authority except to the extent any such taxes are being contested in good faith or payment date extended in accordance with applicable law. No tax Lien has been filed with respect to any material tax liability against Validity

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Guarantor, and, to Validity Guarantor's knowledge, no tax assessment is pending against Validity Guarantor.

(h) [Reserved]

SECTION 7. Covenants. Validity Guarantor hereby covenants and agrees that, until the final payment in cash and performance in full of all of the Obligations and the termination of the Credit Agreement (and any commitments thereunder), Validity Guarantor will, to the extent within the power and authority of Validity Guarantor to do so:

(a) comply with the terms of the Credit Agreement and Other Documents with respect to any limitations on distributions, dividends, transactions with affiliates, payments of subordinated and junior indebtedness and other restricted payments;

(b) pay all taxes, assessments, government charges and other obligations when due, except as may be contested in good faith or payment date extended in accordance with applicable law or those as to which a bona fide dispute may exist;

(c) in the event that Agent shall be enforcing rights and remedies against Obligors and/or the Collateral following the occurrence of an Event of Default, at Agent's option, use commercially reasonable efforts to assist Agent in disposing of the Collateral and collecting the Receivables. When asked by Agent to render such assistance, Validity Guarantor shall exert commercially reasonable efforts to obtain sales of such Collateral at the best obtainable prices and terms and to collect such Receivables at their full face value. Validity Guarantor shall not have any authority to bind Agent, except such specific authority as Agent may grant in writing; and

(d) (i) not do anything to impede or interfere with the normal collection and payment of the Collateral or the exercise by Agent of its rights and remedies against Obligors and/or the Collateral, (ii) cooperate with Agent at all times in connection with any actions taken by Agent pursuant to the Credit Agreement to monitor, administer, enforce or collect the Collateral, and (iii) in the event any Company should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any Obligations remain outstanding, assist Agent in connection with any such action, as Agent may in its Permitted Discretion request.

SECTION 8. Right of Set-off. Upon the occurrence of a Validity Guaranty Carveout Event that is not waived in writing by Agent, Agent may, and is hereby authorized to, at any time and from time to time, without notice to Validity Guarantor (any such notice being expressly waived by Validity Guarantor) and to the fullest extent permitted by law, set-off and apply any and all indebtedness at any time owing by Agent to or for the credit or the account of Validity Guarantor against any and all obligations of Validity Guarantor either now or hereafter existing under this Validity Guaranty, the Credit Agreement or any Other Document, irrespective of whether or not Agent shall have made any demand under this Validity Guaranty, the Credit Agreement or any Other Document and although such obligations may be contingent or unmatured. The rights of Agent under this Section 8 are in addition to other rights and remedies

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(including, without limitation, other rights of set-off) which Agent may have under this Validity Guaranty, the Credit Agreement or any Other Document in law or otherwise.

SECTION 9. Payments; Notices, Etc. Upon the occurrence of a Validity Guaranty Carveout Event that is not waived in writing by Agent, Validity Guarantor will make each payment hereunder in lawful money of United States of America and in immediately available funds to Agent at such address specified by Agent from time to time by notice to Validity Guarantor. All notices and other communications provided for hereunder shall be in writing and shall be mailed, emailed, telecopied or delivered, if to Validity Guarantor, to it at Validity Guarantor's address set forth in the introductory paragraph of his Validity Guaranty, or if to Agent, to it at its address set forth in the Credit Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if mailed, when received or seven days after deposited in the mail, whichever occurs first, (ii) if emailed or telecopied, when transmitted and confirmation is received, or (iii) if hand delivered or if by nationally recognized overnight courier, upon delivery.

SECTION 10. GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL, ETC.

(a) THIS VALIDITY GUARANTY, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS VALIDITY GUARANTY, AND ALL RELATED AGREEMENTS AND DOCUMENTS (UNLESS AND EXCEPT EXPRESSLY PROVIDED OTHERWISE IN ANY SUCH RELATED AGREEMENT OR DOCUMENT), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF THIS VALIDITY GUARANTY AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

(b) Any legal proceeding arising out of or in any way related to this Validity Guaranty may be brought and litigated in any pf the state or federal courts located in the State of New York in any county which Agent has a business location, the selection of which shall be in the exclusive discretion of Agent. Validity Guarantor hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in any inconvenient forum or that the venue thereof is improper. Validity Guarantor irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, VALIDITY GUARANTOR AND AGENT EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE TRANSACTION DOCUMENTS.

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(d) Validity Guarantor agrees to pay any and all reasonable costs, fees, and expenses actually incurred by Agent, on demand, in any way related to the enforcement or protection of Agent's rights hereunder, except those costs, fees and expenses incurred solely as a result of Agent's gross negligence or willful misconduct.

SECTION 11. Miscellaneous.

(a) Validity Guarantor and Agent hereby acknowledge and agree that this Validity Guaranty, the Credit Agreement and the Other Documents reflect the entire understanding of the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. No amendment of any provision of this Validity Guaranty shall be effective unless it is in writing and signed by Validity Guarantor and Agent, and no waiver of any provision of this Validity Guaranty, and no consent to any departure by Validity Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Validity Guarantor and Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of Agent to exercise, and no delay in exercising, any right hereunder, the Credit Agreement or under any Other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder, the Credit Agreement or under any Other Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Agent provided herein, the Credit Agreement and in the Other Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Agent under the Credit Agreement or any Other Document against any party thereto are not conditional or contingent upon any attempt by Agent to exercise any of its rights under the Credit Agreement or any Other Document against such party or against any other Person.

(c) This Validity Guaranty shall (i) be binding upon Validity Guarantor and Validity Guarantor's estate and (ii) inure, together with all rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, Agent may pledge, assign or otherwise transfer all or any portion of Agent's rights and obligations under the Credit Agreement or any Other Document (including this Validity Guaranty) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Agent herein or otherwise, in each case as provided in the Credit Agreement. None of the rights or obligations of Validity Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Agent and any assignment or transfer in violation of the foregoing shall be null and void. Notwithstanding anything to the contrary herein, the liability of the Validity Guarantor under this Validity Guaranty shall be limited to an amount not to exceed five million dollars ($5,000,000).

(d) Any provision of this Validity Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(e) Delivery of an executed counterpart of this Validity Guaranty by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Validity Guaranty. Any party delivering an executed counterpart of this Validity Guaranty by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Validity Guaranty, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Validity Guaranty.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

Name: John Stauss

Principal Residence:
20 Chestnut Ave
Los Gatos CA 95030

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